Exhibit 10.7

Execution version

LOAN AGREEMENT WITH MORTGAGE GUARANTEE

entered into by and between

CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE OF TRUST

NUMBER CIB/3001, DENOMINATED BY THE PARTIES AS “MURANO 2000 TRUST”,

as Borrower,

OPERADORA HOTELERA G.I., S.A. DE C.V.,

as Joint and Several Obligor,

BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE,

as Lender and

Administrative and collateral agent;

CAIXABANK, S.A. AND BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.,

INSTITUCIÓN DE BANCA DE DESARROLLO,

as Creditors; and

with the appearance of

(I)            BVG WORLD, S.A. DE C.V. and MURANO PV, S.A. DE C.V.,

exclusively for purposes of the provisions of Clauses Ten and Eleven of this Agreement and (II) ELÍAS SACAL CABABIE exclusively for purposes of the provisions of Clauses

Two Bis, Three, and Nineteen of this Agreement.

October 4, 2019

LOAN AGREEMENT WITH MORTGAGE GUARANTEE (“AGREEMENT”) ENTERED INTO BY AND BETWEEN:

(I)	CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE OF TRUST CIB/3001, REFERRED TO BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER (“BORROWER” OR “BORROWER TRUST”, INTERCHANGEABLY);

(II)	OPERADORA HOTELERA G.I., S.A. DE C.V., IN ITS CAPACITY AS JOINT AND SEVERAL OBLIGOR (“JOINT AND SEVERAL OBLIGOR”);

(III)	BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS ADMINISTRATIVE AND COLLATERAL AGENT (“AGENT”);

(IV)	BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE (“SABADELL”), CAIXABANK, S.A. (“CAIXABANK”) AND BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C., INSTITUCIÓN DE BANCA DE DESARROLLO (“BANCOMEXT”) AND EACH ENTITY THAT ACQUIRES THE CAPACITY OF “CREDITOR” AFTER THE DATE OF THIS AGREEMENT, IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE NINETEEN BELOW (“CREDITORS” AND ALL OF THEM JOINTLY WITH THE BORROWER AND THE JOINT AND SEVERAL OBLIGOR, THE “PARTIES”); AND

(V)	WITH THE APPEARANCE OF (1) BVG WORLD, S.A. DE C.V. (“BVG”) AND MURANO PV, S.A. DE C.V. (“MURANO PV”) EXCLUSIVELY FOR PURPOSES OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND (2) ELÍAS SACAL CABABIE EXCLUSIVELY FOR PURPOSES OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THIS AGREEMENT, IN ACCORDANCE WITH THE FOLLOWING RECITALS, REPRESENTATIONS, AND CLAUSES:

R E CI T AL S

[The Notary shall include all the recitals of the Project Properties].

I.          The Borrower Trust was established, by means of the Management Trust Agreement dated May 28, 2018, identified with number CIB/3001, denominated by the parties as the “Murano 2000 Trust”, entered into by and between CIBanco, S.A., Institución de Banca Múltiple, as trustee, CIBanco, S.A., Institución de Banca Múltiple as trustee of Master Trust Agreement under number CIB/3000, as Settlor A and beneficiary, and BVG World, S.A. de C.V., as Settlor B and beneficiary, which was ratified by the parties thereto through public instrument number 86,714 dated May 31, 2018, granted before Roberto Garzón Jimenez, Notary Public 242 of Mexico City, acting as associate of the notarial records of Marco Antonio Ruíz Aguirre Notary Public number 229.

II.         On June 28, 2019, CIBanco, S.A., Institución de Banca Múltiple, as trustee of Irrevocable Security Trust No. F/00455, entered into a certain Agreement for the Transfer and Partial Termination of Irrevocable Security Trust No. F/00455 and contribution to Management Trust Number CIB/3001, which is recorded in public instrument number 18,465 dated June 28, 2019, granted before Enna Rosa Valencia Rosado, Notary Public number 14 of the State of Quintana Roo, which has been recorded in the Public Registry of Property and Commerce of Quintana Roo, under real folios 423311, 423314, and 423315, on October 1, 2019, whereby, among other things, it transferred to the Trust Property on behalf of BVG (the latter acting as Settlor of the Properties with respect to the Borrower) the Properties referred to in such instrument (“Transfer and Partial Termination Agreement”).

III.        On September 5, 2019, the Borrower Trust, as lessor, and the Joint and Several Obligor, as lessee, with the appearance of Murano at GV, S.A. de C.V., entered into a lease agreement whereby the Borrower Trust granted on lease, among other things, the Hotels and furniture of the Hotels in accordance with the terms and conditions set forth therein (“Lease Agreement”).

IV.        By means of the Hotel Operation and Management Services Agreement dated September 10, 2019, entered into by and between AMR Operaciones MX, S. de R.L. de C.V., as operator, and the Joint and Several Obligor, as lessee of the Hotels, the parties established, among others, the terms and conditions for the operation and management of the Hotel that will operate in the Project.

V.         On October 2, 2019, Murano at GV, S.A. de C.V., in its capacity as manager under the Borrower Trust, instructed the trustee of the Borrower Trust to enter into this Agreement, the Security Trust and the Pledge, and any documents, instruments, and other legal acts arising therefrom.

VI.       On this same date, (i) the Borrower, as Settlor A and secondary beneficiary; (ii) the Joint and Several Obligor, as Settlor B and secondary beneficiary; (iii) BVG, as Settlor C and secondary beneficiary; (iv) Sabadell, as primary beneficiary, in its capacity as Agent and for the benefit of the Creditors; and (v) Banco Actinver, S.A., Institución Banca Múltiple, Grupo Financiero Actinver, as trustee, entered into irrevocable security, management, and source of payment trust agreement number 4207, whereby the Settlors, contributed to the trust property the assets and rights described therein to serve as a guarantee and a source of payment of the Loan (“Security Trust”).

VII.      On the same date, the Borrower, as pledgor, and Sabadell, as pledgee, in its capacity as collateral agent and for the benefit of the Creditors, entered into a non-possessory pledge agreement with respect to the furnishings of the Hotels in order to establish a first-priority lien on such property to secure, among other things, the payment of the Loan (“Pledge”).

VIII.     Capitalized terms used in the Recitals and Representations have the meanings given to them in Section One of this Agreement.

R E P R E S E N T A T I O N S

I.             The Borrower, exclusively in its capacity as trustee of the Borrowed Trust, through its trust officers, represents under oath, that:

(a)            It is a financial entity duly incorporated and validly existing under the laws of Mexico, which appears to the execution of this Agreement exclusively in its capacity as trustee of the Borrower Trust.

(b)           Its trust officers have the requisite authority to enter into this Agreement, on behalf of the trustee, and such authority has not been revoked, modified, or limited in any way as of the date of this Agreement, as evidenced with public instrument number 144,468 dated June 29, 2018, granted before Amando Mastachi Aguario, Notary Public number 121 of Mexico City, the first transcript of which was duly recorded in the Public Registry of Property and Commerce of Mexico City under commercial folio number 384235*, on August 31, 2018.

(c)           In accordance with the purposes of the Borrower Trust and the instructions received from Murano at GV, S.A. de C.V., in its capacity as manager under the Borrower Trust, it is legally authorized to appear, enter into, and assume, exclusively in its capacity as trustee of the Borrower Trust, the obligations it undertakes with the execution of the Loan Documents and to perform these to the extent that the Trust Property suffices under the terms thereof.

(d)           It is authorized under the Borrower Trust to enter into the Loan Documents.

(e)           The execution of the Loan Documents, and the performance of its obligations under the aforementioned documents, solely in its capacity as trustee of the Borrower Trust, (i) does not constitute a breach that may result in the rescission, termination, or early expiration of agreements, rights, or obligations borne by it, nor will it entitle any third party to declare the rescission, termination, or early termination of any agreements or contracts to which it is a party as of the date of this Agreement; (ii) does not constitute a violation of Mexican law; (iii) does not contravene any order, judgment, authorization, license, permit, or concession of any kind; and (iv) is not subordinated and will be at least pari passu with respect to any other contracts, covenants, agreements, guarantees, or unsecured and unsubordinated payment obligations it has acquired.

(f)            For the application of the Loan, it represents that it has not incurred any act of bribery to a public official in the country where it carries out its activity or in any country where it performs its purpose, and that it is not aware that any third party with whom it has a direct relationship, and who has assisted in the process for obtaining the Loan, incurred or has incurred acts of bribery for the execution of this Agreement or for obtaining the financing requested. Such representation remains in force in its terms as of the execution date of this Agreement.

(g)           It has no legal, contractual, judicial, administrative, or any other limitation, and, accordingly, does not require: (i) authorization by or registration with any Governmental Authority; or (ii) corporate authorization, other than those it has obtained.

(h)           This Agreement and the Loan Documents constitute a legally valid obligation of the Borrower, enforceable against the Trust Property in accordance with their terms.

(i)            It expressly acknowledges that it is not acting in the name or on behalf of a third party and that (i) Sabadell and Bancomext are required to comply with the provisions of Article 115 of the Credit Institutions Law (Ley de Instituciones de Crédito) (“LIC”) and provisions derived therefrom, and (ii) Caixabank is required to comply with the provisions of the Regulations Applicable to Caixabank, Therefore, they must prevent, detect, and report acts, omissions, or transactions that could favor, aid, or cooperate in the commission of criminal acts, including, but not limited to, money laundering and terrorist financing. Accordingly, the Borrower agrees to provide the Creditors with the data and documents required for such purpose. In the event that the funds with which the Borrower makes any payment under this Agreement (including but not limited to any payment of principal, interest, or any cost, expense, commission, or other ancillary amount) are the property of a third party, the Borrower agrees to give written notice to the Creditors of such circumstance and to provide them with the name and all the information that the Creditors require from the third party in question.

(j)            It has delivered to each of the Creditors all documents required by the Creditors in connection with the regulatory mechanisms and Know Your Customer internal policies.

(k)           The funds with which the Borrower will pay its obligations established in this Agreement come and will come from lawful sources.

(l)            As of the date of this Agreement, no event or condition has occurred that would or, to the best of its knowledge, could adversely affect: (i) assets, rights, or securities comprising the Trust Property, (ii) liabilities or position (financial or otherwise) with respect to the Borrower Trust, and/or (iii) its ability to perform, solely in its capacity as trustee of the Borrower Trust and in execution of the purposes thereof, the obligations arising from its position under this Agreement.

(m)           As of the date of this Agreement, there is no Lien on the Trust Property.

(n)           As of the date of this Agreement, there is no default with respect to (i) the Borrower Trust and (ii) any of the Loan Documents, nor any event or circumstance which, by the passage of time alone, would cause a default with respect to any of the Loan Documents.

(o)           Except as described in Exhibit “A”, as of the date of this Agreement, it is not aware that there is a threatened, nor has it been notified of, any action or proceeding of a judicial or administrative nature or of any other legal nature, against any of the assets that are part of the Trust Property, before any court, governmental entity, or arbitrator that results or may result in a Material Adverse Change, or that affects the legality, validity, or enforceability of this Agreement and/or the Borrower Trust.

(p)           The financial information of the Project, and the information and documentation regarding the Properties, the Trust Property, the Budget, the Construction Programme, the Plans, and in general all the information regarding the Project that has been delivered to the Agent and to each of the Creditors is true, correct, and complete in all respects.

(q)           The Project has been developed in compliance with applicable laws, including environmental and land use laws, and there are no circumstances that could result in a material breach of such laws or in any liability action by any Governmental Authority.

(r)            This Agreement is entered into by the trustee of the Borrower Trust solely in its capacity as trustee of the Borrower Trust, not on its own behalf or individually but solely as trustee of the Borrower Trust, in accordance with its terms, in furtherance of the purposes thereof and in exercise of the powers of attorney and authority granted and conferred upon it in its capacity as trustee. The representations and covenants made under this Agreement are not intended to be personal to the trustee of the Borrower Trust, nor are they intended to or have the purpose to bind the Trustee personally, but are made and intended to bind only the Trust Property and to the extent thereof.

(s)           By virtue of the Transfer and Partial Termination Agreement, it is the legitimate owner of the Properties, which will be granted in a first rank mortgage according to this Agreement to, among other things, secure the payment of the Loan together with its ancillary amounts.

(t)            The Properties are free of encumbrances (other than the contribution thereof to the Trust Property), which is evidenced by the no lien certificates filed with the corresponding Public Registry of Property on October 3, 2019, which are attached hereto as Exhibit “B”. Likewise, as of this date, no ejectment action and/or any other type of claim that limits or forfeits the possession and ownership over any of the Properties has been filed against it and/or with respect to any of the Properties. Likewise, it represents that with respect to the Properties it has not undertaken or assumed any option or commitment with any third party.

(u)           As of this date, the Properties have no tax debts or debts for any public services, including, but not limited to, property tax, water, electricity, sewage, gas, among others.

(v)           (i) It is not, and none of its directors, officers, employees, or agents is a Person, or is owned or controlled by Persons, who (1) are subject to sanctions imposed by Sanctioning Authorities, in particular, the United Nations, the European Union, Mexico, the Kingdom of Spain, OFAC, and/or any other relevant authority to whose laws they are subject (hereinafter, “Sanctions”), (2) is acting directly or indirectly for or on behalf of a Restricted Party, or (3) is located, has an operational headquarters, or is resident in a Sanctioned Country; and (ii) the Borrower will not, directly or indirectly, allocate funds originated under this Agreement or otherwise make such funds available to any affiliate or Person for the purpose of (i) financing any activity or business of or with a Person, in any territory or country that, at the time of use of the funds or contracted product is, or its government is, subject to Sanctions, or (ii) otherwise would result in a breach of the Sanctions by any Person.

(w)          The Borrower represents under oath that the Operating Agreement has a performance guarantee from the Operator equivalent to or greater than the debt service (principal and interest) of this Agreement.

II.           The Joint and Several Obligor, through their respective representatives, represents under oath, that:

(a)           It is a company validly incorporated and legally existing under the laws of Mexico.

(b)           It is legally authorized to appear, enter into, and assume, exclusively in its capacity as Joint and Several Obligor, the obligations it undertakes with the execution of the Loan Documents and to perform these with all its property.

(c)           Their representatives have the requisite authority to enter into this Agreement, as evidenced with public instrument number 11,140, dated May 29, 2018, granted before Guillermo Loza Ramírez, Notary Public number 10 of Nayarit, the first transcript of which was duly recorded in the Public Registry of Property and Commerce of Mexico City under electronic commercial folio number N-2018078026, on September 25, 2018 and that such authority has not been revoked, limited, or modified in any way as of the date of this Agreement.

(d)           It expressly acknowledges that it is not acting in the name or on behalf of a third party and that (i) Sabadell and Bancomext are bound to comply with the provisions of Article 115 of the LIC and provisions derived therefrom and (ii) Caixabank is bound to comply with the provisions of the Regulations Applicable to Caixabank, Therefore, they must prevent, detect, and report acts, omissions, or transactions that could favor, aid, or cooperate in the commission of criminal acts, including, but not limited to, money laundering and terrorist financing. Accordingly, the Joint and Several Obligor agrees to provide the Creditors with the data and documents required for such purpose. In the event that the funds with which the Joint and Several Obligor makes any payment under this Agreement (including but not limited to any payment of principal, interest, or any cost, expense, commission, or other ancillary amount) are the property of a third party, the Joint and Several Obligor agrees to give written notice to the Creditors of such circumstance and to provide them with the name and all the information that the Creditors require from the third party in question.

(e)           It has delivered to each of the Creditors all documents required by the Creditors in connection with the regulatory mechanisms and Know Your Customer internal policies.

(f)            The funds with which the Joint and Several Obligor may pay its obligations established in this Agreement come and shall come from lawful sources.

(g)           The execution and performance of this Agreement, and the obligations arising hereunder, do not contravene or cause a breach of (i) its bylaws in force, (ii) any law, regulation, circular letter, award, order, or judgment applicable to it, or (iii) the provisions of any contract, agreement, indenture, or any other obligation to which it is a party. Likewise, it does not require any authorization for the execution and performance of this Agreement.

(h)           It is aware of all the rights and obligations of a joint and several obligor and, accordingly, of its obligations under this Agreement; therefore, by reason of the benefit that the Borrower Trust will obtain from the execution of this Agreement, subject to the terms and conditions of this Agreement, it is in its interest to execute this instrument in order to become a joint and several obligor before the Creditors, in order to secure the performance of the obligations of the Borrower Trust in accordance with the provisions of Clause Sixteen below, therefore, it is its intention to execute the corresponding documents, and to subscribe as guarantor the Promissory Notes to be executed in accordance with this Agreement.

(i)            For the application of the Loan, it represents that it has not incurred any act of bribery to a public official in the country where it carries out its activity or in any country where it performs its purpose, and that it is not aware that any third party with whom it has a direct relationship, and who has assisted in the process for obtaining the Loan, incurred or has incurred acts of bribery for the execution of this Agreement or for obtaining the financing requested. Such representation remains in force in its terms as of the execution date of this Agreement.

(j)            This Agreement and the Loan Documents constitute a legally valid obligation of the Joint and Several Obligor, enforceable against it in accordance with their terms.

(k)           The information provided by the Joint and Several Obligor to the Creditors is a true and fair reflection of the status of the Joint and Several Obligor, the Properties, and/or the Project and the Joint and Several Obligor acknowledges that there have been no material changes subsequent to the date of its preparation. Except as disclosed in such information, there are no liabilities (fixed or contingent) affecting the property of the Joint and Several Obligor or the Joint and Several Obligor. Also, the Joint and Several Obligor does not intend to initiate any bankruptcy or insolvency proceedings in its favor under applicable local or federal laws, or liquidate its assets or property, and the Joint and Several Obligor is not aware that any person intends to initiate any such proceeding against it.

(l)            Except as described in Exhibit “A”, there is no litigation, administrative proceeding, investigation, or other legal action in progress, nor is it aware of any threatened or pending proceeding against it, which results or may result in a Material Adverse Change to the Joint and Several Obligor or the property of the Joint and Several Obligor.

(m)          (i) it is not, and none of its directors, officers, employees, or agents is a Person, or is owned or controlled by Persons, that (1) are subject to Sanctions, (2) is acting directly or indirectly for or on behalf of a Restricted Party, or (3) is located, has an operational headquarters, or is resident in a Sanctioned Country; and (ii) the Joint and Several Obligor will not, directly or indirectly, allocate funds originating under this Agreement or otherwise make such funds available to any affiliate or Person for the purpose of (i) financing any activity or business of or with a Person, in any territory or country that, at the time of using the funds or contracted product is, or its government is, subject to Sanctions, or (ii) would otherwise result in a breach of the Sanctions by any Person.

III.          Sabadell, through its respective representatives, represents that:

(a)           It is a financial institution duly incorporated and authorized under the laws of Mexico.

(b)           Their representatives have requisite authority to enter into this Agreement, which has not been limited, modified, or revoked in any way as of the date of this Agreement.

(c)           This Agreement and the Loan Documents constitute a legally valid obligation of Sabadell, enforceable against it in accordance with their terms.

(d)           It is able to, and on the basis of the representations of the Borrower and the Joint and Several Obligor, is willing to, grant the Loan requested by the Borrower, up to the amount of its Commitment, under the terms and subject to the conditions set forth in this Agreement.

(e)           The execution and performance of this Agreement by Sabadell does not violate (i) its bylaws, (ii) any law, regulation, circular letter, award, order, or judgment applicable to it, or (iii) the provisions of any contract, agreement, indenture, or other obligation to which it is a party.

IV.          Bancomext, through its respective representatives, represents that:

(a)            It is a national credit institution, development banking institution (Sociedad nacional de crédito, Institución de banca de desarrollo), governed by its organic law.

(b)           Its representatives have the requisite authority to enter into this Agreement, which has not been limited, modified, or revoked in any way as of the date of this Agreement.

(c)           This Agreement and the Loan Documents constitute a legally valid obligation of Bancomext, enforceable against it in accordance with their terms.

(d)           It is able to, and on the basis of the representations of the Borrower and the Joint and Several Obligor, is willing to, grant the Loan requested by the Borrower, up to the amount of its Commitment, under the terms and subject to the conditions set forth in this Agreement.

(e)           The execution and performance of this Agreement by Bancomext does not violate (i) its organic law, (ii) any law, regulation, circular letter, award, order, or judgment applicable to it, or (iii) the provisions of any contract, agreement, indenture, or any other obligation to which it is a party.

V.           Caixabank, through its respective representatives, represents that:

(a)           It is a financial institution duly incorporated and authorized under the laws of the Kingdom of Spain.

(b)           Its representatives have the requisite authority to enter into this Agreement, which has not been limited, modified, or revoked in any way as of the date of this Agreement.

(c)           This Agreement and the Loan Documents constitute a legally valid obligation of Caixabank, enforceable against it in accordance with their terms.

(d)           It is able to, and on the basis of the representations of the Borrower and the Joint and Several Obligor, is willing to grant the Loan requested by the Borrower, up to the amount of its Commitment, under the terms and subject to the conditions set forth in this Agreement.

(e)           The execution and performance of this Agreement by Caixabank does not violate (i) its bylaws, (ii) any law, regulation, circular letter, award, order, or judgment applicable to it, or (iii) the provisions of any contract, agreement, indenture, or other obligation to which it is a party.

VI.          BVG, through its respective representative, represents under oath, that:

(a)           It is a company validly incorporated and legally existing under the laws of Mexico.

(b)           Its representative has the requisite authority to enter into this Agreement, as evidenced with public instrument number 11,644, dated April 7, 2011, granted before José Luis Reyes Vázquez, Notary Public number 31 of Nayarit, the first transcript of which was duly recorder in the Public Registry of Property and Commerce of Mexico City under commercial folio number 363034*, on October 4, 2018, and that such authority has not been revoked, limited, or modified in any way as of the date of this Agreement.

(c)           It expressly acknowledges that it is not acting in the name or on behalf of a third party and that (i) Sabadell and Bancomext are bound to comply with the provisions of Article 115 of the LIC and provisions derived therefrom and (ii) Caixabank is bound to comply with the provisions of the Regulations Applicable to Caixabank, Therefore, they must prevent, detect, and report acts, omissions, or transactions that could favor, aid, or cooperate in the commission of criminal acts, including, but not limited to, money laundering and terrorist financing. Accordingly, BVG agrees to provide the Creditors with the data and documents required for such purpose.

(d)           It has delivered to each of the Creditors all documents required by the Creditors in connection with the regulatory mechanisms and Know Your Customer internal policies.

(e)           The execution and performance of this Agreement does not contravene or result in a breach of (i) its bylaws in force, (ii) any law, regulation, circular letter, award, order, or judgment applicable to it, or (iii) the provisions of any contract, agreement, indenture, or any other obligation to which it is a party. Likewise, it does not require any authorization for the execution and performance of this Agreement.

(f)            As of the date of this Agreement, it has obtained and maintains all permits, plans, concessions, licenses, authorizations, registrations, and/or certifications from any Governmental Authority that are necessary for the construction of the Project, which will be contributed to the Security Trust Property.

(g)           Its obligations under this Agreement constitute legally valid obligations of BVG, enforceable against it in accordance with its terms.

(h)           Except as described in Exhibit “A”, there is no litigation, administrative proceeding, investigation, or other legal action pending or threatened against it that would result in or could result in a Material Adverse Change to BVG or its property.

(i)            As of the date of this Agreement, no event or condition has occurred that adversely affects or may adversely affect: (i) assets, rights, or securities comprising its property, (ii) its liabilities or condition (financial or otherwise), and/or (iii) its ability to perform its obligations under this Agreement.

(j)            BVG does not intend to initiate any bankruptcy or insolvency proceedings on its behalf under applicable local or federal law or to liquidate its assets or property, and BVG is not aware that any Person intends to initiate any such proceeding against it.

(k)           The information provided by BVG to the Creditors is a true and fair reflection of the situation of BVG, the permits, concessions, authorizations, licenses, or similar related to the construction and operation of the Project and the use of the Properties and/or any other asset or right to which reference has been made, and BVG acknowledges that there have been no material changes subsequent to the date of its preparation. Except as disclosed in such information, there are no liabilities (fixed or contingent) affecting the assets of BVG or BVG. Additionally, BVG does not intend to initiate any bankruptcy or insolvency proceedings on its behalf under applicable local or federal law or to liquidate its assets or property, and BVG is not aware of any person seeking to initiate any such proceedings against it.

VII.        Murano PV, through its respective representative, represents under oath, that:

(a)           It is a company validly incorporated and legally existing under the laws of Mexico.

(b)           Its representative has the requisite authority to enter into this Agreement, as evidenced with public instrument number 13,744, dated February 18, 2014, granted before José Luis Reyes Vázquez, Notary Public number 31 of Nayarit, the first transcript of which was duly recorded in the Public Registry of Property and Commerce of Mexico City under electronic commercial folio number 514303, on May 7, 2014, and that such authority has not been revoked, limited, or modified in any way as of this date.

(c)           It expressly acknowledges that it is not acting in the name or on behalf of a third party and that (i) Sabadell and Bancomext are bound to comply with the provisions of Article 115 of the LIC and provisions derived therefrom and (ii) Caixabank is bound to comply with the provisions of the Regulations Applicable to Caixabank, Therefore, they must prevent, detect, and report the acts, omissions, or transactions that could favor, aid, or cooperate in the commission of criminal acts, including but not limited to the crimes of money laundering and financing of terrorism. Accordingly, Murano PV agrees to provide the Creditors with the data and documents required for such purpose.

(d)           It has delivered to each of the Creditors all documents required by the Creditors in connection with the regulatory mechanisms and Know Your Customer internal policies.

(e)           The execution and performance of this Agreement does not contravene or result in a breach of (i) its bylaws in force, (ii) any law, regulation, circular letter, award, order, or judgment applicable to it, or (iii) the provisions of any contract, agreement, indenture, or any other obligation to which it is a party. Likewise, it does not require any authorization for the execution and performance of this Agreement.

(f)            Its obligations under this Agreement constitute legally valid obligations of Murano PV, enforceable against it in accordance with its terms.

(g)           Except as described in Exhibit “A”, there is no litigation, administrative proceeding, investigation, or other legal action pending or threatened against it that would result in or could result in a Material Adverse Change to Murano PV or the assets of Murano PV.

(h)           As of the date of this Agreement, no event or condition has occurred that adversely affects or may adversely affect: (i) assets, rights, or securities comprising its property, (ii) its liabilities or condition (financial or otherwise), and/or (iii) its ability to perform its obligations under this Agreement.

(i)            Murano PV does not intend to initiate any bankruptcy or insolvency proceedings on its behalf under applicable local or federal law, nor does it intend to liquidate all or substantially all of its assets or property, and Murano PV is not aware that any Person intends to initiate any such proceeding against it.

(j)            The information provided by Murano PV to the Creditors is a true and fair reflection of the status of Murano PV, and Murano PV acknowledges that there have been no material changes subsequent to the date of its preparation. Except as disclosed in such information, there are no liabilities (fixed or contingent) affecting the assets of Murano PV or Murano PV. Additionally, Murano PV does not intend to initiate any bankruptcy or insolvency proceedings in its favor under applicable local or federal laws, or to liquidate its assets or property, and Murano PV is not aware that any person intends to initiate any such proceedings against it.

VIII.       Elías Sacal Cababie represents under oath that:

(a)           He is a Mexican individual, of legal age, single, with full legal capacity to be bound under the terms of this Agreement.

(b)           He expressly acknowledges that he is not acting in the name or on behalf of a third party and that (i) Sabadell and Bancomext are bound to comply with the provisions of Article 115 of the LIC and provisions derived therefrom and (ii) Caixabank is bound to comply with the provisions of the Regulations Applicable to Caixabank, Therefore, they must prevent, detect, and report acts, omissions, or transactions that could favor, aid, or cooperate in the commission of criminal acts, including but not limited to the crimes of money laundering and terrorist financing. Accordingly, Elías Sacal Cababie agrees to provide the Creditors with the data and documents required for such purpose.

(c)           He has delivered to each of the Creditors all documents required by the Creditors in connection with the regulatory mechanisms and Know Your Customer internal policies..

(d)           The execution and performance of this Agreement does not contravene or result in a breach of (i) any law, regulation, circular letter, award, order, or judgment applicable to him, or (ii) the provisions of any contract, agreement, indenture, or other obligation to which he is a party.

(e)           His obligations under this Agreement constitute legally valid obligations enforceable against him in accordance with its terms.

(f)            Except as described in Exhibit “A”, there is no litigation, administrative proceeding, investigation, or other legal action in progress, nor is he aware of any pending or threatened proceeding against him, that would result in a Material Adverse Change.

(g)           As of the date of this Agreement, no event or condition has occurred that adversely affects or may adversely affect: (i) assets, rights, or securities comprising his property, (ii) his liabilities or condition (financial or otherwise), and/or (iii) his ability to perform his obligations under this Agreement.

(h)           He is solvent as of the execution date of this Agreement.

(i)            The information provided to the Creditors reflects fairly and correctly his financial position, and acknowledges that there have been no material changes subsequent to the date of its preparation.

ACKNOWLEDGEMENT OF THE CAPACITY OF THE TRUSTEE AS BORROWER: The parties hereto acknowledge that by entering into this Agreement the Borrower is acting at all times solely and exclusively in its capacity as trustee of the trust identified with number CIB/3001. In view of the foregoing, the parties acknowledge that:

(a)	the Borrower assumes the pecuniary obligations contemplated in this Agreement, solely with the assets comprising the property of the Borrower Trust, and up to the amount thereof, without assuming any personal obligation, nor being bound to make expenditures from its own property in the event that the property of the Borrowed Trust proves to be insufficient; and

(b)	the Borrower, in compliance with the purposes of the Trust identified with number CIB/3001, will be authorized to comply with the obligations set forth herein, either directly or through the party authorized to do so under the terms of the Trust.

In view of the foregoing, the Parties, and BVG and Murano PV for purposes of Clauses Ten and Eleven below and Elías Sacal Cababie for purposes of Clauses Two Bis, Three, and Nineteen below, agree to the following:

C L A U S E S

ONE. Definitions; Interpretation; Accounting Terms and Determinations.

(a) Definitions. The following terms will have the meanings given to them below:

“Borrower” or “Borrower Trust” has the meaning given to it in the preamble to this Agreement.

“Creditor(s)” has the meaning given to it in the preamble to this Agreement and this definition shall include Additional Creditors if applicable.

“Additional Creditors” has the meaning given to it in Clause Two Bis of this Agreement.

“Affiliate” means (i) with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (ii) with respect to a natural person, additionally, such Person's spouse, siblings, their relatives in the direct ascending or descending line without limitation of degree and any trust of which such Person, spouse, siblings, or their relatives in the direct ascending or descending line without limitation of degree are beneficiaries.

“Collateral Ratio” means the result of dividing the value of the Project Properties on the calculation date, according to the latest available Appraisal, by the outstanding principal amount of the Loan as of the calculation date.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Environmental Advisor” means Valuación de Proyectos Vaproy, S.A. de C.V. or any other Person of recognized standing to the satisfaction of the Creditors.

“Insurance Advisor” means AON Mexico or any other Person of recognized standing to the satisfaction of the Creditors.

“Technical Advisor” means the company Valuación de Proyectos Vaproy, S.A. de C.V. or any other Person of recognized standing to the satisfaction of the Creditors.

“Advisors” means collectively the Environmental Advisor, the Technical Advisor, and the Insurance Advisor.

“Governmental Authority” means any governmental agency or any state, municipality, mayor's office, department, or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or tax authority), any entity (including any court or tribunal) exercising governmental, executive, legislative, judicial, or administrative functions in Mexico and/or Spain.

“Sanctioning Authority” means, collectively, (i) the United Nations Security Council, (ii) the United States of America, (iii) the European Union, (iv) the United Kingdom, (v) the member states of the European Union, (vi) any other relevant authority to whose laws the Parties hereto are subject, (vii) the governments and official institutions or agencies of any of (i) to (vi) above, including OFAC, the US Department of State, and Her Majesty's Treasury of the United Kingdom.

“Appraisal” means, collectively, the appraisals with respect to the commercial value of each of the Properties made by the Authorized Appraiser, which is not older than 12 (twelve) months with respect to the date on which it is to be used under this Agreement.

“Appraisal (As Stabilized)” means the pro forma study to be performed by the Authorized Valuator, to the satisfaction of the Agent, through which the value of the Project will be determined using the capitalization of rents or discounted cash flow approach, at the Agent's option, assuming completion of the Project based on the projections and information delivered to the Authorized Valuator.

“Initial Appraisal” means the appraisal prepared by the Authorized Appraiser dated May 1, 2019 with respect to the market value of the land of the Property.

“Bancomext” has the meaning given to it in the preamble of this Agreement.

“BVG” has the meaning given to it in the preamble to this Agreement.

“Caixabank” has the meaning given to it in the preamble to this Agreement.

“Repayment Schedule” has the meaning given to it in Clause Six of this Agreement.

“Borrowings and Investment Schedule” means the schedule attached hereto as Exhibit “C”.

“Change of Control” means that the Control Group ceases to have, directly or indirectly, Control over the Borrower and/or the Joint and Several Obligor, through at least one of the members of such Control Group; on the understanding that for purposes of clarity, a “Change of Control” will not be deemed to have occurred if one or more Persons forming part of the Control Group as of this date cease to form part thereof, provided that one or more members of the Control Group retain and consolidate Control over the Borrower and/or the Joint and Several Obligor.

“Material Adverse Change” means a circumstance or event of any kind that (i) adversely and materially affects the operation, financial condition, legal condition, operations, results or business of the Project, the Borrower in connection with the Project, the Joint and Several Obligor, BVG, Murano PV, and/or Elías Sacal Cababie and, as a result thereof, the capacity of any of such parties to comply with their respective obligations under this Agreement, or (ii) has an impact on the assets of the Borrower in connection with the Project or on the assets of the Joint and Several Obligor for an amount equivalent to at least 10% (ten percent) of the Loan.

“Base Case” means the document attached hereto as Exhibit “D”.

“Early Termination Cause” has the meaning given to it in Clause Twelve of this Agreement.

“CCF” has the meaning given to it in Clause Fifteen of this Agreement.

“CCQ” has the meaning given to it in Clause Fifteen of this Agreement.

“Interest Rate Coverage” means the master agreement or agreements for derivative financial transactions, including their supplements and exhibits whereby one or several derivative financial transactions will be entered into, documented by means of their respective confirmations, through which an interest rate coverage is contracted, which the Borrower shall enter into (i) within 60 (sixty) calendar days after the execution date of this Agreement or (ii) on or before the date of the First Borrowing, whichever occurs first, with a Hedge Provider, but always on reasonable terms for the Creditors.

“Processing Fee” means the fee payable to each of the Creditors in accordance with the following table:

Bank	Commitment (Dollars)	Minimum fee plus VAT
Banco Sabadell, S.A., Institución de Banca Múltiple	USD$40,000,000.00	80 pbs
CaixaBank S.A.	USD$60,000,000.00	115 pbs
Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo	USD$60,000,000.00	115 pbs

“Non-Borrowing Fee” means a fee equal to 0.70% (zero point seventy percent) per annum (plus the corresponding VAT) on the average daily unborrowed balance of the Loan to be paid by the Borrower. Such fee shall be paid semi-annually only during the Borrowing Window and on each Interest Payment Date immediately following the calculated semester. The Agent shall distribute such Non-Borrowing Fee among the Creditors on a pro rata basis to the amount of their respective Commitments.

“Prepayment Fee” has the meaning given to such term in Clause Seven of this Agreement.

“Commitment” means with respect to each Creditor, the obligation of such Creditor to extend part of the Loan in the principal amount set forth for each Creditor on Exhibit “E”.

“Agreement” has the meaning given to it in the preamble of this instrument and includes any amendments, addenda, or restatements made to it during its term.

“Lease” has the meaning given to it in Recital twelve of this Agreement.

“VAT Loan Agreement” means the simple loan agreement in local currency to be entered into by and between Bancomext and the Borrower to finance the reimbursement of up to 80% (eighty percent) of the VAT to be paid during the Construction Period of all investments derived from the works and expenses of the Project.

“Operating Agreement” means the agreement referred to in Recital thirteen above, and any other contract for the operation and/or development of the Project.

“Construction Agreement” means the lump sum construction agreement that the Borrower has entered into for the construction of the Project with Edificaciones BVG, S.A. de C.V. dated January 25, 2019.

“Hotel Agreements” means, collectively (a) the Operating Agreement; and (b) any other contract (including leases) which may hereafter arise in connection with the operation, management, or development of the Project or with respect to services or licenses essential to the operation, management, or development of the Project, or which provides for consideration to a contractor which is a percentage of or linked to the Operating Revenues, or relating to technical assistance, software licenses, or the effect of which is to transfer a substantial part of the day-to-day management or operation or business of the Project to a third party other than the Borrower and/or the Joint and Several Obligor.

“Control”, “Controlled by” and “under common Control with” means the ability of a person or group of persons, to carry out any of the following acts: (a) to impose, directly or indirectly, decisions at meetings of shareholders, partners or equivalent bodies, or to appoint or remove the majority of the directors, administrators or their equivalents, of a legal entity, (b) to maintain the ownership of rights that, directly or indirectly, allow to exercise the vote with respect to more than 50% (fifty percent) of the capital stock of a legal entity; (c) direct, directly or indirectly, the management, strategy or major policies of a legal entity, whether through the ownership of securities, by contract or otherwise, (d) impose, directly or indirectly, decisions in the technical committee or equivalent body, or appoint or dismiss the majority of the members of the technical committee or their equivalents, of a trust, (e) maintain the ownership of rights that allow, directly or indirectly, to exercise the vote to fully instruct the trustee of a trust, or (f) direct, directly or indirectly, the administration, strategy, or main policies of a trust, whether through participation by means of beneficiary rights, by contract or in any other form.

“Transfer and Partial Termination Agreement” has the meaning given to it in Recital eleven of this Agreement.

“Project Construction Cost” means the amount in Dollars, exclusive of VAT, which according to the Budget (excluding the value of the costs inherent to the land, among which is the value of the land of the Properties considering a value of USD$60,000,000.00 (sixty million and 00/100 Dollars) and to each determination of the progress of the work as updated by the Technical Consultant from time to time, constitutes the total amount of the funds necessary for the completion of the Construction Period of the Project on each date of determination. This cost will include, among others, interest derived from Debt, fees, financial services expenses, licenses, permits, and the purchasing of Insurance and surety bonds until the completion of the Construction Period of the Project.

“Loan” means, collectively, the simple loans that the Creditors make available to the Borrower under this Agreement, up to the principal amount set forth in Clause Two (a) of this Agreement, including Additional Loan if applicable.

“Additional Loan” has the meaning given to it in Clause Two Bis of this Agreement.

“Cash Flow Retention Reserve Account” means the account in Dollars to be opened and maintained by the trustee of the Security Trust into which the trustee shall deposit such percentages of the Free Net Cash Flow as it may, from time to time, be instructed by the Agent in the event of a Cash Sweep Event in accordance with the provisions of Clause Seven 1(a)(i) of this Agreement.

“Agent Account” means the Dollar account opened with Bank of America, code BOFAUS3N; ABA 026 009 593; in the name of the Agent; Swift: BSABMXMM; account: 156180000000028254; reference: Grand Island; Message: MT103, as it may be updated or replaced by the Agent from time to time.

“Loan Account” means the bank account to be opened and maintained by the Borrower with the Agent for purposes of this Agreement.

“Debt Service Reserve Fund Account” means the bank account to be opened and maintained by the trustee of the Security Trust for the purpose of having the Debt Service Reserve Fund deposited into such account.

“FF&E Account” means the Furniture Fixtures and Equipment account opened and maintained by the trustee of the Security Trust to: (i) pay the costs of maintenance, acquisition, repair of furniture, or any other equipment not permanently incorporated into the structure, building or land of the Project; and (ii) pay for necessary improvements and non-structural maintenance required by the Ral Property, such account will be funded in the amounts and at the times described in the Security Trust.

“Project Concentrating Accounts” means the bank account or accounts in Pesos and/or Dollars that the trustee of the Security Trust shall open and maintain for the deposit of any and all funds corresponding to the Operating Revenues.

“Trust Accounts” has the meaning given to such term in the Borrower Trust.

“Security Trust Accounts” means collectively the Project Concentrating Accounts, the Debt Service Reserve Fund Account, the FF&E Account, and the Flow Retention Reserve Account.

“Indebtedness” with respect to any Person means, without duplication, (a) payment obligations of such Person arising from money borrowed, (b) obligations of such Person for the payment of the deferred purchase price of goods or services (other than accounts payable incurred in the ordinary course of such Person's business), (c) obligations of such Person documented in bonds, debentures, notes, or similar instruments, (d) non-contingent obligations of such Person in respect of letters of credit and surety bonds, (e) the obligations of such Person in respect of bankers' acceptances, (f) the Guarantees, including such Person's endorsement of all Indebtedness of third parties referred to in subsections (a) through (e) and (g) of this definition, (g) the Indebtedness referred to in subsections (a) through (f) of this definition (including Secured Debt) of other Persons, secured by any Lien on any asset of such Person (valued at the lesser of the value of such asset and the amount of such Debt), whether or not the Debt secured thereby has been assumed, and (h) Interest Rate Coverage contracts.

“Permitted Debt” means: (i) Debt arising out of or relating to the Loan Documents; (ii) any Debt contracted to pay or refinance in full under this Agreement, (iii) the VAT Loan Agreement, (iv) Debt in respect of the supply of goods and services specifically related to the Project, with a payment term of up to one hundred-eighty (180) days after delivery and up to an amount that is in accordance with the Budget, and (v) Debt with suppliers, contractors, or third parties arising under the Project Documents or provided for in the Budget, Construction Programme, or the Annual Budget. The foregoing, on the understanding that all Debt, in any case, will be subordinated to the full payment of the Loan and its ancillary amounts..

“Business Day” means any day, except Saturday, Sunday, or any day on which banks authorized to operate in Mexico City, Mexico, in London, England, in New York, United States of America, and in Madrid, Spain, are authorized or required, by law or order of authority, to close their offices for operations with the public.

“Borrowing” means each disbursement of the Loan made by the Borrower in accordance with the provisions of this Agreement.

“Collateral Documents” means the Security Trust, the Mortgage, the Pledge, the Monaco Pledge, the Miami Pledge, the guarantor capacity of Elías Sacal Cababie in terms of this Agreement and the Promissory Notes, and any and all contracts, instruments, and other documents required under the Loan Documents, executed or to be executed to guarantee and/or serve as a source of payment of the obligations of the Borrower under this Agreement.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, and the Interest Rate Coverage.

“Project Documents” means, without limitation, including any amendments thereto, the Construction Agreement, the Hotel Agreements, the Plans, and the licenses, authorizations, concessions, and permits required to construct and operate the Project.

“Secured Documents” means this Agreement, the Notes, the Interest Rate Coverage, if and to the extent entered into with any of the Creditors.

“Dollar” or “USD$” means the legal tender in the United States of America.

“Financial Statements” means in respect of any Person, the statement of financial position, the statement of changes in financial position or statement of cash flows, the income statement and the notes thereto, as of a specified date and prepared in accordance with applicable MFRS.

“Operating Income Statements” means, as of a given date, the quarterly income statement of the commercial operation of the Hotel Dreams, the Hotel Vivid and generally of the Project respectively, including without limitation (i) average occupancy, (ii) average daily rate, (iii) available rooms, (iv) occupied rooms, (v) Operating Income broken down by its different items and origin, (vi) Operating Expenses broken down by its different items and origin and (vii) any other income, cost, or expense that has been received or disbursed during the referred period with respect to the operation and correct functioning of the Project and/or each of its components.

“Cash Sweep Event” has the meaning given to such term in Clause Seven of this Agreement.

“DSCR Calculation Date” means every June 30 and December 31 of each fiscal year.

“Stable Phase Commencement Date” means the date on which the Agent receives a certificate from an Authorized Officer of the Borrower certifying, to the satisfaction of the Agent and the Creditors, that each and all of the following milestones have been achieved: (i) the first principal repayment of the Loan, (ii) the Works Completion Date has occurred; (iii) the Project is in operation under the standards of the contracted brands and has been received by the Operator to its satisfaction, under the terms of the Operating Agreement, (iv) during the last 12 (twelve) months of operation, the Project has obtained a Net Operating Income that allows obtaining an DSCR greater than or equal to 1.40x (one point forty times), (v) the Agent has received an Appraisal not older than 3 (three) months that allows a minimum Collateral Ratio of 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent), and (vi) 100% (one hundred percent) of the Loan Reserves have been created.

“Interest Payment Date” means the 5th (fifth) day of each month of November, February, May, and August during the term of this Agreement, from the date of the First Borrowing and until the Maturity Date. In the event that any Interest Payment Date is a non-business day, the Interest Payment Date will be the immediately preceding Business Day, and in any case the respective interest will be calculated by the number of days effectively elapsed until the respective Interest Payment Date. The Parties acknowledge and agree that the last Interest Payment Date will be precisely on the Maturity Date.

“Principal Payment Date” means each principal payment date indicated in the Repayment Schedule. The Parties acknowledge and agree that the last Principal Payment Date will be precisely on the Maturity Date.

“Works Completion Date” means the date on which each and all of the following milestones are reached: (i) the construction of the Project has been 100% (one hundred percent) completed, as evidenced with a copy of the notice of completion filed with the municipality of Benito Juarez, (ii) the Agent has received a certification from the Technical Advisor regarding the completion of the work, and (iii) the Project has been received in conformity and left in charge of the Operator and/or any other person entrusted with the operation of the Project.

“Maturity Date” means the date on which a period of 12 (twelve) years has elapsed from the execution date of this Agreement, i.e. October 4, 2031. In the event that such date is a non-business day, the Maturity Date will be the immediately preceding Business Day.

“Security Trust” has the meaning given to it in Recital fifteen of this Agreement.

“Net Cash Flow” means, as of a given date, the difference between (a) Operating Revenues, minus (b) the sum of (i) Operating Expenses, plus (ii) the FF&E Reserve, and (iii) such amounts as the Operator is entitled to retain for working capital under the Operating Agreement.

“Free Net Cash Flow” means the difference between (a) Net Cash Flow, minus (b) Debt Service, and any payments made to constitute the Debt Service Reserve Fund provided under this Agreement or such other reserves as may be agreed by the Parties.

“Debt Service Fund” means the reserve to be established in the Security Trust and which will be endowed from the execution date of this Agreement and until 3 (three) months prior to the commencement of principal payments on the Loan, in accordance with the Repayment Schedule, in an amount equal to 3 (three) months of interest on the Loan, as determined by the Agent, and 3 (three) months prior to the beginning of principal payments of the Credit, in accordance with the Repayment Schedule, and until the Maturity Date, it shall be endowed at all times with an amount equivalent to 3 (three) months of interest and 3 (three) months of principal payments of the Loan, as determined by the Agent, which may be created, in the latter case, with the flows of the Project, or with the Borrower’s and/or the Joint and Several Obligor's own funds.

“Authorized Officer” means any representative of the Borrower and the Joint and Several Obligor, to the satisfaction of the Agent, who has at least a general power of attorney for acts of management. The foregoing on the understanding that any limitations of such power of attorney must be addressed and satisfied.

“Guarantee” for any Person means any direct, contingent, or other obligation of such Person directly or indirectly guaranteeing any Debt of any other Person, including, without limitation, any guarantor, surety bond, and any obligation (whether several or joint and several), direct or indirect, contingent or otherwise, of such Person (i) to acquire or pay or advance or provide funds for the acquisition or payment of such Debt (whether arising as a result of partnership agreements, by maintenance agreement, to purchase assets, property, securities, or services, to take or pay, or to satisfy financial statement conditions or otherwise), or (ii) entered into for the purpose of guaranteeing to the payee of such Debt the payment thereof or to protect such payee against loss (in whole or in part) of such Debt.

“Operating Expenses” means, without duplication, as of a given date, all direct, ordinary, regular, recurring and necessary expenses of the Project (excluding Debt Service) incurred and/or paid by the Borrower and/or the Joint and Several Obligor, as recorded and manifested in their books, records, and income statements consistently applied in accordance with applicable financial standards, including, but not limited to: (a) costs of sales, wages and salaries, including payroll taxes and benefits and other expenses that are directly attributable to the room, food, beverage and telephone departments, guest laundry, parking, in-room bar, sports club, gift store and rental spaces; (b) wages and salaries, including payroll taxes and benefits of personnel employed on-site to manage, lease, market, manage, maintain and operate the Project, not paid by any Person pursuant to the Hotel Agreements; (c) administrative and general expenses, including, but not limited to, payments for accounting services, credit card fees, loan and collection fees, data processing fees, equipment rental, licenses and permits, chamber and association registration and membership fees, telephones, postage, printing, stationery, reserve for doubtful accounts, commissions derived from the marketing of the Project and other expenses not paid by any Person in accordance with the relevant Hotel Agreements and commissions and fees derived from the Hotel Agreements, including fees to the Operator; (d) marketing expenses, including, but not limited to, advertising expenses, promotional expenses, fees and commissions and other expenses not paid by any Person pursuant to the applicable Hotel Agreements; (e) expenses for repair and maintenance of mechanical appliances, structures, electrical installation, elevators, heating, ventilation, air conditioning and plumbing systems of the Project; (f) costs or expenses for maintenance services for interior or exterior landscaping, janitorial, window washing and cleaning, garbage collection, electrical appliances, cable or satellite television services and other services; (g) costs or expenses for security services for the Project; (h) expenses for maintenance and cleaning of interior and exterior spaces of the Project, including parking lots, swimming pools and other facilities; (i) costs or expenses for water, electricity, and sewage services of the Project; (j) property tax; (k) property, third party, and business interruption insurance premiums including automobile, heater and machinery insurance, if applicable; and (l) any other expenses of the Project incurred and/or paid that are provided in the Annual Budget; provided that Operating Expenses will not include (i) interest expense on any loans, and (ii) depreciation or amortization of any part of the Project including furniture and equipment.

“Lien” means any real or personal security interest, trust of any kind, and with respect to any property and/or right, any mortgage, pledge, emphyteusis, antichresis, affectation, attachment, grant of preemptive rights and/or rights of first refusal, and any other limitation of title or disposal over any property (movable or immovable), including, without limitation, a seller's reservation of title and any easement, right of way or other encumbrance on title to Property or asset.

“Control Group” means the joint and several reference to the Persons identified in Exhibit “F”.

“Mortgage” means the first rank mortgage that is created by the Borrower in this Agreement, on the Properties for the purpose of guaranteeing to the Creditors the performance and their preference in the payment of any Secured Obligations, under the terms of this Agreement.

“Hotel” means, interchangeably, the Hotel Dreams or the Hotel Vivid.

“Hotel Dreams” means the hotel to be operated within the Property under the Dreams ® brand to be part of the Project.

“Hotel Vivid” means the hotel to be operated within the Property under the Vivid ® brand that will be part of the Project.

“IBA” stands for ICE Benchmark Administration.

“Tax” means, indistinctly, any tax, duty, levy, assessment, withholding, deduction, charge, or other tax fees or liability (federal, state, or municipal) together with interest, updates, penalties, fines, or surcharges derived therefrom.

“Confidential Information” has the meaning given to it in Clause Twenty of this Agreement.

“Operating Revenues” means, as of a given date, and without duplication of items, (i) all amounts of money paid and payable to the Borrower and/or the Joint and Several Obligor (in whatever form they may be denominated, including fees, commissions, rents, etc.) under the Hotel Agreements; (ii) all amounts deposited in the Project's Concentrating Accounts; (iii) any and all amounts, payments, fees, receipts, rents, royalties, income, revenues, receivables, and monies received, earned, accrued, by or on account of or creditable to the Borrower and/or the Joint and Several Obligor by any Person in connection with the ownership, use, operation, marketing, and licensing of the Project, as recorded and disclosed by the Borrower and/or the Joint and Several Obligor in their respective books, records and income statements, in accordance with the Uniform System of Accounts for the Lodging Industry, consistently applied in accordance with accounting principles generally accepted in Mexico for the lodging industry, including but not limited to: (a) revenues from room service, food, beverage, telephone, guest laundry, parking, bar, room service, sports club, gift store, rental space (including any leases and subleases), spa, catering, (b) license fees, concessions, or any other contract related to vending machines or service providers, income from “Business Center” services, billboard advertising, radio, and television services, antennas and discs, (c) VAT tax incentives or any other refunds, fees, and payments from Governmental Authorities engaged in development or any other Governmental Authority, (d) proceeds from Business Interruption Insurance, (e) rents of all kinds obtained directly from tenants and licensees, (f) any amounts recovered by means of a legal proceeding or transaction arising out of the operations of the Project, (g) payments received for any other rights of use over the Project (except for timeshare units) and any maintenance payments or payments for “food and beverage” consumption within the Project, and (h) receivables under credit card agreements, to the extent such receivables relate to the foregoing; minus a reasonable allowance for doubtful accounts (as such doubtful accounts will be included as Operating Expenses when the amounts are recovered), withdrawals from cash reserves (except to the extent that any operating expenses paid for such items are excluded from Operating Expenses), but excluding security deposits and bona fide deposits until forfeited by the depositor, advance rents until collectible and proceeds of any sale or other disposal, and (iv) all other cash payments made to or entitled to by the Borrower and/or the Joint and Several Obligor arising out of the operation of the Project or otherwise arising in connection with the Project. The foregoing on the understanding that all Operating Revenues will be deposited in the Project's Concentrating Accounts, for which purpose, as applicable, the Borrower and/or the Joint and Several Obligor shall assign their collection rights corresponding to the Security Trust Property.

“Property” or “Properties” means the Property or properties described in the recitals of this Agreement and the description of which is deemed to be reproduced in the text of this Agreement as if it were inserted verbatim.

“VAT” means the value added tax applicable in Mexico.

“LGTOC” means the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

“LIC” means the Credit Institutions Law (Ley de Instituciones de Crédito).

“Sanctions List” means the list of Specially Designated Nationals and Blocked Persons maintained by the OFAC, the Consolidated Financial Sanctions List and the Sanctioned Investors List maintained by HM Treasury, or any similar public list maintained by or the public announcement of any Sanctions made by any Sanctioning Authority, as publicly updated from time to time.

“LTC” means the result of dividing the outstanding principal amount of the Loan on the calculation date by the Construction Cost of the Project taking into consideration the Budget plus the land value of the Property, considering a value of USD$60,000,000.00 (sixty million and 00/100 Dollars), and the percentage of financial progress of the Project as determined by the Technical Advisor.

“LTV” means the result of dividing the outstanding principal amount of the Loan as of the calculation date by the value of the Project Properties as of the calculation date, according to the latest available Appraisal.

“Majority of the Creditors” means the group of Creditors representing in aggregate at least 60% (sixty percent) of the outstanding balance of the Loan.

“Mexico” means the United Mexican States.

“Murano PV” has the meaning given to it in the preamble to this Agreement.

“MFRS” means the Financial Reporting Standards applicable in Mexico or, as applicable, the International Financial Reporting Standards, as applicable to the Borrower, the Joint and Several Obligor, BVG, and/or Murano PV, in effect at any time.

“Secured Obligations” means any and all obligations, present and future, derived from the Secured Documents, and the punctual and timely payment, both of the principal amount of the Loan, and the ordinary and default interest thereof and the other ancillary amounts payable by the Borrower derived from the Secured Documents.

“Joint and Several Obligor” has the meaning given to it in the preamble to this Agreement.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Creditor's Applicable Office” means the address of the office for each Creditor set forth in Exhibit “G” to this Agreement.

“Operator” means AMR Operaciones MX, S. de R.L. de C.V. and/or any other person that replaces it under the terms of this Agreement, with the prior consent of the Creditors.

“Promissory Note” means each of the promissory notes subscribed by the Borrower as subscriber, and by the Joint and Several Obligor and Elías Sacal Cababie as guarantors, for the benefit of the corresponding Creditors, documenting each of the Borrowings made by the Borrower pursuant to this Agreement and dated on each date on which each of the Borrowings is carried out, which will be substantially subscribed in the form attached to this Agreement as Exhibit “H”.

“Sanctioned Country” means a country or territory that is, or its government is, subject to or is the subject of Sanctions, including, without limitation, Iran, North Korea, Sudan, South Sudan, and Syria.

“Restricted Party” means a Person that is: (i) included in, or owned or controlled by, or a person acting on behalf of, a Person on a Sanction List; (ii) domiciled in or incorporated under the laws of a Sanctioned Country, or a person owned or controlled by, or acting for or on behalf of, such a Person; or (iii) otherwise subject to Sanctions.

“Parties” has the meaning given to it in the preamble to this Agreement.

“Trust Property” means all assets and rights forming part of the Trust Property of the Borrower Trust.

“Security Trust Property” means all assets and rights forming part of the Trust Property of the Security Trust.

“Construction Period” means the period commencing on the execution date of this Agreement and ending on the Works Completion Date.

“Borrowing Window” means a period not to exceed 30 (thirty) months following the date of the First Borrowing, but not to exceed the Construction Period.

“Interest Period” means each quarterly period for which interest accruing on the outstanding principal amount of the borrowings will be calculated; provided that (i) the first Interest Period in respect of each Borrowing shall commence (including) on the date of the respective Borrowing and end (excluding) on the immediately following Interest Payment Date, and (ii) subsequent Interest Periods shall commence (including) on the immediately preceding Interest Payment Date and end (excluding) on the immediately following Interest Payment Date. The Parties acknowledge and agree that the first Interest Period may be irregular.

“Person” means any individual, corporation, partnership, company, association, joint venture, joint venture, trust, Governmental entity or Authority or other entity of any kind with legal capacity.

“Pesos” means the legal tender of Mexico.

“Plans” means the plans and specifications for the construction of the Project, as approved by the Agent with the prior validation of the Technical Advisor. The foregoing on the understanding that any required amendments to the Plans must have the prior written approval of the Agent with the prior validation of the Technical Advisor.

“Increment Term” has the meaning given to it in Clause Two Bis of this Agreement.

“Miami Pledge” has the meaning given to it in Clause Two Bis of this Agreement.

“Monaco Pledge” has the meaning given to it in Clause Two Bis of this Agreement.

“Pledge” has the meaning given to it in Recital sixteen of this Agreement.

“Budget” means the budget for the construction and development of the Project to be delivered by the Borrower to the Creditors, together with the Technical Advisor's certification of such budget. Any modifications to the Budget must be validated by the Technical Advisor and approved in writing in advance by the Creditors. A copy of the Budget and the Technical Advisor's certification are attached hereto as Exhibit “I”.

“Annual Budget” means the budget prepared by the Operator and approved by the Joint and Several Obligor in which the Operating Expenses and Operating Revenues are detailed, which will be delivered by the Borrower to the Agent within 15 (fifteen) calendar days following its delivery to the Joint and Several Obligor, pursuant to the Operating Agreement.

“First Borrowing” means the First Borrowing of the Loan made by the Borrower in accordance with the provisions of this Agreement, provided that it has complied with the requirements for the First Borrowing of the Loan in accordance with Clause Nine, in the amount of up to 20% (twenty percent) of the amount of the Loan (without considering the Additional Loan), which must be made, within 6 (six) months following the execution date of this Agreement.

“Construction Programme” means the works program for the construction of the Project to be delivered by the Borrower to the Creditors, after validation of the concepts contained therein by the Technical Advisor. Any modification made to the Construction Programme must have the prior validation of the Technical Advisor, and the prior written authorization of the Creditors.

“Hedge Provider” means any of the Creditors.

“Project” means the buildings, land, equipment, facilities, furniture, common areas, and other assets necessary for the operation of the first phase of the tourism project called “Grand Island” located in the Properties, which will have 1,000 (one thousand) hotel keys (rooms) operated by means of an all-inclusive concept, the main components of which will be the Hotel Dreams and Hotel Vivid, and their respective service areas, BOH, restaurants, crystal lagoons, water parks, retail villages, spas, swimming pools, convention centers, marinas, gyms, bars, among other areas and services.

“Debt Service Coverage Ratio” or “DSCR” means the ratio calculated on a semi-annual basis with financial information of the Project and after 12 (twelve) months of operation of the Project resulting from dividing (a) the Net Cash Flow for the 12 (twelve) months prior to the DSCR Calculation Date, by (b) the Debt Service for the 12 (twelve) months following the DSCR Calculation Date.

“Regulations Applicable to Caixabank” means the Spanish money laundering regulations (Law 10/2010, of April 28, 2010, on the prevention of money laundering and terrorist financing) or know-your-customer rules and standards, and any other regulations under which Caixabank is required to report to any public agency or body under any law or regulation that is legally applicable to them.

“Loan Reserves” means collectively the Debt Service Fund, the FF&E Account and, if a Cash Sweep Event exists and is continuing, the Flow Retention Reserve Account.

“Sabadell” has the meaning given to it in the preamble to this Agreement.

“Penalties” has the meaning given to it in Representation (I)(v) of this Agreement.

“Insurance” means the insurance that the Borrower must take out and maintain under the Loan Documents and the Project Documents; provided, however, that such insurance must be arranged with insurers acceptable to the Agent, in an amount at least equal to the outstanding balance of the Loan, and shall cover the Project, including buildings, accessions or improvements, both in the construction process and upon completion, against all insurable risks, including, but not limited to, flood, explosion, smoke, fire, lightning, hail, earthquake, eruption, hurricanes, strikes and riots, aircraft crashes and vehicle collisions, damage caused by third parties, terrorist acts (and loss of profits), general liability in the amount recommended by the Insurance Advisor and damages caused to third parties and any other risks that may be applicable and insurable.

Notwithstanding the foregoing, specifically (i) during the entire Construction Period, a civil works and liability insurance policy covering all applicable risks must be taken out and (ii) from the Works Completion Date and until there is any unpaid and payable amount of the Loan, a business interruption policy covering at least the equivalent of 12 (twelve) months of the Operating Revenues must be taken out.

In any case, the Insurance policies shall comply with the recommendations of the Insurance Advisor, and with any other specifications set forth herein.

“SEMARNAT” means the Ministry of the Environment and Natural Resources (Secretaría de Medio Ambiente y Recursos Naturales).

“Debt Service” means the sum of payments of principal, ordinary interest, fees and other appurtenances due under this Agreement and the other Loan Documents, excluding those payments pertaining to Loan Reserves.

“Borrowing Request” has the meaning given to it in Clause Three of this Agreement.

“Market Disruption Event” means any exceptional circumstances affecting the financial market and causing the impossibility, for Creditors representing at least 40% (forty percent) of the outstanding principal amount of the Loan, to contract the liability transactions necessary to make available to the Borrower, or maintain, the amount of the Loan under the corresponding term and amount conditions, and, in particular, without limitation, those cases in which the cost of such liability transactions is higher for the Creditors than the LIBOR Rate for the corresponding term.

“Ordinary Interest Rate” has the meaning given to it in Clause Five of this Agreement.

“LIBOR Rate” means, with respect to any Interest Period, the London Interbank Offered Rate, as published by IBA or its successor entity, through the “US0003M” screen of the Bloomberg Money Rate Watch, L.P., published at approximately 11:45 a.m. London, England time on the second Business Day immediately preceding the commencement of such Interest Period or, if not published on such date, the immediately and previously published rate; provided that: (i) the applicable LIBOR Rate will be that corresponding to deposits in Dollars for terms of 3 (three) months; (ii) if the LIBOR Rate is negative, its value, for purposes of this Agreement, will be equal to 0 (zero); and (iii) in the event that the LIBOR Rate ceases to be published, either temporarily or permanently, the Borrower expressly agrees that the LIBOR Rate shall be that determined by the Agent and the Creditors based on the substitute financial reporting service that offers benchmark rates.

In the event that it is impossible to determine the LIBOR Rate (or the LIBOR Rate ceases to be published) as set forth above, then the applicable LIBOR Rate will be the rate in effect prior to such impossibility.

“Net Operating Income” means, as of a given date and with respect to the Project, the result of (a) Operating Revenues for the 12 (twelve) months prior to the given date, minus (b) Operating Expenses for the 12 (twelve) months prior to the given date.

“Authorized Appraiser” means any of CBRE, S. de R.L. de C.V., Cushman & Wakefield, S. de R.L. de C.V., or LaSalle Partners, S. de R.L. de C.V. or, in the absence thereof, any appraiser or agency of appraisers approved by the Creditors.

(b)       Interpretation. All terms defined in this Agreement in the singular form shall equally apply to the singular and plural forms of the defined terms and the masculine, feminine, or neuter gender shall include all genders. Unless otherwise expressly stated in this Agreement, all references to Clauses shall refer to the Clauses of this Agreement, and references to Exhibits shall refer to the Exhibits attached hereto as an integral part of this Agreement. The words “hereto”, “herein”, “hereof”, and similar words refer to this Agreement as a whole and not to any particular part or Clause hereof. Any reference to any provision, law, or regulation will be deemed to include any amendments thereto and any provision, law, or regulation issued in substitution thereof. Reference to the words “include”, “including” or the like will be deemed to be followed by “without limitation” or “including but not limited to”, whether or not followed by those phrases.

All time periods set forth in this Agreement will be deemed to correspond to calendar days unless specifically stated to correspond to Business Days.

(c)       Accounting Terms and Determinations. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement or in any of the Loan Documents will be construed, all accounting determinations under this Agreement will be made, and all Financial Statements, Statements of Operating Income and/or statements required to be delivered under this Agreement must be prepared, in accordance with MFRS, applied consistently with the most recent Financial Statements, Statements of Operating Income, and/or statements of account of the relevant Person delivered to the Creditors.

(d)       Exchange Rate. For purposes of any conversions or calculations from Pesos to Dollars to be carried out pursuant to this Agreement, the exchange rate published by the Mexican Central Bank (Banco de México) in the Federal Official Gazette (Diario Oficial de la Federación) on the date on which such conversion or calculation is carried out (fix exchange rate) will be used.

TWO. Obligation to Grant the Loan; Loan Borrowing.

(a) Commitment. Subject to the terms and conditions set forth in this Agreement, the Creditors hereby make available to the Borrower, who accepts and agrees to pay in accordance with the terms set forth herein, a Loan for a total amount of the lesser of: (i) USD$160,000,000.00 (one hundred and sixty million and 00/100 Dollars) or (ii) 55% (fifty-five percent) of the sum of the Construction Cost of the Project plus the value of the land of the Properties, considering a value of USD$60,000,000.00 (sixty million and 00/100 Dollars). The foregoing, on the understanding that the Borrower may borrow the total Loan within the Borrowing Window and provided that it is up to date in the compliance of its obligations under this Agreement and the requirements set forth in Clause Nine of this Agreement have been met.

Each of the Creditors will grant the Loan independently and, not jointly or severally, up to an amount not exceeding the amount of their respective Commitment.

(b) Article 292 of the LGTOC. The Parties agree that the amounts referred to in the preceding paragraph of this Clause Two do not include interest, fees, expenses, or other sums (except for principal) caused as a result thereof. Therefore, the provisions of Article 292 of the LGTOC will not apply.

(c) Non-Revolving; Proportional Loan. No Commitment is revolving in nature, and any portion of the Loan that has been repaid or prepaid may not be reborrowed. The Loan will be extended by the Creditors individually, not jointly, and on a pro rata basis to their respective Commitment. The Commitment of each Creditor shall terminate immediately upon the full amount of its respective Commitment or upon the expiration of the Borrowing Window and the Borrower has not drawn down the full amount of the Loan, or as otherwise provided in this Agreement, at which time the Agent and the Creditors shall have no obligation or liability to deliver to the Borrower any amounts in addition to those requested by the Borrower through the applicable Borrowing Requests under this Agreement.

(d) Loan Borrowing. Subject to compliance with the requirements set forth in Clause Nine of this Agreement, the Borrower may draw down the Loan in several Borrowings during the Borrowing Window.

(e) Non-Borrowing Fee. During the Borrowing Window, the Borrower agrees to pay to the Creditors the applicable Non-Borrowing Fee.

TWO BIS. Loan Increase.

(a) Additional Loan. The Borrower may, upon written request to the Agent, elect to request on a single occasion, within the 12 (twelve) months following the execution date of this Agreement (“Increase Term”), the granting of an additional loan (“Additional Loan”), up to a principal amount of USD$18,613,000.00 (eighteen million six hundred thirteen thousand and 00/100 Dollars).

Upon receipt of the application for Additional Loan, the Agent shall offer it, (i) in the first instance, to each of the Creditors (and each of the Creditors will have the right, but not the obligation, to increase their respective Commitments, on a pro rata basis to the amount of the Loan they have at that time, by the total amount of the Additional Loan); (ii) in the second instance, with respect to those amounts that have not been subscribed by the Creditors in the first instance, the Agent shall offer it to each of the Creditors that have decided to increase their respective Commitments pursuant to the foregoing, (iii) in the third instance, with respect to those amounts that have not been subscribed by the Creditors in the first and second instance, to certain financial institutions acceptable to the Agent (“Additional Creditors”).

The Borrower acknowledges and agrees that the Creditors will have no obligation to the Borrower to extend any Additional Loan and that the Agent shall use only its best efforts to offer such Additional Loan among the Creditors and/or the Additional Creditors, as applicable, without the Agent being bound in any way to obtain funds for the granting of the Additional Loan.

The Additional Loan, if any, shall be borrowed by the Borrower within the Borrowing Window, in one or more installments, in accordance with the Construction Programme and the Borrowing and Investment Schedule, provided that the requirements set forth in Clause Three, which will be referred to the Additional Loan, to the extent applicable, have been met in form and substance acceptable to the Agent and the Creditors on or prior to each proposed Borrowing Date. Additionally, the Loan Documents must be in full force and effect.

(b) Effects of Additional Loan. The Parties expressly acknowledge and agree that on and as of the first date of Borrowing of the Additional Loan, each of the Additional Creditors, if any, will be a party to this Agreement and the other Loan Documents and will be deemed for purposes of this Agreement to be a “Creditor,” and any reference to “Creditor” will also include the Additional Creditors.

The Parties further expressly acknowledge and agree that the terms and conditions applicable to the Additional Loan will be those described in this Agreement for the “Loan”, including, without limitation, the Ordinary Interest Rate and the Default Interest Rate, and the Interest Payment Date, the Principal Payment Date, the Repayment Schedule and the requirements for Subsequent Borrowings set forth in Clause Nine. By virtue of the foregoing, as of the date of acceptance by any Creditor or Additional Creditor of part or all of the Additional Loan, any reference to the “Loan” will also include the Additional Loan.

The Borrower accepts, acknowledges, and agrees that the Additional Loan described in this Clause will be subject to the terms and conditions applicable to the Loan set forth in this Agreement and the other Loan Documents, including, without limitation, being secured by the Collateral Documents.

(c) Foreign Pledges. In the event that for any reason the Additional Loan is not granted in accordance with the foregoing, Elias Sacal Cababie hereby expressly agrees to grant, on or before the date of the First Borrowing, a non-possessory pledge over a bank account in his name, opened within the Principality of Monaco and in which an amount equivalent to at least the amount of the Additional Loan is deposited, and/or any other equivalent legal instrument, to the satisfaction of each of the Creditors, through which Elías Sacal Cababie guarantees the due and timely contribution to the Project of at least the same amount of the Additional Loan; i.e., the amount of USD$18,613,000.00 (eighteen million six hundred thirteen thousand and 00/100 Dollars) to be applied in accordance with the Borrowings and Investments Schedule and the Budget (“Monaco Pledge”). Prior to the granting of the Monaco Pledge, a legal opinion addressed to the Creditors from a widely recognized law firm authorized to practice law in the Principality of Monaco, chosen by the Creditors, shall be delivered to the Creditors, to their satisfaction, providing the opinion of such lawyers regarding, among other things, the validity and enforceability of the Monaco Pledge, the authority of the parties, the enforcement procedure and any other aspects requested by the Creditors. The foregoing on the understanding that the costs corresponding to the aforementioned legal opinion will be covered by the Borrower.

Elías Sacal Cababie hereby expressly agrees to replace, on or before the date of the Third Borrowing, the Monaco Pledge with a non-possessory pledge over a bank account in his name, opened at Banco Sabadell Miami and in which an amount equivalent to at least the amount of the Additional Loan is deposited, and/or any other equivalent legal instrument, to the satisfaction of each of the Creditors, through which Elías Sacal Cababie continues to guarantee the due and timely contribution to the Project of at least the same amount of the Additional Loan; i.e., the amount of USD$18,613,000.00 (eighteen million six hundred thirteen thousand and 00/100 Dollars) for its application according to the Borrowings and Investments Schedule and the Budget (“Miami Pledge”). Upon granting the Miami Pledge, the Monaco Pledge will be vacated and terminated by the parties thereto. Additionally, prior to the granting of the Miami Pledge, a legal opinion addressed to the Creditors from a widely recognized law firm authorized to practice law in the State of Florida, United States of America, chosen by the Creditors, will be delivered to the Creditors, to their satisfaction, providing the opinion of such attorneys with respect to, among other things, the validity and enforceability of the Miami Pledge, the authority of the parties, enforcement procedure and any other matters requested by the Creditors. The foregoing on the understanding that the costs corresponding to the referred legal opinion will be covered by the Borrower.

In the event that the Monaco Pledge and/or the Miami Pledge must be enforced for any reason, the Borrower may not continue to make Borrowings under this Agreement until the proceeds from the enforcement of such pledges are effectively contributed to the Project.

The parties agree that in the event that for any reason the Additional Loan is not granted, the Borrower and/or Elías Sacal Cababie shall contribute to the Project an amount equivalent to (i) 25% (twenty-five percent) of the Additional Loan no later within 9 (nine) months following the execution date of this Agreement, (ii) another 25% (twenty-five percent) of the Additional Loan within 12 (twelve) months following the execution date of the Agreement, (iii) another 25% (twenty-five percent) of the Additional Loan within 15 (fifteen) months following the execution date of the Agreement, and (iv) the remaining 25% (twenty-five percent) of the Additional Loan within 18 (eighteen) months following the execution date of the Agreement. As the aforementioned contributions are made, the Miami Pledge will be released in the same proportion until its full termination.

THREE. Mechanics of Borrowings. (a) Procedure. To borrow from the Loan, the Borrower shall submit to the Agent a written request signed in accordance with the form of notice attached hereto as Exhibit “J” (“Borrowing Request”), within 4 (four) Business Days in advance of the date on which the Borrower wishes to carry out the corresponding Borrowing, before 12:00 noon Mexico City time. The Borrowing Request must contain, as applicable, the date and amount for such Borrowing, and a certification from an Authorized Officer of the Borrower and the Joint and Several Obligor that all the requirements under this Agreement for such Borrowing have been met. Once a Borrowing Request has been submitted, it may not be revoked by the Borrower. Any Borrowing Request must be for a minimum amount of USD$5,000.00 (five thousand and 00/100 Dollars).

In the event that the total Borrowing of the Loan is not made within the Borrowing Window, it will be deemed that the amount of the Loan will be that actually borrowed as of the termination date of the Borrowing Window and the Creditors will be released from their obligation to deliver the subsequent Borrowings referred to in this Agreement and will have no responsibility with respect to the amounts not disbursed.

(b)        The Agent, on the same day it receives the Borrowing Request from the Borrower and before 3:00 p.m. Mexico City time on such day, shall notify and request to the Creditors the amount of the Borrowing that corresponds to them so that by 2:00 p.m. Mexico City time on the day of the Borrowing date set forth in the Borrowing Request, the Creditors transfer, in freely available funds on the same day, to the Agent Account the total amount requested. For such purpose, the Agent shall confirm in writing (being allowed for these purposes the sending of an email with acknowledgement of receipt) to the Creditors the satisfaction of the preceding requirements with respect to the Borrowing in question, so that the borrowing may be made on the date provided for such purposes in the corresponding Borrowing Request.

(c)        Once the Agent (1) has confirmed compliance with the requirements, to the reasonable satisfaction of the Agent and the Creditors, for each Borrowing, and (2) has received from the Creditors all of the funds described in the Borrowing Request, it shall transfer the funds on the date provided for such Borrowing in the Borrowing Request, to the Loan Account in immediately available funds.

If by the due date and time for receiving funds from the Creditors, the Agent has not received all of them, it shall send to the Borrower the funds it has received. The foregoing on the understanding that the Agent will not be liable if on the date of Borrowing, the Borrower does not receive all the funds due to total or partial default of any of the Creditors, since each Creditor is only severally liable and not jointly and severally liable. The Creditor that has not disbursed the corresponding funds including Sabadell, if applicable, in its capacity as Creditor under this Agreement, will be liable for the damages caused to the Borrower, the Agent and the other Creditors for the delay or failure to carry out the part of the Borrowing that corresponds to it, and the Borrower, the Agent, and the other Creditors may exercise, jointly or individually, the actions that correspond to them against such Creditor.

In the event that any of the Creditors fails to disburse the funds corresponding to its Commitment under this Agreement on the Borrowing Date, the amount of the Borrowing will be reduced to the amount actually available to the Agent on such date.

(d)       Promissory Notes. Each Borrowing shall be documented by Promissory Notes subscribed by the Borrower as subscriber, and by the Joint and Several Obligor and Elías Sacal Cababie as guarantors, in favor of each of the Creditors, for the amount corresponding to the Borrowing in question, substantially in the terms of the form attached to this Agreement as Exhibit “H”.

(e)      The obligation of Elías Sacal Cababie to act as guarantor of the Promissory Notes will be limited to an amount equal to 55% (fifty-five percent) of the Construction Cost of the Project and until the Stable Phase Commencement Date is reached. Therefore, Elías Sacal Cababie shall act only as guarantor of the Promissory Notes until the amount of the Promissory Notes reaches an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project and, in the event of replacement of all the Promissory Notes by only one in favor of each of the Creditors, he shall subscribe such new Promissory Notes as guarantor up to an amount equivalent to 55% (fifty-five percent) of the Construction Cost of the Project. Likewise, Elías Sacal Cababie agrees to cover the amount necessary to pay the construction cost overruns that may have been generated and are payable, guaranteeing the completion of the work.

(f)        The parties agree that, on the Stable Phase Commencement Date, the endorsement of the Promissory Notes by Elías Sacal Cababie's will be cancelled and the Promissory Notes will be exchanged for new Promissory Notes that do not have the endorsement of Elías Sacal Cababie.

(g)       The Parties agree to replace, precisely on the date on which the margin applicable to the LIBOR Rate changes in accordance with the provisions of Clause Five of this Agreement, the Promissory Notes documenting the Borrowings of the Loan, by a single Promissory Note in favor of each Creditor documenting the principal amount of all the replaced Promissory Notes corresponding to each of the Creditors; on the understanding that in such case, the Agent shall return the replaced Promissory Notes to the Borrower duly cancelled upon delivery by the latter of such new Promissory Note to be issued in favor of each of the Creditors.

(h)       Denounced Loan. The Parties expressly agree that the Creditors may denounce the Agreements in accordance with Article 294 of the LGTOC as of a certain date or at any time, and accordingly, the Borrowing of the Loan, by means of a simple written notice to the Borrower in that respect, without any liability for the Creditors.

FOUR. Use of Proceeds. The proceeds of the Loan shall be used by the Borrower to finance: (a) the construction (including any financial expenses during such stage), equipping and commissioning of the Project (excluding VAT in any such case), (b) any commissions (excluding VAT), (c) expenses and fees of Advisors, counsel to the Agent and Creditors, and/or notaries public due under this Agreement, (d) the funding of the Debt Service Fund, and (e) any additional expenses related to the Project.

FIVE. Interest. Applicable Margin Reduction. (a) Ordinary Interest. The Borrower shall pay to each Creditor, through the Agent, without prior demand, ordinary quarterly interest on the outstanding principal amount of each Borrowing made against the Loan granted by the corresponding Creditor, during each Interest Period, at rate per annum equal to the LIBOR Rate for the corresponding Interest Period, plus an applicable margin, according to the corresponding period, in accordance with the following (“Ordinary Interest Rate”):

(a)	375 (three hundred seventy-five) basis points, from the date of the First Borrowing until the Stable Phase Commencement Date of the Project; and

(b)	325 (three hundred twenty-five) basis points, as of the Stable Phase Commencement Date of the Project and for the remainder of the term of this Agreement.

Interest will be payable on each Interest Payment Date; provided, however, that the last Interest Payment Date shall occur precisely on the Maturity Date.

Ordinary interest and default interest, if any, accrued under this Agreement will be calculated for the days actually elapsed in each Interest Period, on the basis of a year of 360 (three hundred sixty) days, including the first of such days, but excluding the last day.

(b)       Default Interest. In the event of default in the payment of any principal amount payable under this Agreement (other than ordinary interest), default interest, payable on demand, shall accrue daily on the overdue and outstanding principal amount of the Borrowings, from the date on which such payment should have been made until payment in full, at a rate equal to the result of multiplying by 2 (two) the respective Ordinary Interest Rate.

The Borrower accepts, acknowledges, and agrees that the payment of default interest (i) does not constitute or imply a waiver and in no event shall have the effect of a waiver of the rights of the Creditors arising under any of the Loan Documents, (ii) does not constitute or imply a waiver and in no event shall have the effect of a waiver of any of the obligations of such Borrower arising under any of the Loan Documents, and (iii) does not exclude any other right, authority, or privilege (including, without limitation, any right or privilege under applicable law) of the Agent or the Creditors arising under any of the Loan Documents (including, without limitation, the authority to early terminate the obligations of the Borrower).

SIX. Repayment of the Loan. The Borrower shall pay to the Creditors, through the Agent, in liquid and immediately available funds, the principal amount of all the Borrowings under this Agreement, through quarterly installments payable in the corresponding repayment amounts specified in the Repayment Schedule attached to this Agreement as Exhibit “K” (“Repayment Schedule”), and to be paid each on a Principal Payment Date; provided that no balance of, or amount payable on or in respect of, the Loan may remain unpaid beyond the Maturity Date.

The obligations of the Borrower are absolute and indivisible, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement shall be made in Dollars, in full and unconditionally, without right of set-off.

SEVEN. Prepayment of the Loan.

The Borrower shall pay all or part of the outstanding balance of the Loan in any of the following events and as indicated below:

1.	Mandatory Prepayment.

(a)        Cash Sweep. In the event of any of the events described below (and for so long as such event continues), the Agent may instruct the trustee of the Security Trust, in accordance with the terms of the Security Trust and this Clause, to use all or part of the Net Cash Flow to the mandatory prepayment of the Loan (“Cash Sweep Event”) without penalty to the Borrower:

(i)          DSCR. As of the Stable Phase Commencement Date:

A.	If the Debt Service Coverage Ratio is less than 1.40x (one point forty times) but greater than or equal to 1.30x (one point thirty times), the Agent may instruct the trustee of the Security Trust to set aside 50% (fifty percent) of the Net Cash Flow and deposit them in the Cash Flow Retention Reserve Account as of such date. In the event that such DSCR persists or decreases during the following Debt Service Coverage Ratio measurement period or during any subsequent measurement period, the funds deposited in such Cash Flow Retention Reserve Account shall be used on the Principal Payment Date immediately following the prepayment of the outstanding principal amount of the Loan in reverse order of its maturity and any other amounts due under this Agreement (including, without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty. The foregoing on the understanding that, as of the application of such reserve and until the DSCR to which the Borrower is bound is reached, 50% (fifty percent) of the entire Net Cash Flow shall be used daily as of such date to the prepayment of the principal amount of the outstanding Loan in reverse order to its maturity and any other amount due under this Agreement (including, without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty.

B.	If the Debt Service Coverage Ratio is less than 1.30x (one point thirty times) but greater than or equal to 1.20x (one point twenty times), the Agent may instruct the trustee of the Security Trust to set aside 75% (seventy-five percent) of the Net Cash Flow and deposit them in the Cash Flow Retention Reserve Account. In the event that such DSCR persists or decreases during the following Debt Service Coverage Ratio measurement period or during any subsequent measurement period, the funds deposited in such Cash Flow Retention Reserve Account shall be used on the Principal Payment Date immediately following the prepayment of the outstanding principal amount of the Loan in reverse order of its maturity and any other amounts due under this Agreement (including, without limitation, ordinary and default interest, fees, expenses, etc.), without penalty. The foregoing on the understanding that, as of the application of such reserve and until the DSCR to which the Borrower is bound is reached, 75% (fifty percent) of the entire Net Cash Flow shall be applied daily as of such date to the prepayment of the principal amount of the outstanding Loan in reverse order to its maturity and any other amount due under this Agreement (including, without limitation, ordinary and default interest, commissions, expenses, etc.), without any penalty.

C.	If the Debt Service Coverage Ratio is less than 1.20x (one point twenty times), regardless of any other action the Agent or the Creditors may take under the Loan Documents, the Agent may instruct the trustee of the Security Trust to, as of such date, use on a daily basis 100% (one hundred percent) of the Net Cash Flow for prepayment of the principal amount of the Loan outstanding in reverse order of maturity and any other amounts due under this Agreement (including, without limitation, ordinary and default interest, fees, expenses, etc.).

(ii)          Collateral Ratio. If from the beginning of the operation of the Project it reaches a Collateral Ratio of less than 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent), the Agent may instruct the trustee of the Security Trust that, as of such date, 100% (one hundred percent) of the Net Cash Flow shall be applied daily to the mandatory prepayment of the principal amount of the outstanding Loan in reverse order of its maturity and any other amounts due under this Agreement (including, without limitation, ordinary and default interest, fees, expenses, etc.). The daily application of 100% (one hundred percent) of the Net Cash Flow as set forth herein shall persist until the Collateral Ratio to which the Borrower is bound is reached.

(iii)         Cause for Acceleration. If a Cause for Acceleration is declared in accordance with Clause Twelve below, the Agent may instruct the trustee of the Security Trust that, as of such date, 100% (one hundred percent) of the Net Cash Flow will be applied daily to the mandatory prepayment of the principal amount of the outstanding Loan in reverse order of maturity and any other amounts due under this Agreement (including, without limitation, ordinary and default interest, commissions, expenses, etc.).

(b)         Claims. Additionally, in the event that the trustee of the Security Trust is paid any indemnity for the Insurance taken out, the Agent may instruct the trustee of the Security Trust to use the funds derived from the payment of the Insurance up to the amounts set forth in Clause Ten, Section A, subsection (19) paragraph (b) below.

(c)         Commencement of Operations of the Project. In the event that the Project commences operations during the 36th (thirty-sixth) to 42nd (forty-second) months following the execution date of this Agreement, during any of such months, the Borrower shall allocate 50% (fifty percent) of the Net Cash Flow to the mandatory prepayment of the principal amount of the outstanding Loan and any other amounts due under this Agreement (including, without limitation, ordinary and default interest, commissions, expenses, etc.). This obligation will terminate precisely on the first Principal Payment Date. The payments made pursuant to this subsection shall be made by the Borrower on a monthly basis on the payment dates so indicated in writing by the Agent at least 5 (five) Business Days in advance.

(d)         Other events of mandatory prepayments. In the event that (i) any of the Borrower and/or the Joint and Several Obligor undergoes a Change of Control, (ii) any of the Borrower and/or the Joint and Several Obligor incurs Debt other than that permitted under this Agreement, (iii) any of the Borrower and/or the Joint and Several Obligor carries out an issue, public or private, of debt or equity, (iv) any of the Properties or substantial part of the Project in the opinion of the Creditors is expropriated and/or otherwise disposed of, encumbered, leased, in whole or in part, (v) a Market Disruption Event occurs or (vi) a relevant part of the Properties and/or the Project is fully destroyed, declared in ruins, or seriously damaged, the Borrower shall prepay within a term not exceeding 10 (ten) Business Days (unless another term is indicated otherwise) following the occurrence of such event, the total principal amount of the outstanding Loan and any other amount due under this Agreement (including, without limitation, ordinary and default interest, commissions, expenses, etc.).

(e)         General Terms for Mandatory Prepayments. Any mandatory prepayment shall be made only on an Interest Payment Date and together with the interest accrued on the date on which the prepayment in question is actually made, and must be used by the Agent to cover repayments of the Loan in reverse order to its maturity. In the event of a mandatory prepayment, no prepayment fee will be charged. In the event of a mandatory prepayment, the notional amount of the Interest Rate Coverage will be repaid, cancelled, or reduced as long as it exceeds the amount or term of the Loan. The foregoing on the understanding that, in order to comply with its obligations under this Clause, if such reduction derives in a cost for the Borrower, the Borrower shall cover, if applicable, such break funding cost, which shall be documented.

2.            Voluntary Prepayments.

The Borrower may prepay all or part of the principal amount of the Loan by irrevocable written notice delivered to the Agent at least 30 (thirty) calendar days in advance of the date on which it wishes to make the corresponding prepayment, which must coincide with an Interest Payment Date under this Agreement; on the understanding that the Borrower must also pay the interest accrued as of the date on which the prepayment in question is actually made for the principal amount to be prepaid (and which is pending payment).

Additionally, the Borrower shall pay a prepayment fee equivalent to 1.00% (one percent) plus VAT on the amount of the prepayment in the event of prepayment of the Loan between the execution date of the Agreement and up to 2 (two) years following the Works Completion Date, on the understanding that such fee will only be paid if the prepayment proceeds come from funds derived from a direct or indirect refinancing by a financial entity other than the Creditors and/or their Affiliates and/or a market transaction (debt substitution) and that have been contracted by the Borrower or any of its Affiliates (“Prepayment Fee”).

In the event that, during the term of this Agreement, the Borrower obtains a firm proposal from any financial entity other than the Creditors to obtain funds to make a prepayment of the Loan (“Financing Proposal”), it shall give notice to the Creditors of the terms and conditions of such Financing Proposal. The Creditors, individually or jointly, shall have the right to, within 45 (forty-five) Business Days upon receiving such notice, notify the Borrower of a firm financing proposal on at least the same terms as the proposal notified to them (“Creditors Financing Proposal”). If the Creditors, or any of them, submits a Creditors Financing Proposal, it will be entitled to be preferred to refinance the Loan. In the event that none of the Creditors submits a Creditors Financing Proposal, the Borrower may contract the Loan under the terms of the Financing Proposal. The foregoing without prejudice to the application of the Prepayment Fee referred to in the immediately preceding paragraph.

This Prepayment Fee will not be payable in the event that the voluntary prepayment is made in full and is made as a result of a refinancing of this Agreement by the Creditors or any Affiliate thereof. Provided that, for such purposes, the Creditors will have the preference to be elected on equal terms.

In the event that the prepayment made by the Borrower is for an amount less than the total outstanding balance of the Borrowings at the time of prepayment, such partial prepayment will be used by the Agent to cover repayments of the Loan in reverse order to its maturity.

The Borrower shall cover, if applicable, break funding costs derived from voluntary prepayment, whether they are originated by the cancellation or reconduction of the Interest Rate Coverage or not.

EIGHT. Place; Form of Payment; Break Funding Costs; Market Disruption.

(a)         Notwithstanding the provisions of subsection (c) of this Clause, the Borrower shall make all payments of principal, interest, commissions, and any other amounts payable in respect of the Borrowings, without any set-off, in immediately available funds and in Dollars, by 1:00 p.m. Mexico City time on each Principal Payment Date, Interest Payment Date, or Maturity Date, by wire transfer in immediately available funds, to the Agent Account, or any other account as the Agent may notify in writing at least 5 (five) Business Days in advance of the relevant payment date. Any payment received by the Agent after 1:00 p.m. Mexico City time will be deemed to have been made on the following Business Day and applicable interest will continue to accrue.

(b)        All payments of principal, interest, commissions, and any other amounts payable in respect of the Borrowings will be made by the Borrower free of Taxes or any other tax liability payable pursuant to applicable laws, regulations, and other legal provisions as set forth in Section Twenty-One. The preceding provision will not apply with respect to income tax or similar Taxes payable by the Creditors on account of payments by the Borrower in its favor (any assignee or acquirer of its rights as permitted by this Agreement) on its income or total assets in accordance with the laws, regulations, and other applicable legal provisions in Mexico.

(c)         The Borrower will be released from its obligation to make the payments referred to in subsection (a) of this Clause, to the extent that the Agent receives the payment in question in a timely manner and such payment is reflected in the bank account referred to in the immediately preceding subsection (a).

(d)         Installments received by the Agent will be applied:

(i)           first, for the payment of any Taxes due under the Loan Documents;

(ii)         second, in the event that a Cause for Acceleration exists and continues, to the payment of any collection expenses, attorneys' fees and general counsel fees of the Agent and the Creditors,

(iii)         third, for the payment of any outstanding trust fees to the trustee of the Security Trust;

(iv)        fourth, for the payment of ancillary amounts and the reimbursement of reasonable and documented costs and expenses of the Agent arising from this Agreement (including, without limitation, handling and preparation of waivers, consents, certified copies, expenses and Advisors' and attorneys' fees) invoiced to the Borrower that are unpaid after their due date (which will not be less than 5 (five) Business Days following the date on which such invoice is received by the Borrower);

(v)          fifth, if applicable, for the payment of fees generated and not paid;

(vi)        sixth, if applicable, for the payment of accrued and unpaid default interest;

(vii)       seventh, for the payment of accrued and unpaid ordinary interest, including interest accrued in connection with the arrangement of the Interest Rate Coverage;

(viii)      eighth, to the payment of unpaid and past due principal of the Loan. The foregoing on the understanding that (1) in the event that there are several outstanding repayments, they will be applied from the oldest to the most recent, (2) in the case of mandatory prepayments, they will be applied in reverse order of their maturity and (3) in the case of voluntary prepayments, they will be applied in reverse order of their maturity or on a pro rata basis, at the option of the Borrower;

(ix)         ninth, to the payment of any other amounts payable under this Agreement.

The foregoing on the understanding that the nominal amount of the Interest Rate Coverage may not exceed the nominal amount corresponding to the Loan, therefore, prepayments of the Loan must be accompanied by the repayment in the amount exceeding the Interest Rate Coverage. If applicable, the break funding cost will be borne by the Borrower.

(e)         The Agent, on the same Business Day in which it receives a payment from the Borrower under the terms of this Clause, will distribute to each Creditor on a pro rata basis according to the Commitment of each of the Creditors, the payment of the Borrower received by the Agent, provided that the Agent has received the payment in question from the Borrower before 13:00 hours of Mexico City time on the Business Day in question. If the Agent receives the payment from the Borrower after the aforementioned time, the Agent will carry out the distribution to each Creditor of the corresponding portion on the Business Day following the date on which it receives the payment from the Borrower, contemplating the default interest that will be accrued until the date on which the Creditors receive the payment.

The Agent will not be bound to make any of the distributions referred to in the preceding paragraph until it has effectively received the corresponding payment from the Borrower (even if it is for a lesser amount than it should have received for the corresponding payment).

(f)         Break Funding Cost. If the Borrower and/or the Joint and Several Obligor make principal payments on any day other than other than the Principal Payment Date or Interest Payment Date, or if the Borrower fails to make a Borrowing after having submitted a Borrowing Request, the Borrower shall reimburse each Creditor, through the Agent, within 10 (ten) calendar days following the request of the latter, any direct losses or resulting duly documented expenses incurred by the Creditors, including, if applicable, the Prepayment Fee, and any loss incurred in the obtaining, liquidation, or use of deposits from third parties . This provision shall survive the term of this Agreement.

(g)        Market Disruption. If a Market Disruption Event occurs, the Agent shall immediately notify the Borrower, and the applicable Interest Period will then have the duration determined by the Creditors in view of the terms at which the liability transactions necessary to make the amount of the Loan available to the Borrower may be contracted in the market, as applicable. As long as such event continues, the Ordinary Interest Rate will be the one that reflects the financing costs of the Creditors and justified to the Borrower. The Interest Period following the one determined in accordance with the provisions of this subsection will be automatically adjusted as to its duration, if the market circumstances allow it due to the cessation of the Market Disruption Event, so that it ends on the Interest Payment Date that would have corresponded to it had the provisions of this subsection not been applied. The Agent shall immediately notify the Borrower of the termination of the Market Disruption Event.

If the prevailing circumstances are such that it would be commercially impossible for the Creditors to contract the indicated liability transactions or the cost would be higher than the LIBOR Rate, the Borrower and the Creditors shall negotiate in good faith for 40 (forty) Business Days from the communication to the Borrower of the Market Disruption Event the possible alternatives to be adopted to make possible the continuation of the Loan.

If upon expiration of such term from the communication to the Borrower of the Market Disruption Event the Parties have not reached an agreement satisfactory to all of them in the negotiation, acting in good faith, the Borrower shall repay without penalty or break funding cost, within a reasonable period of time, in no case not exceeding 15 (fifteen) additional Business Days, the total amount owed to the Creditors in respect of principal, interest, commissions, expenses, taxes, or other items due under this Agreement (excluding break funding costs) calculated up to the date on which the payment actually occurs.

In no event shall the Creditors assume any liability in the event of a Market Disruption Event and, in particular, for those unavoidable events or exceptional circumstances or force majeure that make it impossible to contract the aforementioned liability transactions.

NINE. Requirements for the execution of this Agreement and the Loan Borrowings.

I.            Requirements for the execution of this Agreement. The Parties acknowledge that, as of the execution date of this Agreement, the following requirements must have been met, either prior to the execution date of the Agreement or concurrently with it, in form and substance satisfactory to the Agent:

(1)	that a copy of the instruction of Murano at GV, S.A. de C.V. has been delivered to the trustee of the Borrower Trust for the purpose of executing this Agreement;

(2)	that a copy of the public instrument containing the powers of attorney of the trustee of the Borrower Trust, and of the representatives of the Joint and Several Obligor, BVG, and Murano PV to execute the Loan Documents has been delivered;

(3)	that a copy of the public instrument evidencing that the Borrower Trust is the sole and legitimate owner of the Properties where the Project will be developed, together with the registration of such contribution in the corresponding Public Registry of Property, has been delivered;

(4)	that a certification has been delivered in which the Technical Advisor has validated and confirmed compliance, in due time and form, that (i) the date of completion and delivery of the Project established in the Operating Agreement coincides with that established in the Construction Programme, (ii) that the Operating Agreement has a term of at least 12 (twelve) years from the beginning of operation of the Project and with the possibility of being renewed for an equal term, (iii) that the expected date of commencement of operations is to the satisfaction of the Creditors and (iv) that the Operating Agreement contains a performance bond by the Operator equivalent to or greater than the debt service (principal plus interest) of this Agreement;

(5)	that a statutory audit report regarding the corporate and real estate aspects of the Project prepared by Galicia Abogados, S.C., as external legal counsel to the Creditors, has been delivered. The report must be satisfactory to the Creditors;

(6)	that a draft of its legal opinion has been delivered by Galicia Abogados, S.C. to the satisfaction of the Creditors;

(7)	that a favorable legal opinion has been delivered to the satisfaction of the Creditors by Nader, Hayaux y Goebel, S.C., as external legal advisors to the Borrower, as to, among other things: (i) the legal capacity and authority of the Borrower, the Joint and Several Obligor, Murano PV, BVG, and Elías Sacal Cababie to enter into the Loan Documents to which they are parties, and (ii) that the Loan Documents are (or will be in the case of the Interest Rate Coverage) valid and enforceable against all such parties;

(8)	that the confirmation regarding the non-obtaining of results in the Sole Registry of Personal Property Guarantees (Registro Único de Garantías Mobiliarias) with respect to the Joint and Several Obligor, BVG, and Murano PV has been delivered, together with the original no lien certificates on the Project's Properties issued by the corresponding Public Registry of Property, on the understanding that such documents must be obtained or granted by the notary public authorized by the Agent and participating in the formalization of the Security Trust. Such documents must evidence the non-existence of Liens on the assets of the Joint and Several Obligor, BVG, and Murano PV, and on the Properties;

(9)	that a copy of the commercial folio of the Joint and Several Obligor has been delivered;

(10)	that an original copy of the Security Trust has been delivered;

(11)	that an original copy of the Pledge has been delivered;

(12)	The Loan Documents have been executed and are in force (except for the Interest Rate Coverage);

(13)	that the Mortgage has been executed over the Property, in accordance with the terms of this Agreement;

(14)	that the notary public before whom the Mortgage is formalized, issues a letter certifying that the instrument whereby the Mortgage is created has been registered during the term of the corresponding preventive notices;

(15)	that the Operator's financial statements for fiscal years 2017 and 2018 have been delivered;

(16)	that a copy of the Operating Agreement for a term of at least 12 (twelve) years from the commencement of operation of the Project and with the possibility of being renewed for an equal term, has been delivered;

(17)	that an initial environmental and social compliance report, without incident, submitted by the Environmental Advisor, including the analysis and evaluation of the “Equator Principles and IFC Performance Standards”, together with a statement, under oath, issued by an Authorized Officer of the Borrower and a representative of BVG regarding any environmental and/or social claims, lawsuits, or litigation against the Borrower and/or the Project during the last 3 (three) years, has been delivered;

(18)	that the Initial Appraisal has been delivered;

(19)	that the representations of the Borrower and the Joint and Several Obligor in this Agreement are correct and true on the execution date;

(20)	that the Appraisal (As Stabilized) has been delivered and it shows a maximum LTV of 45% (forty-five percent), considering the total amount of the Loan;

(21)	that the Base Case has been agreed by the Parties; and

(22)	that a copy, certified by an Authorized Officer of the Borrower, of the Project Construction Agreement covering at least 65% (sixty-five percent) of the hard construction costs in accordance with the Budget, has been delivered.

II.           Requirements for the First Borrowing of the Loan. The obligation of each Creditor to disburse the First Borrowing of the Loan requested by the Borrower is subject to the following requirements having been met, in a form and substance satisfactory to the Agent, and the Agent must notify the Creditors of the satisfaction of such conditions (such notice may be by email):

(1)	that proof of registration of the Mortgage with the corresponding Public Registry of Property has been delivered;

(2)	that the Borrower has submitted a Borrowing Request under the terms of Clause Three (a);

(3)	that the Promissory Notes subscribed by the Borrower as subscriber, by the Joint and Several Obligor as guarantor, and by Elías Sacal Cababie, also as guarantor, for the benefit of each of the Creditors, as applicable, have been delivered, documenting such First Borrowing, on the understanding that the guarantee of Elías Sacal Cababie will be limited to that set forth in Clause Three above;

(4)	that the Budget has been submitted, which must be validated by the Technical Advisor;

(5)	that the Debt Service Fund has been established in accordance with the terms of the Security Trust, as confirmed in writing by an Authorized Officer of the Borrower, the creation of the Debt Service Fund may be made from the First Borrowing;

(6)	a certification by an Authorized Officer of the Borrower stating under oath that the following amounts have been paid or instructed to be paid: (x) all such fees, expenses and commissions as are payable by it under the Loan Documents (including, without limitation, the fees and expenses of counsel to the Agent and the Creditors, Advisors and the relevant notary public in connection with the preparation of, and execution of, the Loan Documents); and (y) trust fees due and payable pursuant to the Borrower Trust and the Security Trust;

(7)	that a report has been submitted by the Insurance Advisor on the validity of the insurance policies obtained, and that such policies are adequate for the Project, including a copy of the insurance policies and/or renewal thereof, and a copy of the proof of payment and invoice of the corresponding premiums;

(8)	that a certification has been delivered by an Authorized Officer of the Borrower and the Joint and Several Obligor confirming that as of the date of the Borrowing (i) no Material Adverse Change has occurred; (ii) no cause for default under this Agreement has arisen; (iii) there is no pending litigation or contingency that has a reasonable possibility of causing a Material Adverse Change; and (iv) the representations of the Borrower and the Joint and Several Obligor in this Agreement are true and correct as of the date of Borrowing;

(9)	that a certification or document satisfactory to the Creditors by the Technical Advisor, confirming that, as of the date of the Borrowing, the Project has obtained all permits, concessions, licenses, authorizations, registrations, and/or certifications by any Governmental Authority required for the construction of the Project, pursuant to the Project's Construction Programme has been delivered, together with a copy of all such documents;

(10)	that the proof of payment of the property tax (predial), and proof of no water debts for the Properties corresponding to the last 5 (five) fiscal years, or certificates of no property tax and water debts with respect to the Properties (or any document that proves that the municipal water service has not been used) have been delivered;

(11)	that the Borrower has paid the Processing Fee to the Creditors, on the understanding that, if the Processing Fee has not been paid prior to the First Borrowing of the Loan, such Processing Fee will be paid to the Creditors with the proceeds of the First Borrowing of the Loan;

(12)	that the Insurance Advisor has been hired;

(13)	that the acknowledgement of receipt of the Environmental Advisor's opinion has been delivered, justifying that the Project does not require the authorization of change of land use, before the SEMARNAT and/or the corresponding authority;

(14)	The VAT Loan Agreement has been executed by all the parties thereto and, at the same time, signatures are ratified before a notary public;

(15)	that an opinion of the Technical Advisor has been delivered certifying that the Borrower has invested at least an amount equivalent to USD$104,255,176.90 (One hundred four million two hundred fifty-five thousand one hundred seventy-six and 90/100 Dollars) of the hard construction costs of the Project (including in such figure the amount corresponding to the Properties according to the higher of the Appraisal and the Budget) according to the Budget and the Borrowing and Investments Schedule, and including, among others, the excavation, structure and foundation;

(16)	that the Monaco Pledge has been executed and is in force, to the satisfaction of the Creditors;

(17)	that the Borrower and the Joint and Several Obligor are in compliance with all their obligations under the Loan Documents;

(18)	that Galicia Abogados, S.C. has delivered the legal opinion;

(19)	that the Security Trust has been registered in the Sole Registry of Personal Property Guarantees by the notary public who ratified it;

(20)	that the Pledge has been registered in the Sole Registry of Personal Property Guarantees by the notary public who has ratified it;

(21)	that a certificate from the Technical Advisor has been submitted validating that, in accordance with the progress of the work and the financial progress, a minimum Collateral Ratio of 1.82 (one point eighty-two) times has been reached;

(22)	that copies of the notices before a notary public, as applicable, of the assignments to the Security Trust Property with respect to (a) the collection rights under the Construction Agreement, including the right to collect insurance and surety bonds with respect to such agreement; (b) the rights under the Interest Rate Coverage agreements, (c) the rights under the Operating Agreement, (d) the collection rights under the Lease Agreement, and (e) any other rights required to be assigned under the Security Trust; have been delivered, and

(23)	that a certificate of existence or non-existence of Liens of the Joint and Several Obligor issued by the Public Registry of Commerce has been delivered.

III.          Requirements for Subsequent Borrowings of the Loan. The obligation of each Creditor to carry out the second and subsequent Borrowings of the Loan requested by the Borrower, is subject to the satisfaction of the following requirements, in a form and substance satisfactory to the Agent, and the Agent must notify the Creditors of the satisfaction of such conditions (which may be done by email):

(1)	a Borrowing Request by the Borrower, under the terms of Clause Three (a);

(2)	the Promissory Notes subscribed by the Borrower as subscriber, and by the Joint and Several Obligor and Elías Sacal Cababie as guarantors, for the benefit of each Creditor, as applicable, documenting such Borrowing, on the understanding that the guarantee of Elías Sacal Cababie will be limited to the provisions set forth in Clause Three above;

(3)	an opinion issued by the Technical Advisor with a validity of 3 (three) months, certifying, among other things, that any and all licenses, permits, or authorizations for the construction of the Project in accordance with the Construction Programme are still in force;

(4)	a certification signed by the Technical Advisor confirming: (i) the progress of work on the Project in accordance with the Budget and the Construction Programme in all relevant aspects; (ii) the percentage of financial progress of the Project, (iii) the breakdown of the use in the construction and development of the Project of the funds of the immediately preceding Borrowings, and (iv) that Murano PV has disbursed sufficient funds and, if applicable, the amount necessary to cover the construction cost overruns that have been generated and are payable up to that time, and (v) that the works of the Project have been carried out in accordance with the corresponding construction permits and authorizations. In relation to subsections (i) and (ii) of this paragraph, the Technical Advisor must include in its certification the corresponding validation that based on such work progress and financial progress a minimum Collateral Ratio of 1.82 (one point eighty-two) times is reached;

(5)	a certification by an Authorized Officer of the Borrower and the Joint and Several Obligor confirming that as of the date of the Borrowing (i) no Material Adverse Change has occurred; (ii) no cause for default under this Agreement has arisen, (iii) there is no pending litigation or contingency which has a reasonable possibility of materially adversely affecting the financial condition of the Borrower, the Joint and Several Obligor, and/or the development of the Project, and (iv) the representations of the Borrower and the Joint and Several Obligor in this Agreement are true and correct as of the date of Borrowing;

(6)	a letter signed by an Authorized Officer of the Borrower, stating that the Insurance policies are in force as of the date of the corresponding Borrowing;

(7)	that the Borrower and the Joint and Several Obligor are in compliance with all their obligations under the Loan Documents;

(8)	that the Borrower has delivered the Project's operating budget contemplated for the first year of operation;

(9)	Applicable to the third Borrowing: that the Miami Pledge has been executed and is in force, to the satisfaction of the Creditors;

(10)	Applicable to the last Borrowing: a report of the market in which the Project will be developed, containing the key performance indicators of such market expected to be met by the Project during its stable phase, including but not limited to: average occupancy, average daily rate, revenue per available room, net operating income, and any others required by the Agent; and

(11)	Applicable to the last Borrowing: that the Borrower has delivered the Project's operating budget contemplated for the first year of operation.

(12)	When 20% (twenty percent) of the Loan remains to be borrowed, the Technical Advisor must certify that the Borrower has contributed to the Project 100% (one hundred percent) of the capital of which it is responsible.

TEN. Affirmative Covenants.

A. Borrower and Joint and Several Obligor. As of the execution date of this Agreement and as long as any amount derived from the Borrowings made by the Borrower remains outstanding and unless the Creditors consent in writing to the contrary, the Borrower and the Joint and Several Obligor agree to comply in terms satisfactory to the Creditors, with the following obligations:

(1)          Compliance with Laws and Authorizations. Comply with any applicable laws, rules, regulations, and resolutions in Mexico, including without limitation, the payment when due of all Taxes, duties, contributions, social security quotas, and governmental charges, taxes on its property, and file in a timely manner, before the corresponding tax authorities, any and all Tax returns that it is required to file, and in particular, comply with any laws, regulations, or standards of ecological balance and environmental protection in Mexico, except to the extent that they challenge it in good faith through appropriate proceedings and establish adequate reservations in this respect, in which case, they shall deliver to the Agent a semi-annual report regarding the status of such proceedings and reservations.

(2)          Maintenance of Permits, Licenses, and Authorizations for the Project. Maintain in force all necessary authorizations, licenses, and permits, in accordance with applicable law, for the construction and operation of the Project.

(3)          Delivery of Information. Deliver and provide to the Agent, with the timeliness and frequency indicated below, the following information:

(i)	Quarterly Financial Information. As soon as possible, but in any event within 45 (forty-five) calendar days following the closing of each calendar quarter of each year, certified by an attorney-in-fact with sufficient authority of the Borrower, (1) the quarterly, individual, and consolidated Financial Statements of the Borrower and the Joint and Several Obligor corresponding to such quarter together with the financial information of the Project, and (2) the quarterly account statements of the Security Trust.

(ii)	Annual Financial Information. As soon as they become available, but in any case within 180 (one hundred eighty) calendar days following the closing of each fiscal year: a copy of the annual, individual, and consolidated financial statements of the Borrower and the Joint and Several Obligor duly audited by any of the following independent public accounting firms: KPMG Mexico, Deloitte Mexico, EY Mexico, or PricewaterhouseCoopers Mexico.

(iii)	Financial Compliance Certificates. As soon as practicable, but in any event within 10 (ten) calendar days following (1) each DSCR Calculation Date occurring after the first year of operation of the Project, a calculation of the Debt Service Coverage Ratio based on the latest available financial information of the Project; and (2) each DSCR Calculation Date occurring after the Stable Phase Commencement Date, a calculation of the Collateral Ratio. Such calculations must be certified by an auditor, whose selection and engagement will be made to the satisfaction of the Agent.

(iv)	Financial Information of the Joint and Several Obligor. Within 15 (fifteen) Business Days following written request by the Agent, the information that the Agent reasonably requests regarding the financial position of the Borrower and/or the Joint and Several Obligor.

(v)	Additional Information. Within 10 (ten) Business Days following written request by the Agent, the information reasonably requested by the Agent in connection with the Project, and all documents required by the Creditors in connection with the regulatory mechanisms and internal policies on Know Your Customer, including those requested to analyze and approve a Change of Control.

(vi)	Information on the Construction of the Project. During the Construction Period, within 10 (ten) Business Days of each calendar month, a report on the progress of the construction of the Project, including, if applicable, any deviations from the Construction Programme and Budget together with an explanation thereof.

(vii)	Appraisal. An Appraisal of the Project or its respective updates, the cost of which will be covered by the Borrower. Such Appraisal will be updated every twelve (12) months. The Borrower must deliver the Appraisal within a term not to exceed 90 (ninety) calendar days upon commencement of operations of the Project.

(viii)	Notice of Claims. Within 5 (five) Business Days following the service of process or notice of any lawsuit, claim. or proceeding in which the Borrower and/or the Joint and Several Obligor are parties and which may result in a Material Adverse Change, a document signed by an attorney-in-fact with sufficient authority of the Borrower and the Joint and Several Obligor, describing the nature of such lawsuit, claim, or proceeding and the measures intended to be taken thereon.

(ix)	Operating Report and Authorized Officer's Statement. Simultaneously with the delivery of the quarterly and annual financial information provided in subsections (i) and (ii) above, a document certified by an attorney-in-fact with sufficient authority of the Borrower and the Joint and Several Obligor that includes (a) an operating report of the Project, and (b) a statement to the effect that no Cause for Acceleration has occurred, and if such event has occurred, specifying the nature thereof and the measures taken or intended to be taken to remedy such circumstance.

(x)	Events of Default of the Project. Within 5 (five) Business Days after becoming aware of (i) the existence of any default of the Project Documents that may result in a Material Adverse Change, (ii) the existence of any Project cost overruns or (iii) delays in the Project, a written notice together with a statement of an attorney-in-fact of the Borrower and the Joint and Several Obligor containing an explanation of such circumstance, and the actions proposed to be taken with respect thereto.

(xi)	Cause for Acceleration. Within 5 (five) Business Days following the date on which it becomes aware of the existence of any event that constitutes a Cause for Acceleration, a written notice together with a statement of an attorney-in-fact with sufficient authority of the Borrower and the Joint and Several Obligor, containing an explanation of such event, and the measures that it intends to adopt with respect thereto. The foregoing without prejudice to the consequences set forth in this Agreement for each Cause for Acceleration and the rights of the Creditors.

(xii)	Operating Income Statements. Once the operation of the Project has commenced and within 30 (thirty) calendar days following the closing of each calendar quarter, the Operating Income Statement prepared by the Operator, in terms reasonably acceptable to the Creditors.

(xiii)	Compliance with affirmative and negative covenants. During the Construction Period, within ten (10) Business Days of each quarter, a report issued by an Authorized Officer of the Borrower on the status of compliance with the affirmative and negative covenants derived from this Agreement.

(xiv)	Environmental and Social Management Plan (ESMP) and an Equator Principles Action Plan (EP). Quarterly for the construction phase and annually for the operation phase; an Environmental and Social Management Plan (ESMP) and an Equator Principles Action Plan (EP), together with a statement, under oath, issued by an Authorized Officer of the Borrower and a representative of BVG regarding any environmental and/or social claims, lawsuits, or litigation against the Borrower and/or the Project during the last 3 (three) years.

(xv)	Regulations Applicable to Caixabank. Within 10 (ten) Business Days following the date on which any of the Creditors justifiably requests information from the Borrower, the Joint and Several Obligor or the settlors and beneficiaries of the former or the shareholders of the latter, in order to comply with the Regulations Applicable to Caixabank.

(4)          Purposes; Legal Capacity. Maintain (i) its legal existence, property, and purposes (on the understanding that the purposes of the Borrower may not be modified except with the prior written consent of the Creditors); and (ii) all significant authorizations, permits, licenses, and concessions required to develop the Project.

(5)          Copies of Documents. Deliver to the Agent, upon the latter’s written request, copies of any contracts, invoices, certificates of sale, signed vouchers, or any other documents pursuant to which title to any materials, fixtures, or products incorporated into the Project and the other Loan Documents is evidenced.

(6)          Technical Advisor's Corrections. Upon demand by the Technical Advisor, correct any structural defects in the Project or any unapproved deviations from the Plans, except for adjustments which, in the ordinary course of business, the Borrower must make thereto. Any Borrowing from the Loan under this Agreement will not constitute a waiver of the Agent's right to enforce this obligation with respect to any such defect or deviation from the Plans not previously discovered by or known to the Technical Advisor.

(7)          Inspection Rights. The Agent will have at all times the right to oversee that the amount of the Borrowings is used for the purposes set forth in this Agreement, and may designate in writing and prior notice delivered to the Borrower 10 (ten) Business Days in advance, a person responsible for verifying compliance with the obligations of the Borrower under this Agreement. In the accounting aspect, the Agent is authorized to request reviews or inspections related only to the aspects related to the Loan, with the periodicity it deems convenient, to be carried out by persons designated by the Agent on business days and hours, for which it shall send a written notice to the Borrower at least 10 (ten) Business Days in advance of the date of the proposed audit. The Borrower agrees to deliver, to the extent possible, to the Agent such documents and information as may reasonably be requested in connection with the authority granted to the Agent under this subsection. The costs related to the reviews and inspections provided under this paragraph will be borne exclusively by the Agent, unless these are carried out as a result of a Cause for Acceleration.

(8)        Accounting. Keep and maintain accounting records that accurately reflect its financial position and operating statements in accordance with FRS, except for those defaults or violations that do not result in a Material Adverse Change, and have its financial statements audited by a reputable independent public accounting firm.

(9)        Debt Service Fund. Create and maintain at all times, during the term of the Loan, the Debt Service Fund. In the event that the Borrower uses the funds deposited in such fund, it must return them in accordance with the terms of this Agreement within 15 (fifteen) calendar days following their use.

(10)      Debt Service Coverage Ratio. The Borrower must maintain a Debt Service Coverage Ratio of at least 1.40x (one point forty times), as long as there are outstanding balances arising from this Agreement, on the understanding that this obligation will be measured on each DSCR Calculation Date after 12 (twelve) months of operation of the Project have elapsed. The foregoing, without prejudice to the provisions of Clause Seven.

(11)      Collateral Ratio. Maintain a minimum Collateral Ratio during the term of the Agreement of 2.22 (two point twenty-two) times based on a maximum LTV of 45% (forty-five percent) as from the Stable Phase Commencement Date the delivery of the first Appraisal, which will be carried out 90 (ninety) calendar days following the commencement of operations.

To measure the Collateral Ratio, the Appraisal to be delivered as from the first anniversary of the commencement of operations of the Project and each update of such Appraisal will be taken into account, which must be carried out every 12 (twelve) months without prejudice to the Agent requesting new Appraisals at any time for such purposes in a reasonable manner and with prior justification.

(12)      FF&E Account. From the commencement of operations of the Project and during the term of this Agreement, maintain the FF&E Account with a minimum percentage (i) during the first year of operation, of 1% (one percent) of the Operating Revenues corresponding to such year; (ii) during the second and third years of operation, 2% (two percent) of the Operating Revenues corresponding to such years, respectively; (iii) as of the fourth year of operation and as long as there are unpaid balances of the Loan of 4% (four percent) of the Operating Revenues year by year or otherwise the percentage established by the Operator in the Operating Agreement.

(13)        Payment of Fees and Expenses. To pay, on each applicable date, all fees and expenses of the Agent and the Creditors (including reasonable and documented fees and expenses of the Agent's attorneys, its independent and insurance advisors), incurred in connection with the negotiation, preparation, documentation, formalization of guarantees, follow-up and execution of the Loan Documents, including, without limitation, the Processing Fee, which will be paid by the Borrower within 15 (fifteen) calendar days following the execution date of this Agreement or on the date of the First Borrowing, whichever occurs first. Likewise, to pay any trust fees generated in accordance with the Borrower Trust.

(14)        Guarantees. Maintain the validity and enforceability of the Collateral Documents.

(15)        Project Funds. To cause the funds generated by the Project Agreements to be deposited in the Project's Concentrating Accounts, the FF&E Account, and/or the Debt Service Fund, according to the terms set forth in the Security Trust.

(16)        LTC. During the Construction Period, the Borrower must maintain a maximum LTC of 55% (fifty-five percent).

(17)        Interest Rate Coverage. The Borrower agrees to enter into one or several derivative financial transactions, documented by means of their respective confirmations, under the Interest Rate Coverage, whereby an interest rate coverage is agreed with respect to the interest generated under this Agreement; the foregoing on the understanding that (x) at all times the Interest Rate Coverage must be maintained for an amount equivalent to at least 70% (seventy percent) of the outstanding balance of the Loan, for at least 50% (fifty percent) of the term remaining to the Maturity Date and (y) the percentage of the coverage may in no case exceed 100% (one hundred percent) of the amount of the outstanding balance of the Loan.

(18)        Capital Contributions. The Borrower shall make, from the beginning of the term of the Loan and until the Stable Phase Commencement Date, capital contributions to the Project equal to or greater than 45% (forty-five percent) of the amount of the Construction Cost of the Project plus the value of the land of the Properties considering the value included in the Budget, which according to the total Budget verified by the Technical Advisor is equivalent to USD$148,935,967.00 (One hundred forty-eight million nine hundred thirty-five thousand nine hundred sixty-seven and 00/100 Dollars). The foregoing must be evidenced by means of the certification issued by the Technical Advisor. Provided that, if the Additional Loan is not borrowed, (i) the Borrower shall contribute such amount directly, in accordance with the Borrowing and Investment Schedule, in which case, the Monaco Pledge and/or the Miami Pledge, as applicable, shall cease to be enforceable and shall be terminated by the parties to such pledges and (ii) the capital contributions that the Borrower shall make to the Project will be equal to or greater than 51.15% (fifty-one point fifteen percent) of the amount of the Construction Cost of the Project plus the value of the land of the Properties considering the value included in the Budget; i.e., the amount of USD$167,548.967.00 (One hundred sixty-seven million five hundred forty-eight thousand nine hundred sixty-seven and 00/100 Dollars).

(19)       Insurance. The Borrower agrees to keep the Insurance Policies valid and in force, and to endorse the corresponding policies to the trustee of the Security Trust within 15 (fifteen) calendar days following the execution of this Agreement. Likewise, the Insurance policies to be purchased after the execution of the Agreement must be endorsed within the same term as of the date on which they should have been purchased.

The Insurance policies referred to in this Clause and/or the respective endorsement, shall contain, among other things, the following provisions:

(a)	the insurer agrees to give written notice to the trustee of the Security Trust of (a) any suspension, modification, or cancellation requested or determined under the Insurance, whether by the insurer unilaterally or in response to any request received thereunder, provided that no suspension, modification, or cancellation of the Insurance shall take effect until 30 (thirty) calendar days following receipt by the trustee of the Security Trust of the notice relating to such suspension, modification, or cancellation; and/or (b) that any premium due under the Insurance policies has not been paid, or that for any reason the Insurance policies have not been renewed, as soon as practicable, but in any case within 5 (five) Business Days after such nonpayment or nonrenewal occurs, and at least 5 (five) Business Days in advance of the expiration of the respective period for reinstatement of the Insurance policies, as applicable;

(b)	there will be no recourse against the trustee of the Security Trust for the modification or cancellation in question;

(c)	the insurer shall give notice to the trustee of the Security Trust of any claim made under the Insurance;

(d)	no act or omission of any person other than the trustee of the Security Trust shall affect the right of the trustee of the Security Trust to recover under the Insurance in the event of loss or damage; and

(e)	in case of omission on the part of the Borrower with respect to obtaining the Insurance, the trustee of the Security Trust will have the right but not the obligation, and without being subject to any liability, to take out the corresponding Insurance in the name and on behalf of the Borrower, and the Borrower shall reimburse the trustee of the Security Trust within 15 (fifteen) calendar days following the date on which such Insurance has been purchased, the amount of the premiums and expenses incurred, plus interest calculated at the default interest rate agreed upon in this Agreement on the amounts that the trustee of the Security Trust shall pay for this reason, which will be generated as of the date of purchasing such Insurance, until the date on which the corresponding amount is fully paid.

(f)	In the event that the trustee of the Security Trust receives the payment of indemnities derived from the Insurance purchased with respect to the Project (excluding, in any case, general liability insurance and business interruption insurance) and the sum of such indemnities is equal to or greater than the equivalent in pesos of USD$10,00,000.00 (ten million and 00/100 Dollars) per year, on an aggregate or accumulated basis, the Agent may use such amounts to prepay the Loan. In the event that for any circumstance the Borrower receives amounts derived from the Insurance, it shall transfer them within the following 2 (two) Business Days to the trustee of the Security Trust for the applicable effects in accordance with the provisions of this Agreement and the Security Trust.

Notwithstanding the foregoing, the amounts received as indemnification derived from the Insurance may not be used for prepayment of the Loan to the extent that (i) the amount of the indemnification is used by the Borrower for reinvestment in the Borrower's property, either to repair and/or replace the insured property during the following 180 (one hundred and eighty) calendar days after the amounts were received, provided that they are similar to those replaced and there is a favorable report from the Technical Advisor recommending such replacement. This term may be extended to 270 (two hundred seventy) calendar days provided that such funds are already committed for the repair of the damage in question, which must be evidenced to the satisfaction of the Creditors; or (ii) the Borrower complies with the requirements established for the repairs for relevant damages in terms of subsections (i), (ii), and (iii) provided in the paragraph below.

In the event that a relevant part of the existing buildings in the Properties and/or the Project is totally destroyed, declared in ruins, or seriously damaged, the outstanding balance of the Loan will be repaid in advance, including losses due to break funding. The foregoing will not apply if: (i) within a term of 60 (sixty) calendar days following the loss, the Technical Advisor issues a favorable report determining (a) that the amounts received or to be received from the Insurance are sufficient to restore the property or properties in question to their original condition; and (b) that sufficient amounts will be obtained from the business interruption policy to enable the Borrower to comply with its payment obligations during the term of the repair of the property or properties in question, which in no case may exceed 2 (two) years; (ii) the amounts referred to in the preceding paragraphs are effectively received and applied to their respective purposes; and (iii) during the term of repair or replacement of the property or properties, the Operator does not terminate or cancel the Operating Agreement and continues to comply with its obligations under it, in relation to the Project.

In the event that the terms and conditions set forth in this section are satisfied, the trustee of the Security Trust agrees to deliver to the Borrower the indemnity derived from the Insurance purchased with respect to the Project so that the latter may apply them in accordance with such terms.

(g)	The Insurance proceeds to be used for the repair of the affected Property and/or Hotel, pursuant to paragraph (f) above, will be delivered to the Borrower, upon written request delivered to the Agent and the trustee of the Security Trust at least 10 (ten) Business Days in advance of the proposed date of delivery, together with such plans, specifications, contracts, certifications, and other documents as the Creditors may reasonably require.

(20)        Notice of Stable Phase Commencement. Not later than on the Business Day following the date on which the Stable Phase Commencement Date occurs, the Borrower shall deliver to the Agent a notice to that effect.

(21)         Assets. Maintain all of its assets in optimal condition for the operation of the Project under market conditions for this type of Project, in the reasonable judgment of the Technical Advisor.

(22)        Accounts. The Borrower and the Joint and Several Obligor shall open and maintain a bank account with Banco Sabadell, S.A., Institución de Banca Múltiple or its branch in the United States of America, for the distribution of the capital funds related to this Agreement and the Project.

(23)        Modification of Environmental Impact Authorization. Within 12 (twelve) months following the execution date of this Agreement, the Borrower shall have obtained and delivered to the Agent a copy of the resolution issued by the Ministry of the Environment and Natural Resources authorizing, in matters of environmental impact, the modifications to the Project in relation to the areas affected.

(24)        Priority of Payment. Perform all acts necessary so that, at all times, the rights of the Creditors under this Agreement and the Promissory Notes, constitute general obligations of the Borrower and the Joint and Several Obligor with at least an equivalent priority (pari passu), in relation to the present or future, direct and non-subordinated payment obligations of the Borrower and the Joint and Several Obligor deriving from any source of obligations (except for payment obligations that have preference under the law).

(25)        Notice to the Operator and Tour Operators. Carry out all acts necessary to duly and timely notify both the Operator and the tour operators, travel agencies, and any other third party with whom the Operator engages for the marketing of any of the Hotels, of the Project's Concentrator Accounts in which they must deposit any and all the Operating Revenues.

(26)        VAT Loan Agreement. The Borrower shall execute the VAT Loan Agreement prior to the date of the First Borrowing and shall deliver to the Agent, within 10 (ten) Business Days following the date of its execution, a certified copy of the VAT Loan Agreement and all documents executed in connection therewith.

(27)        Environmental Matters.

a. Construction Period. Deliver directly, or if applicable, cause the Technical Advisor to deliver to the Agent, during the Construction Period of the Project and as soon as such documents are obtained, under the terms of applicable law, a copy of the following documents:

(i)	acknowledgments of compliance with the conditions and terms of the resolution of evaluation of the environmental impact statement in its particular modality with respect to the Project before the SEMARNAT, which apply during the Construction Period;

(ii)	CO2 emissions report registered before the SEMARNAT (in case of exceeding 25,000 tons of emissions) in case of not exceeding them, submit a letter of justification signed by an Authorized Official of the Borrower;

(iii)	registration as generator and current hazardous and/or special handling waste management plan of the Borrower Trust and/or of the service provider company that will carry out the final disposal of the waste, on the understanding that, if not applicable, a letter of justification from the Environmental Advisor, to the satisfaction of the Creditors, must be submitted;

(iv)	perimeter noise study in accordance with NOM-081-SEMARNAT-1994; with respect to the project's construction activities;

(v)	valid wastewater discharge permit from the National Water Commission, provided that if it does not apply a letter of justification from the Environmental Advisor, to the satisfaction of the Creditors, must be submitted;

(vi)	letter under oath in which the legal status and the update of the environmental and social fines incurred by the Borrower and/or any Person with respect to the Project is reported, which must be signed by an Authorized Officer of the Borrower. This letter must be delivered to the Agent every six months during the Construction Period;

(vii)	registration of the concession permit for the supply of the water source at the federal and/or local level in force before the corresponding authority, provided that if it does not apply a letter of justification from the Environmental Advisor, to the satisfaction of the Creditors, must be submitted; and

(viii)	change of ownership in favor of the trustee of the Security Trust of the resolution of evaluation of the environmental impact statement in its particular modality with respect to the Project before the SEMARNAT. The foregoing on the understanding that such change of ownership must occur within 90 (ninety) calendar days following the First Borrowing.

b. Period of Operation. Deliver directly or, as applicable, cause the Technical Advisor to deliver to the Agent, on an annual basis and as of the first year of operation of the Project, under the terms of applicable law, a copy of the following documents:

(i)	acknowledgments of compliance with the conditions and terms of the resolution of evaluation of the environmental impact statement in its particular modality with respect to the Project before the SEMARNAT, which apply during the operation of the Project;

(ii)	copy of the acknowledgment of the determination of the current occupational risk premium before the Mexican Social Security Institute (Instituto Mexicano del Seguro Social);

(iii)	letter under oath reporting the legal status and update regarding environmental and social fines incurred by the Borrower and/or any Person with respect to the Project, which must be signed by an Authorized Officer of the Borrower;

(iv)	acknowledgement of receipt of the annual operation certificate (COA) at the federal and/or state level in force before the SEMARNAT or, if not applicable, a letter of justification signed by the Authorized Official of the Borrower;

(v)	registration as generator and special and/or hazardous waste management plan and/or copy of the authorization of the service provider that will carry out the final disposal of waste for the operation phase of the Project, as applicable, on the understanding that, if not applicable, a letter of justification from the Technical Advisor, to the satisfaction of the Creditors, must be submitted;

(vi)	copy of the title of the Federal Maritime Terrestrial Zone (ZOFEMAT) in force, and the concession payments of such title before the corresponding authority.

(vii)	copy of the approval of the Municipal Directorate of Civil Protection (Dirección Municipal de Protección Civil) of the opinion of the internal civil protection program in force; and

(viii)	insurance in force that includes general liability coverage pursuant to NOM-07-TUR-2002 “On the regulatory aspects of the general liability insurance that must be obtained by the providers of tourist lodging services for the protection and safety of tourists or users”, published in the Federal Official Gazette on February 26, 2003. Such insurance may be contained in one or more policies.

c. Equator Principles. In general, to comply throughout the term of this Agreement with the obligations arising from compliance with the Equator Principles.

(28)        Construction of the Project. The Borrower agrees to carry out the construction of the Project in accordance with the Construction Programme, the Plans, and the Budget, and to complete all the works of the Project within a term of 36 (thirty-six) months following the execution date of this Agreement.

(29)        Borrowings and Investments Schedule. The Borrower agrees to carry out the Borrowings of the Loan in accordance with the provisions of the Borrowings and Investments Schedule.

B. BVG. As of the execution date of this Agreement and for so long as any amount derived from the Borrowings made by the Borrower remains outstanding and unless the Creditors consent in writing to the contrary, BVG agrees together with the Borrower and/or the Joint and Several Obligor, as applicable, to (i) comply with the obligations described in subsections: (2), (3)(v), (3)(vi), (3)(vii), (3)(viii), (3)(x), (3)(xi), (3)(xii), (3)(xiv), (4), (5), (6), (7), (19), (20), (21), (23), (27), and (28) above and (ii) in general, to obtain and keep in force all the necessary plans, authorizations, licenses, and permits, in accordance with applicable law, including those related to environmental matters, for the construction and operation of the Project.

C. Murano PV. During the Construction Period, Murano PV shall immediately contribute any amount of capital necessary to carry out the construction of the Project and to cover all cost overruns that may arise.

ELEVEN. A. Negative Covenants of the Borrower and the Joint and Several Obligor. During the term of this Agreement, the Borrower and the Joint and Several Obligor, as applicable, agree with the Creditors that they will not perform or allow to be performed, unless they obtain the prior written waiver or authorization of the Creditors, any of the following:

(1)          Borrower Trust. Any amendment to the Borrower Trust without the prior written consent of the Creditors (which consent may not be unreasonably withheld), except if such amendment is required by law.

(2)          Change of Control. Any Change of Control in the Borrower Trust and/or in the Joint and Several Obligor without the prior written consent of the Creditors.

(3)          Sales of Assets. Any sale, assignment, conveyance, transfer, or disposal of its assets without the prior written consent of the Creditors, except for the sale or disposal of (i) obsolete or worn out assets or equipment; and (ii) other obsolete fixed assets for the renewal thereof. The Borrower may enter into leases with respect to the Properties, provided that the terms and conditions of such leases will be substantially the same as those of the Lease Agreement, to the satisfaction of the Creditors.

(4)          Debt. Create, incur, or assume any Debt (except Permitted Debt), except with the prior written consent of the Creditors. In any event, any Permitted Debt or Debt authorized under this paragraph will be subordinate to the debt resulting from or relating to the Loan Documents and prior written notice must be given to the Creditors at least 30 (thirty) calendar days in advance of the date on which such Permitted or authorized Debt is incurred.

(5)          Amendment, Termination, or Suspension of the Project Documents. Amend, modify, terminate, or suspend (or permit the amendment, modification, termination, or suspension of) any Project Document, or accept (or permit the acceptance of) changes in the scope thereof, or waive (or permit the waiver of) any rights under any Project Document, in all cases, without the prior consent of the Creditors.

(6)          Liens. Create or allow the existence of Liens on its assets without the prior written consent of the Creditors, except for those created under the Collateral Documents.

(7)          Investments; Loans. Make any investments in any way other than as expressly permitted in this Agreement and the other Loan Documents, or grant or make loans to third parties, except for loans between related Parties made in the ordinary course of business.

(8)          Assignment of Rights and Obligations. Authorize the assignment of or assign the rights and obligations under any Project Document in contravention of the provisions of this Agreement without the prior written consent of the Creditors.

(9)          Distributions. Make distributions to its beneficiaries or make payments of interest or principal on subordinated loans (other than payments on Permitted Debt) during the term of this Agreement, except as expressly permitted in the Borrower Trust and the Security Trust; including payment of royalties or consideration under the Project Documents.

(10)        Representations. The Borrower and the Joint and Several Obligor shall refrain from doing any act that would make their representations under this Agreement false or incomplete on the date they were made.

(11)        Related Parties. Refrain from carrying out transactions with its Affiliates and/or Elías Sacal Cababie, except in the ordinary course of the Project.

(12)        Corporate Modifications. The Joint and Several Obligor shall refrain from merging, splitting, transforming, or modifying its purpose or object, or amending its bylaws without the prior written consent of the Creditors.

(13)        Use of Proceeds. Refrain from using the proceeds of the Loan for purposes other than the development of the Project, under the terms of this Agreement.

B. Negative Covenants of BVG and Murano PV. During the term of this Agreement, BVG agrees with the Creditors that it shall not perform or permit to be performed, unless it obtains the prior written waiver or authorization of the Creditors, mutatis mutandis, the obligations set forth in subsections (3), (5), (8) and (10) of Section A immediately above. Likewise, during the term of this Agreement, Murano PV agrees with the Creditors that it shall not perform or allow to be performed, unless it obtains the prior written waiver or authorization, of the Creditors, mutatis mutandis, the obligations set forth in subsections (8) and (10) of the immediately preceding Section A.

TWELVE. Cause for Acceleration. The Parties agree that upon any of the following events occurring (each, a “Cause for Acceleration”), and upon the expiration, if any, of the cure periods specified below, the Majority of Creditors (except as otherwise provided herein), may, at its option, terminate this Agreement early, upon written notice through the Agent to the Borrower, in which case the principal sum and all other amounts due under this Agreement and the Promissory Notes will be due and payable immediately, without the need for any judgment, filing, suit, protest, or notice of any kind, which is hereby expressly waived by the Borrower:

(1)          If the Borrower and/or the Joint and Several Obligor fail to pay when due any amount of principal, interest, expenses, commissions or otherwise, due under this Agreement and/or the Promissory Notes.

(2)          If the Debt Service Coverage Ratio is less than 1.05x (one point zero five times).

(3)          If the Borrower and/or the Joint and Several Obligor fail to pay when due, in whole or in part, any payment obligation assumed with third parties and such failure is not cured within 30 (thirty) calendar days after such situation becomes known.

(4)          If the Borrower and/or the Joint and Several Obligor fail to pay, without cause, any tax debt, except to the extent that they contest it in good faith by means of appropriate procedures and establish adequate reserves in this respect in accordance with MFRS.

(5)          If any attachment or writ of execution is filed against the Borrower and/or the Joint and Several Obligor on all or a substantial part of the Trust Property or its assets, respectively, including the Properties, and the attachment or writ of execution is not lifted within 30 (thirty) calendar days following the date of such attachment or writ of execution.

(6)          If the Borrower and/or the Joint and Several Obligor, as applicable, admit in writing their inability to pay, assign most of their property to their creditors or institute a proceeding by or against them in order to declare them in bankruptcy or insolvency and such default is not cured within 60 (sixty) calendar days following the date on which it occurred. The foregoing, on the understanding that in the event that it is the Joint and Several Obligor who is under the circumstances described herein, the Borrower may propose the substitution of such Joint and Several Obligor and if accepted by the Creditors, it will not be considered as a cause for acceleration.

(7)          If the Borrower and/or the Joint and Several Obligor fail to comply with any law, regulation, or decree, or any judgment or order issued by any judicial or administrative authority, provided that such default: (i) remains and is not cured within 30 (thirty) days after it has occurred, (ii) such judgment implies a payment obligation to be paid by the Borrower and/or the Joint and Several Obligor, and (iii) such default becomes a Material Adverse Change.

(8)          If the Borrower and/or the Joint and Several Obligor have made any false representation, or delivered any false document or certification related to this Agreement or subsequently, which, in the opinion of the Agent, has been decisive for the granting of the Loan, and in the event that they have omitted to provide data and information to the Agent, which, if provided, the Creditors would have denied the granting of the Loan or, at the request of any of the Creditors (without the need for a Majority of Creditors), or if the representations made in subsections (I)(i) or (II)(d) of this Agreement are false in any respect.

(9)          If the Borrower, the Joint and Several Obligor, BVG, Murano PV, and/or Elías Sacal Cababie do not comply with the affirmative and negative covenants set forth in this Agreement.

(10)        If the Borrower and/or the Joint and Several Obligor fail to comply with any other credit or loan granted to them by any of the Creditors, and their acceleration is declared or, in general, any term obligation of the Borrower and/or the Joint and Several Obligor with the Agent and/or any of the Creditors is declared accelerated.

(11)        If the Borrower, the Joint and Several Obligor, and/or any third party initiate any proceeding or action intended to declare the nullity, non-existence, or illegality of any Project Document and/or any Loan Document.

(12)        If any authorization, permit, license, concession, or registration that at any time is required for the Borrower and/or the Operator to comply with its material obligations under any Project Document to which they are a party is revoked, terminated, or suspended after having exhausted the applicable legal defenses, including, without limitation, the nullity claim and the amparo claim, and provided that such circumstance continues and is not cured by the Borrower within a term of 60 (sixty) days following such circumstance.

(13)        If there is any act of authority that prevents or limits, substantially in the opinion of the Agent, the construction works of the Project on the Properties, including without limitation, any act of authority tending to the expropriation of the Project or a part thereof, or derived from the performance of construction works without a valid license and provided that such circumstance continues and is not cured by the Borrower within a term of 30 (thirty) days following the occurrence thereof.

(14)       If the Collateral Documents (together with any other documents delivered or required to be delivered pursuant thereto) cease to constitute a first ranked guarantee and a Lien, before these are released pursuant to the terms of this Agreement or the Collateral Documents, or if any other assets of the Borrower and/or the Joint and Several Obligor become subject to any Lien.

(15)        If the Borrower and/or the Joint and Several Obligor defaults under any Loan Document or Project Document, and such default is not cured within any grace period granted thereunder.

(16)        If the terms of the Project Documents are amended without the prior written consent of the Creditors.

(17)        If there is a Change of Control in the Borrower and/or the Joint and Several Obligor.

(18)        If the Borrower does not hire or maintain the Interest Rate Coverage under the terms agreed in this Agreement.

(19)        If the Borrower uses the proceeds of the Loan for a purpose other than that established in this Agreement.

(20)        If a Significant Adverse Change occurs and remains uncured for more than 15 (fifteen) Business Days.

(21)        If at any time, (i) the Project ceases to be operated and/or developed for any cause and/or (ii) the Borrower ceases to exist, changes its line of business or nature or in any way abandons the development of the Project.

(22)        If at any time, the Operating Agreement is terminated for any cause, without the prior written consent of the Creditors, provided that such circumstance remains and is not cured within a term of 15 (fifteen) days following the occurrence thereof.

(23)        If at any time, the Project Operator changes for any cause beyond the decision and consent of the Creditors.

(24)        If any environmental, administrative, or urban development proceeding is brought against the Borrower, the Properties, the Joint and Several Obligor, BVG, Murano PV, the Operator, and/or in general against the Project and it is not resolved in favor of the party against whom such proceeding was brought within 60 (sixty) calendar days following the date on which such proceeding was served to process.

(25)        If at any time, the trustee of the Security Trust ceases to receive, in whole or in part, the Operating Revenues or if at any time, the Operating Revenues cease to be duly contributed to the Security Trust.

(26)        If at any time, the Properties cease to be duly contributed to the Borrower Trust.

(27)        If any other Lien, other than the Mortgage, is imposed on the Properties.

(28)        If BVG and/or Murano PV, fail to comply with any of the obligations set forth in sections B and C of Clause Ten, respectively and/or section B of Clause Eleven.

(29)        If the Security Trust and/or the Pledge are not duly and timely registered with the Sole Registry of Personal Property Guarantees.

THIRTEEN. Right of removal and replacement of the Operator. The Parties agree and acknowledge that the Agent (by means of an instruction to the trustee of the Security Trust), will be entitled to remove the Operator and replace it in the event of a breach by the Operator of its obligations set forth in the Operating Agreement causing a Significant Adverse Change and/or a Cause for Acceleration under the terms of this Agreement.

The incumbent Operator shall continue in the performance of its duties, even and when the Agent has resolved to remove it, until the new operator takes office and is in a position to continue with the operation, without the replacement implying damages or impairment in relation to the operation and maintenance of the Project.

FOURTEEN. Illegality; Increase in Costs.

(a)          Illegality. If after the execution date of this Agreement, any law, regulation, circular letter, or other provision applicable in Mexico and/or Spain to any Creditor is modified, or the interpretation of any of these is changed by any court or competent Governmental Authority pursuant to the laws, regulations, and other legal provisions applicable in Mexico and Spain and, as a result of the foregoing, it would be unlawful for such Creditor to make or maintain in force its Loan and/or its Borrowings, the relevant Creditor, if any, will use its best efforts consistent with its internal policies and applicable legal and regulatory restrictions to designate a different Applicable Creditor's Office, in the event that such designation would allow the relevant Creditor to maintain or extend its Loan and/or Borrowings, or, if such designation is not possible, to assign or discount its Loan with another Mexican or foreign financial institution. In the event that the efforts of the relevant Creditor, in the manner provided in this Agreement, do not enable it to make or maintain its Loan (or assign in accordance with the provisions of this paragraph), and the modification of the applicable law, regulation, circular letter, or provision, or the change in the interpretation thereof by any court or competent Governmental Authority requires the Creditor to pay the Borrowings, the Borrower, upon written request of such Creditor describing in reasonable detail the change in the law of Mexico and/or Spain in question or in the interpretation thereof, shall prepay directly to such Creditor the unpaid balance of the Borrowings due on the Principal Payment Date following the date on which the Borrower has received the aforementioned request from the corresponding Creditor, without any penalty or fee. In the event that the Borrower has not borrowed the Loan, the respective Creditor's obligation to make the Borrowings will be terminated in the aforementioned events, without notice by or liability to such Creditor. Any Creditor receiving a payment pursuant to the provisions of this subsection (a) will not be required to distribute such payment among the other Creditors.

(b)          Increase in Costs. If after the execution date of this Agreement, any law, regulation, circular letter, or other provision in Mexico and/or Spain (including, without limitation, requirements regarding capitalization of any Creditor, reserves, deposits, contributions, ordinary or extraordinary, Taxes and other conditions, but excluding provisions regarding income taxes or other similar Taxes applicable to the Creditors (their assignees, participants, or acquirers) in relation to their total income or assets pursuant to the laws, regulations, and other legal provisions applicable in Mexico and/or Spain) applicable to any Creditor is modified, or any interpretation by any court or competent authority of any of these is changed, and as a result of any of the foregoing, the cost to such Creditor to make or maintain in force its Loan and/or its Borrowings increases, or the amounts received or to be received by such Creditor decrease, the Borrower shall pay to such Creditor, upon such Creditor's request, on the last day of the Interest Periods following the then current Interest Period, such additional amounts, reasonable, and ascertained, as may be required to compensate such Creditor for such increase in cost or decrease in income with respect to the Interest Periods following the then current Interest Period. In the Creditor's request referred to above, such Creditor shall specify the causes of the increase in cost or decrease in income, and their respective calculations, for which the Borrower will have a term of 10 (ten) Business Days following receipt of such request to express its conformity with the increase in cost, or the Borrower will have the right to prepay the corresponding portion of the Borrower's Loan in question exclusively, without any penalty or commission of any kind, or pay the Creditors as from the Interest Payment Date following the date of notice of the increase in costs to the Creditor. The obligation of the Borrower to compensate the Creditors under the terms of this subsection (b) shall terminate on the earlier of the Maturity Date or the date on which the amounts due under the Loan have been paid in full.

(c) Normalization of Cost. In the event that the circumstances that resulted in the increase in cost or decrease in income for the Creditor under (a) or (b) above cease to exist, and the Borrower has not made the prepayment permitted under such subsections, the Creditor in question shall cease to charge the additional compensation described in such subsections to the Borrower. The Borrower shall continue to pay its obligations to such Creditor as if such overcharge or decrease in its income had not existed.

(d) Prepayment. In the event that any of the Creditors is affected by the circumstances described in subsections (a) or (b) of this Clause and the corresponding costs are passed on to the Borrower, then the Borrower will be entitled to prepay in full the Borrowings corresponding to all the Creditors affected by such circumstances on any Principal Payment Date or Interest Payment Date subsequent to the date on which the compensation has been requested by the Creditors. In the case of the prepayment referred to in this subsection, no prepayment fee will apply.

FIFTEEN. Mortgage.

a)	Creation of the Mortgage. Subject to the terms and conditions set forth herein and pursuant to Articles 2893, 2920 and other applicable articles of the Federal Civil Code (hereinafter, the “CCF”) and its related articles of the Civil Code for the State of Quintana Roo (hereinafter, “CCQ”) and in order to guarantee the exact and timely compliance of all the Secured Obligations, the Borrower hereby created a first rank mortgage (hereinafter, the “Mortgage”) on the Properties and buildings of the Project and all that they comprise, whose description, surface, location, metes and bounds, and other identifying data are hereby reproduced as if they were inserted, in favor of the Agent and for the benefit of the Creditors.

In accordance with Article 2896 of the CCF and related articles of the CCQ, the Borrower and the Agent, acting on behalf of and for the benefit of the Creditors, expressly acknowledge that the Mortgage includes the natural accessions of the Properties, the improvements made by the Borrower on the Properties, the movable objects permanently incorporated by the Borrower therein and which cannot be separated without detriment to them or deterioration of such objects and the buildings and floors that are constructed and those that may be constructed in the future on the Properties, and such guarantee shall remain in force as long as any amount is owed to the Creditors and at the expense of the Borrower according to the Secured Documents.

Likewise, for purposes of Article 2897 of the CCF and related articles of the CCQ, the Borrower and the Agent, for the benefit of the Creditors, expressly agree that the proceeds of the Mortgage will be pledged as security under the Collateral Documents and the Mortgage shall include the industrial proceeds of the Properties and the rents due and unpaid, at the time of notice of the foreclosure of the Mortgage, such guarantee will remain in force as long as any amount is due in favor of the Creditors and payable by the Borrower in accordance with the Secured Documents.

The Mortgage includes, in addition to the foregoing, the movable property that is and may in the future be at the service of the Project, the property that in fact and by right becomes part of the Properties, the property permanently placed for its adornment or comfort, the easements over which the Properties are the dominant property, the property that in the future the Borrower may assign to the Properties and the property that, even if not incorporated to the Properties, cannot be separated from them without detriment thereto.

For purposes of Article 2915 of the CCF and related articles of the CCQ, the Borrower and the Agent, for the benefit of the Creditors, expressly agree that the Obligations Secured by the Mortgage, as established in the first paragraph of this subsection a), include ordinary and default interest, accrued in accordance with this Agreement, even in excess of the term of 3 (three) years, which will be recorded in the corresponding Public Registry of Property.

The mortgage lien created in favor of the Agent, acting on behalf of and for the benefit of the Creditors, will be in force as long as any debt remains unpaid, in whole or in part, either because it has not matured or because the Creditors have granted a waiting period, and even if the debt has been documented in negotiable instruments, as agreed in the Secured Documents.

b)	Registration of the Mortgage. Pursuant to and for purposes of Article 2919 of the CCF and related articles of the CCL, the Borrower agrees to:

(i)	carry out or cause the performance of all the procedures or acts convenient or necessary to register the first transcript of the public instrument of this Agreement to be granted, within 5 (five) Business Days following the date of its issuance, before the corresponding Public Registry of Property;

(ii)	pay any duties, taxes, expenses, and fees of the notary public related to the execution of the aforementioned public instrument and the registration of its first transcript; and

(iii)	deliver or cause to the delivery to the Agent, within 3 (three) Business Days following the date of registration before the corresponding Public Registry of Property, of the first transcript of the public instrument of this Agreement, evidencing that the Mortgage has been duly registered in such Public Registry of Property.

Likewise, the Borrower and the Agent, for the benefit of the Creditors, agree that the registration of the Mortgage in the respective Public Registry of Property shall remain in force until the Secured Obligations are fully paid.

c)	Mortgage Ratio. The Borrower acknowledges that the value of the Properties according to the last Appraisal (i) during the Construction Period shall maintain a maximum LTC of 55% (fifty-five percent), and (ii) as of the delivery of the first Appraisal, 90 (ninety) days after the Operation of the Project has begun, the Project shall maintain a maximum LTV of 45% (forty-five percent), therefore, in the event that such ratio decreases for any reason and remains so for an uninterrupted period of 30 (thirty) Business Days, the Agent may request in writing to the Borrower, with a copy to BVG, and the Borrower shall create a mortgage under the terms of this Clause on additional properties to the Properties (hereinafter, the “Additional Properties”), in order to restore the agreed ratio.

Each time the Borrower is required to create an additional mortgage pursuant to the provisions of this subsection c), the Borrower shall:

(i)	grant, before a notary public, an additional mortgage to the satisfaction of the Agent; and

(ii)	make all the necessary arrangements so that the additional mortgage in question is presented for its registration in the corresponding Public Registry of Property, within 5 (five) Business Days following the date on which the transcript of the respective public instrument has been issued, and the Borrower agrees to deliver or cause the delivery to the Agent, within 3 (three) Business Days following the date of registration before the corresponding Public Registry of the Property, of the first transcript of the public instrument of the respective document, evidencing that the Mortgage on the Additional Properties has been duly registered in such Public Registry of Property.

The terms and conditions of this Clause will apply to the mortgages created pursuant to the provisions of this subsection c), as if such mortgages had been created by means of this Agreement and, therefore, the Additional Properties will be included in the definition of “Properties” for all legal purposes.

The Borrower and the Agent agree, based on the provisions of Articles 2907 and 2908 of the CCF and related articles of the CCQ, that if the Borrower does not create a mortgage on Additional Properties in accordance with this subsection c), the Agent may proceed in terms of Article 2909 of the CCF and its related article of the CCQ, on the understanding that an expert to the satisfaction of the Agent shall determine the existence of the circumstances set forth in such legal provisions, and the Borrower and the Joint and Several Obligor will be jointly and severally liable from now on to pay its fees; on the understanding that, in any case, the obligation to pay such fees shall be secured by the Mortgage.

d)	Possession and Conservation of the Mortgaged Properties. The Borrower shall maintain possession of the Mortgaged Properties and shall assume, jointly and severally with the Joint and Several Obligor, the liability and costs of the conservation and repair thereof, and any other obligation inherent to custodians under the Commercial Code (Código de Comercio), the CCF, and the CCQ, both expressly waiving any retribution to that effect.

Unless they have the prior written consent of the Creditors or the respective act is carried out under the terms of subsection (e)(ii) below, neither the Borrower nor the Joint and Several Obligor may: (i) transfer or allow the transfer of ownership or possession of any of the Properties; (ii) lease or allow the lease of any of the Properties; (iii) encumber or allow the encumbrance of any of the Properties; (iv) remove or disincorporate or allow the removal or disincorporation of the Properties specified in subsection (a) above; (v) wear out or allow the wear of the Properties, including the properties specified in subsection (a) above, out of their normal use; and (vi) divide, subdivide, and/or section any of the Properties.

Whoever contravenes the provisions of the preceding paragraph, whether the Borrower, the Joint and Several Obligor, and/or the person through whom the Borrower and/or the Joint and Several Obligor act, shall be subject to the penalties established in the law applicable to the specific case. In any event, the Borrower and the Joint and Several Obligor will be jointly and severally liable before the Creditors for the damages and/or losses caused.

In the event of a Cause of Acceleration, the right of the Borrower to maintain possession of the Properties will be resolved and the Borrower shall carry out all the necessary actions so that the Person designated by the Agent for such purposes may take immediate possession of the Properties.

e)	Use and Lease of the Properties. The Borrower, unless otherwise instructed by the Creditors by written notice, will be entitled to:

(i)	make use of the Properties for purposes of the development and operation of the Project; and

(ii)	lease the Properties to third parties for purposes of the development and operation of the Project and under fair market conditions, but never for a term longer than 10 (ten) years nor agreeing to prepay rents. Except as stated in the preceding paragraph, the parties acknowledge that the Properties are currently leased in favor of the Joint and Several Obligor for a term of 20 (twenty) years, under the terms of the Lease Agreement. The Borrower agrees to (i) request the prior approval of the Agent to enter into any type of lease of commercial premises or other spaces that are part of, within or related to the Properties, (ii) include in the lease agreements, a clause pursuant to which the lessees represent that they are aware of the existence of this Agreement, the Mortgage, the Collateral Documents, and the other guarantees securing the Loan Documents and that in the event of default under the Loan Documents, the Agent may, by delivery of a simple written notice to such lessee, terminate the relevant lease early, without penalty or payment by Agent, and (iii) not to enter into option contracts, promise of sale, or any other type of preemptive right with respect to the commercial premises or space in question, whether in connection with the execution of the relevant lease or otherwise.

The right granted to the Borrower under subsection (ii) above will terminate, including the right to renew the lease agreements that are in force, as from the time it receives notice of the exercise of any action against it for the collection of any of the Secured Obligations.

f)	Obligations of the Guarantor. In addition to the obligations of the Borrower arising from the other sections of this Clause and as long as there are unpaid Secured Obligations, the Borrower shall:

(i)	perform, by itself or at the Agent's request, any act necessary to preserve the value and condition of the Properties, and the first rank nature of the Mortgage, and to refrain from performing any act that may reasonably be considered to cause a decrease in the value or condition of the Properties or the affectation of the first rank nature of the Mortgage;

(ii)	carry out all the steps and cover all the amounts that are necessary to comply with all the Taxes and dues inherent to the Properties; on the understanding that, if the Agent makes any payment in such regard, the Agent may reimburse the Borrower for the amount of such payment, which shall generate default interest according to the default interest rate and other applicable terms and conditions of this Agreement, being the respective debt equally guaranteed by this Mortgage;

(iii)	provide the Agent with all information and documentation related to the Properties that it may reasonably request from time to time, and the Agent and its designees are authorized to reproduce and photocopy such information and documentation; provided, however, that the Agent shall treat and preserve such information and documentation as Confidential Information;

(iv)	cooperate with the Agent so that the Agent may effectively exercise, for the benefit of the Creditors, the rights derived or to be derived from the Mortgage; and

(v)	immediately upon becoming aware of any event or circumstance that may reasonably be deemed to affect or could affect any of the Properties or any of the rights of the Creditors under the Mortgage, deliver a written notice to the Agent submitting to the Agent as detailed information and documentation as possible.

g)	Inspection Rights. The Mortgage Guarantor shall allow the Agent and/or the persons designated by it to inspect the Properties, in order to determine their value and condition, by means of a written notice given 3 (three) Business Days in advance, provided that such inspection is carried out on business days and hours, has a reasonable duration considering the nature of the Properties, on the understanding that the information obtained by the Agent or the persons designated by it during such inspection, will be treated as Confidential Information.

h)	Indivisibility and Term. The Borrower and the Agent, for the benefit of the Creditors, agree that the Mortgage is indivisible and any and all parts of the Properties guarantee the exact and timely performance of all the Secured Obligations, regardless of any other guarantee that may have been created or that may be created in the future to guarantee in whole or in part the exact and timely performance of the Secured Obligations. In connection with Article 2913 of the CCF and related articles of the CCQ, the Borrower hereby expressly waives its right to request the division, fraction, or reduction of the Mortgage on any of the Properties in the event that, for any reason, such Property has been divided and/or fractioned.

The Mortgage will remain in full force and effect as long as the Secured Obligations have not been paid in full, unless the Creditors, through the execution of the pertinent document before a notary public, release or cancel such Mortgage in part or in whole; in which case, the Borrower must pay the duties, taxes, expenses, and documented fees of the notary public related to the release or cancellation of the Mortgage and modification or cancellation of the registration in the corresponding Public Registry of the Property. When the Secured Obligations have been paid, the Creditors must execute the documents required by the Borrower in order to cancel and release the Mortgage.

i)	Value of the Properties. Since a mortgage is hereby established on several properties, the Borrower and the Agent expressly agree that for the exclusive and only purposes of the registration of this Agreement, each of such properties guarantees the following portions of the Loan and its ancillary amounts:

1.	Private unit 1: USD$78,880,000.00 (Seventy-eight million eight hundred eighty thousand and 00/100 Dollars).

2.	Private Unit 4: USD$35,520,000.00 (Thirty-five million five hundred twenty thousand and 00/100 Dollars).

3.	Private unit 5: USD$45,600,000.00 (Forty-five million six hundred thousand and 00/100 Dollars).

The Borrower and the Agent agree that the portions in which each of the Properties guarantee the Loan and its ancillary amounts, be recorded in the corresponding Public Registry of Property.

Notwithstanding the foregoing, the Borrower expressly waives the authority conferred by Article 2912 of the CCF and related article of the CCQ, whereby it expressly agrees that the mortgage on all the Properties shall remain in force as long as any Secured Obligation is outstanding. As a result of the foregoing, the Borrower expressly waives the right to request the redemption of the mortgage on any of the Properties due to the reduction of the unpaid balance of the Secured Obligations.

j)	Execution of the Mortgage. Given the essential nature of the Properties as described in this Agreement and in view of their nature as an economic operating entity, which implies that in order to preserve their value as such, they must remain together and under the same ownership; the parties expressly agree that any legal action aimed at the execution of the Properties for the satisfaction of the Secured Obligations shall be carried out jointly or as a “lot”, thus avoiding the undermining of the guarantee, so that each and every one of the Properties shall be put up for auction as a unit and that it shall not be possible to bid for only one separately, and this agreement will constitute a joint and unitary execution. The foregoing will only apply if in the appraisal carried out for foreclosure purposes, a higher value of the Properties as a unit of operation and not individually considered is deduced, in which case, the Creditors may unanimously and in writing request the Agent to ask the corresponding court that the Properties be auctioned separately in order to maximize the value thereof.

SIXTEEN. Joint and Several Obligor.

(a)            Pursuant to Articles 1987, 1988 and other applicable articles of the CCF, and related articles of the civil codes of the other Mexican States, the Joint and Several Obligor is jointly and severally bound with the Borrower to the full and timely performance of each and every one of its obligations to pay sums of money under the Secured Documents, therefore, the Agent and the Creditors may demand the compliance of such obligations indistinctly from the Borrower and/or the Joint and Several Obligor, individually or jointly. Likewise, the Joint and Several Obligor agrees that the obligations of payment of sums of money of the Borrower before the Agent and the Creditors derived from the Secured Documents are indivisible in accordance with Article 2003 of the CCF, and related articles of the civil codes of the other States of Mexico.

(b)            The Joint and Several Obligor agrees to comply with any and all obligations attributed to it under this Agreement and the other Secured Documents, and to subscribe the Promissory Notes as guarantor under the terms of the LGTOC.

(c)            In the event that the Joint and Several Obligor makes a payment under the Secured Documents, it agrees not to recourse against the Borrower until the Agent and the Creditors have received all that is due to them under this Agreement, the Promissory Notes and the other Secured Documents.

(d)            The Joint and Several Obligor acknowledges and agrees that any right of collection or action it or any of its Affiliates may have against the Borrower, to the extent permissible under applicable law or as determined by a judicial authority, whether under the Secured Documents or otherwise, will be subordinate to all rights and remedies of the Agent and the Creditors against the Borrower under the Secured Documents.

As a result of the foregoing, in the event that for any reason the Joint and Several Obligors do not comply with the terms of this subsection (d), the Borrower agrees to pay to the Lenders, an amount equivalent to the payment made by the Borrower on any Debt assumed with respect to any of the Joint and Several Obligors or any of their Affiliates, even if they have assigned their collection rights to third parties.

The Borrower and the Joint and Several Obligors shall refrain from paying any Debt to any Affiliates (except for Permitted Debt), of one or the other, even if such Affiliates have assigned their collection rights to third parties and provided that the payment thereof is subordinated to any payment obligation under this Agreement until the Agent and the Creditors have received full payment of the Borrower's obligations under the Loan Documents. In the event that payment is ordered by an enforceable judgment, the Borrower and the Joint and Several Obligors shall pay to the Creditors the amount referred to in the immediately preceding paragraph. The parties agree that the Borrower and the Joint and Several Obligors may pay revolving debts, in current account or other Debts between the Borrower and its Affiliates, or by the Affiliates among themselves, incurred in the ordinary course of their business, for treasury management purposes (“Intercompany Revolving Debts”), provided that in the respective agreements it is expressly recognized in writing that the obligations derived from such agreements will be subordinated to the payment of the obligations of this Agreement; therefore, in the event that a Cause for Acceleration exists and subsists pursuant to Clause Twelve hereof, the Borrower and the Joint and Several Obligors shall not continue making payments under such Intercompany Revolving Debts.

The Joint and Several Obligors accept and acknowledge that they may not raise any defenses arising from the lack of liquidity, insolvency, or bankruptcy of the Borrower, or any other circumstance arising from the Borrower's inability to pay, therefore, as from this moment, the Joint and Several Obligors waive any remedy or defense they may raise in such regard in the future.

(e)          If at any time during the term of this Agreement, the Joint and Several Obligors do not represent at least 85% (eighty-five percent) of the EBITDA, the Borrower and the Joint and Several Obligors are jointly and severally bound to obtain the consent of any other Affiliate of the Borrower required to reach such percentage of EBITDA in order for such Affiliate to enter into this Agreement as Joint and Several Obligor, and to subscribe the Promissory Notes as guarantor.

SEVENTEEN. Appointment of a Receiver. In the event of a Cause for Acceleration, the Agent will be entitled at all times to propose a receiver to ensure the full performance of the obligations of the Borrower under this Agreement and the Loan Documents, without hindering, impeding, or obstructing the operations of the Project in any way. The salary of the receiver, and the reasonable and documented expenses arising from such functions, shall be borne by the Borrower, who agrees to reimburse the Agent for the sums it has disbursed in such regard, on the date it is required to do so, and also agrees to provide the receiver(s) with the necessary facilities for them to perform their duties. In case of discrepancy between the financial receiver(s) and the Borrower, the Agent will be the final decision maker. For the appointment of the receiver(s), the Agent shall send to the Borrower for its approval, a list of at least three options of receivers with the cost of each of them, from which the Borrower shall appoint the corresponding receiver(s). In the event that the Borrower does not select the receiver(s) from those contained in such list within five (5) Business Days following the notice received by the Agent, the Agent may appoint the receiver(s) from among those proposed in the corresponding notice.

In case of fraud or bad faith of the intervenor, the Borrower will be entitled to remove such intervenor and appoint a new one from the list sent by the Agent to the Borrower in accordance with the provisions of the preceding paragraph. The removal will not take effect until the substitute intervenor accepts its position.

EIGHTEEN. Agency

(a)          Authorization and Action. The Creditors (as creditors hereunder) hereby appoint and authorize the Agent to act as their agent and to exercise such powers under this Agreement and the other Loan Documents, provided that the Agent will have no duties or obligations other than as provided in the Loan Documents to which it is a party. With respect to any matters not expressly mentioned or contemplated in the Loan Documents (including, without limitation, the enforcement or collection of the Promissory Notes), the Agent will not be required to take any action, but the Agent shall in any event act or refrain from acting (and will be fully protected in its action or refraining from acting) in accordance with the instructions of the Majority of the Creditors, and such instructions will be binding upon all Creditors under the terms of this Agreement, provided, however, that the Agent will not be required to take any action which, in its discretion, would expose it to general, criminal, or any other liability to any third party or which would be contrary to this Agreement or applicable law. The Agent agrees to promptly inform each Creditor of each notice or other reports given to it by the parties in accordance with the terms of the Loan Documents.

(b)          Appointment of the Agent . The Creditors hereby authorize and appoint as their agent, in accordance with the provisions of Articles 273 and 274 of the Commercial Code, the Agent to execute, deliver, and perform the terms of the instruments documenting the Loan Documents and any documents related thereto to which each of them is or shall be a party, and any other document, agreement, or instrument required or convenient for the granting, perfection, enforceability, or execution of the Borrower Trust, the Security Trust, the Mortgage, the Pledge, the Liens created thereunder for the benefit of the Creditors and any other security, if any, granted in connection with this Agreement.

Specifically, without limiting the generality of the authorizations set forth in the preceding paragraph, the Creditors hereby authorize and instruct the Agent to:

(i)          in the event of the imminence of any insolvency, dissolution, liquidation, receivership, restructuring, or other similar judicial proceeding relating to the Borrower and/or the Joint and Several Obligor, the Agent (whether or not any of the obligations under this Agreement are due and payable) will be entitled and authorized (but not bound), by its intervention in such proceeding or otherwise, (1) to file a claim or application for acknowledgment for the full amount of the obligations due and unpaid in favor of the Creditors and to file such other papers or documents as may be required or advisable in order to have the Agent's claims (including any claim for set-off) admitted in such judicial proceeding, disbursements, and advance payments of the Agent, its agents and attorneys) and Creditors and (2) to collect and receive any amounts or other property payable or deliverable on such claims and to distribute these in accordance with this Agreement; and

(ii)         all rights of action, enforcement, and claims under the Loan Documents may be brought and enforced by the Agent, on its own behalf, as Creditor, provided that the Agent is also hereby expressly appointed as agent for the Creditors for this and all other purposes of this Agreement and the other Loan Documents, and the Agent may, if necessary under applicable law, bring all actions solely as agent for the Creditors. Any favorable judgment recovery by the Agent shall, after deduction of expenses, fees, commissions, Taxes, and other ancillary costs provided under this Agreement, inure to the benefit of the Creditors.

Likewise, the Agent is instructed to comply only with the instructions given and subscribed by the Majority of the Creditors.

The Agent shall use its best efforts to consult with each of the Creditors (who have not so instructed the Agent) as to the actions that one or more of the Creditors have proposed to take. Additionally, the Creditors consulted by the Agent will be free to communicate with those Creditors who have instructed the Agent as to how to act, in order to inform themselves to their satisfaction of the proposed action instructed to the Agent, and to discuss whether or not the Agent should act in accordance with such instructions. The foregoing on the understanding that, in any event, the Agent shall act in accordance with the instructions of the Majority of the Creditors.

The Creditors shall grant to the Agent such powers of attorney for litigation and collection and other special powers of attorney, as may be required, for the purpose of pursuing actions or remedies under the Loan Documents.

(c)         Obligations of the Agent .

(i)          In the event that the Agent so requests in writing to the Creditors, the Creditors shall grant to the Agent, within 15 (fifteen) Business Days following such request, such powers of attorney as the Agent may need to protect the interests of the Creditors in connection with any of the Loan Documents.

(ii)         Except for the management of funds received by it under the Loan Documents, the Agent will have no obligations in addition to those already set forth in the Loan Documents. Additionally, the Agent shall take such actions as may be required to preserve its rights under any of the Loan Documents, provided that it is so instructed by a Majority of the Creditors.

(iii)        The Agent and the Creditors hereby acknowledge and agree that Articles 279 and 303 of the Commercial Code will not apply to the Agent if it acts in accordance with the terms of this Agreement or as expressly instructed in writing by the Majority of the Creditors.

(iv)         Subject to receipt by the Agent, of satisfactory warranties and indemnities and subject to the terms and conditions of this Agreement, the Creditors, upon receipt of written notice of any Cause for Acceleration, will be entitled to:

(1) request the Agent to enforce the Loan Documents in accordance with applicable law, whether by judicial or extrajudicial proceedings, to enforce payment of any and all obligations owed to the Creditors or the Agent pursuant to the Loan Documents and to enforce the Liens created under the Loan Documents and any other documents related thereto, the foreclosure of the Mortgage, and

(2) indicate the time, method, and place for conducting any proceedings under any remedy available to the Agent, or exercising any power conferred upon such Agent, under this Agreement or under any other Loan Document to which it is a party, provided that (i) such directions will not conflict with applicable law, this Agreement or any other Loan Document and (ii) the Agent may take any other action incidental to carrying out any other directions it receives pursuant to this Section.

(d)         Guarantees and Trust. The Agent agrees to enter into, for the benefit of the Creditors, the Security Trust, the Mortgage and the Pledge and to accept any property or rights attached thereto or derived therefrom, which the Agent is required to receive or hold pursuant to the terms of this Agreement or any other Loan Document.

(e)         Duties . The duties of the Agent will be administrative in nature and the Agent will have no fiduciary relationship with the Creditors (or any of them) under this Agreement or any Loan Document. Except as otherwise provided in this Agreement, the Agent shall make available to the Creditors, by any means customary in banking practice, within 3 (three) Business Days following receipt thereof, any information delivered to it by any party to the Loan Documents pursuant to such documents, other than information addressed to the Agent as a Creditor.

(f)          Agent and Affiliates . The Agent will have the same rights and authority under the Loan Documents as any other Creditor and may exercise or refrain from exercising such rights and authority as if it were not the Agent or an Affiliate thereof, and the Agent and its Affiliates may accept deposits, grant loans, and generally engage in any kind of business with any party to the Loan Documents or any of its Affiliates as if it were not an Agent under this Agreement.

(g)         Consultation with Experts . The Agent may consult with counsel (who may or may not be counsel for the Borrower and/or the Joint and Several Obligor), independent public accountants, and such other experts as it may select, and will not be liable for any bona fide action taken or omission made in reliance on the advice of such counsel, accountants, or experts.

(h)         Liability of Agent. Neither the Agent nor any of its Affiliates, nor any of their directors, shareholders, managers, officers, agents, advisors, or employees will be liable for any action taken or not taken by them in connection with this Agreement (i) with the consent or at the request of a Majority of the Creditors, or (ii) in the absence of their own willful misconduct. Neither Agent nor any of their respective Affiliates, directors, officers, agents, advisors, or employees will be liable for any representations or warranties made in connection with the Loan Documents or any procurement of proceeds under this Agreement, the performance or compliance of any of the covenants or agreements by the Borrower and the Joint and Several Obligor, or the validity, effectiveness, authenticity, validity, or enforceability of any of the Loan Documents, or any other written instrument or document furnished in connection therewith, except in the case of negligence, willful misconduct, or bad faith on the part of the Agent with respect to any of the aforementioned acts. The Agent shall incur no liability for acting in reliance on any notice, consent, certificate, representation, or other written document (whether any wire transfer, email, telex, facsimile transmission, or similar written document) believed by such Agent to be authentic or signed by the appropriate party or parties.

(i)           Indemnification . Each Creditor shall, on a pro rata basis (i) prior to the Borrowing of the Loan, its Commitment to the aggregate amount of the Commitments, and (ii) subsequent to the Borrowing of the Loan, the outstanding amount of the Loan in its favor to the aggregate outstanding principal amount of the Loan, indemnify, but only to the extent not reimbursed by any other party to this Agreement, and shall indemnify and hold the Agent, and their respective Affiliates, and their respective directors, trustees, officers, advisors, and employees (each, an “Indemnified Party”), harmless from any and all actions, liabilities, damages, penalties, demands, judgments, claims, costs, expenses (including reasonable and documented legal fees) or payments incurred by or attributable to or imposed against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, any investigation, litigation, or proceeding or the preparation of the defense in connection therewith) of any Loan Document and any of the transactions contemplated thereunder unless such action, obligation, damage, harm, injury, penalty, demand, judgment, claim, cost, or expense is declared in a final and non-appealable judgment rendered by a court of competent jurisdiction to be the result of willful misconduct, bad faith, or negligence of such Indemnified Party. Without limiting the generality of the foregoing, each Creditor agrees to reimburse the Agent for any duly substantiated expenses (including attorneys' fees) incurred by such Agent and its Affiliates in connection with the preparation, execution, administration, amendment, or enforcement (whether through negotiations, judicial proceedings, or otherwise), or legal advice with respect to rights and liabilities under any of the Loan Documents, to the extent the Agent does not receive payment from the Borrower and/or the Joint and Several Obligor.

(j)           Loan Granting Decision . Each Creditor acknowledges that, independently and without reliance on the decisions of the Agent or other Creditors, and based on such documents and information as it has deemed appropriate, it has made its own analysis and decision regarding the extension of loan under this Agreement. Each Creditor further acknowledges that, independently and without reliance on the decisions of the Agent or other Creditors, and based on such documents and information as it deems appropriate at the time, it will continue to make its own decisions to take or not to take action under the Loan Documents.

(k)          Successor Agents; Other Agents . The Agent may resign at any time upon written notice to the Creditors, the Borrower, and the Joint and Several Obligor. Upon resignation, the Creditors will have the right to designate a successor to the Agent with the consent of the Borrower and the Joint and Several Obligor, which will not be unreasonably delayed or withheld. If the Creditors have not appointed a successor Agent or the successor Agent has not accepted the position within 30 (thirty) calendar days following the date on which the Agent has given notice of its resignation, then the retiring Agent may, on behalf of the Creditors and as agent for the Creditors, appoint its successor with the consent of the other parties to this Agreement, which may not be unreasonably delayed or withheld, which will be, in the case of a substitute Agent, a full service bank organized under the laws of Mexico. Upon acceptance of its appointment as Agent, as applicable, under this Agreement, the successor Agent shall thereupon succeed the retiring Agent and shall be vested with all of the rights and obligations of such Agent under the Loan Documents, and the retiring Agent will be released from its duties and obligations under the Loan Documents. Upon the resignation of the retiring Agent under this Agreement, the provisions of this Clause shall inure to its benefit with respect to any actions taken or failed to be taken while it has served as Agent.

(l)          Delivery of Documents to the Agent .

(1) Each Creditor agrees to deliver to the Agent, within such time as the Agent may specify, such documentation as the Agent may reasonably require to exercise its rights and obligations under this Agreement and the other Loan Documents. Without limiting the generality of this provision, each Creditor agrees to deliver to the Agent, within such time as the Agent may designate for such purpose, certifications of balances of each Creditor, signed by an officer having sufficient authority to represent such Creditor, detailing the unpaid principal amount of the Loan in favor of such Creditor, the total amount of ordinary interest accrued and not paid by the Borrower in favor of such Creditor from the date on which the Borrower, if any, has failed to pay such interest and up to the closing of the month immediately preceding the request.

(2) In the event that any Creditor fails to comply with its obligation to deliver the information or documentation indicated under the terms and within the corresponding deadline, and such failure results in the Agent not being able to comply with its obligations or exercise its rights, such Creditor will not be entitled to receive its share of the recoveries, indemnities, or other amounts or compensation received by the Agent for the exercise of the corresponding right.

(m)        Unanimous Decisions of Creditors. The Agent shall not take any of the following actions without the prior unanimous written consent of the Creditors:

(i)	execute the termination of any of the Loan Documents;

(ii)	(a) release all or part of the Mortgage and/or the Pledge; and/or (b) terminate the Security Trust;

(iii)	grant any waiver, extension, grace or waiting period for the performance of the obligations set forth in this Agreement;

(iv)	increase or decrease any interest rate applicable under this Agreement, including the default interest rate as set forth in Clause Five hereof;

(v)	modify the Repayment Schedules included in the Promissory Notes or any terms or deadlines set forth in the Loan Documents;

(vi)	except as provided in Clause Nineteen of this Agreement, perform any act that (a) reduces or increases the Commitment of each Creditor, or (b) causes a Material Adverse Change;

(vii)	authorize a Change of Control of the Borrower Trust and/or the Joint and Several Obligor;

(viii)	use amounts received under the Loan Documents in any way other than as set forth therein;

(ix)	amend this Clause;

(x)	increase or decrease the percentage that represents the Majority of the Creditors;

(xi)	limit or reduce any prohibition of debt of the Borrower and/or the Joint and Several Obligor established in this Agreement;

(xii)	waive or release from any of the terms of any Loan Document; and

(xiii)	authorize the change of the Operator and/or the replacement of the Operator in any of its functions, including under the Operating Agreement.

(n)        Decisions by a Majority of Creditors. The Agent shall take the following actions only with the prior written consent of a Majority of Creditors:

(i)	any decision to be made or consent to be given by it in its capacity as Agent, for and on behalf of the Creditors, other than those set forth in subsection (m) above;

(ii)	reduce or defer the obligations of the Borrower, Joint and Several Obligor, and/or any other party to the Loan Documents to indemnify the Agent or any Creditor, or to pay any Taxes or other obligations that could result in a Lien on any of such party's property;

(iii)	use the proceeds of any indemnification or compensation for expropriation other than as set forth in the Loan Documents;

(iv)	initiate any action against the Borrower, unless such action is urgently required to preserve the rights of the Creditors under the Loan Documents; and

(v)	receive some type of additional guarantee.

(vi)	declare a Cause for Acceleration pursuant to Clause Twelve of this Agreement and in accordance with the following:

In the event that any of the Creditors has (have) decided to declare a Cause for Acceleration, it (they) shall immediately notify the Agent in writing, so that the Agent notifies the remaining Creditors within 3 (three) Business Days following receipt of such notice.

Upon receipt of the notice, the Creditors shall adopt a joint decision on the declaration of the Cause for Acceleration. In any case, such decision must be adopted within a term of 10 (ten) Business Days following receipt of the aforementioned notice and notified to the Agent.

In the event that any of the Creditors does not express the sense of its vote within such term, such party or parties will be deemed to be against the declaration of the Cause for Acceleration; and

Once the Agent calculates whether the Majority of the Creditors agrees with the declaration of the Cause for Acceleration, it shall notify such decision in writing to the Borrower.

(o)         Except as otherwise expressly provided in this Agreement, the Agent will be entitled to (x) grant or withhold approvals under the Loan Documents on behalf of the Creditors; (y) reject, on behalf of the Creditors, any action or refraining on the part of the Borrower, the Joint and Several Obligor, and/or any other party to the Loan Documents; and (z) exercise or refrain from exercising, on behalf of the Creditors, any rights that the Agent or the Creditors may have under this Agreement and the Loan Documents, including the right to:

(i)	receive, review, and process all documents, certificates, opinions, insurance policies, reports, requests, and other materials of any kind and description, submitted by or on behalf of the Borrower and/or the Joint and Several Obligor, and to determine, in accordance with this Agreement, whether or not the Borrower, the Joint and Several Obligor, and/or any other party to the Loan Documents is in compliance with the provisions hereof;

(ii)	receive all payments of principal, interest, commissions, fees, costs, expenses, penalties, insurance proceeds and other amounts paid by or on behalf of the Borrower and/or the Joint and Several Obligor and distribute such funds to the Creditors, on a pro rata basis to their Commitment; provided that the Borrower and the Joint and Several Obligor will have no liability to the Creditors for any distributions made by the Agent;

(iii)	exercise or refrain from exercising all rights, remedies, and privileges granted or available to the Creditors under the Loan Documents, or any opinion, certificate, guaranty, representation, or Insurance policy provided by or on behalf of the Borrower, the Joint and Several Obligor, and/or any other party to the Loan Documents;

(iv)	perform or refrain from performing all other acts necessary to implement and manage the Agreement; and

(v)	perform or refrain from performing all other acts not described above.

The Agent shall deliver to each Creditor copies of any and all amendments, corrections, extensions, restatements, modifications, ratifications, addenda, alterations, or changes to any Loan Documents (including waivers or consents executed or delivered by the Agent) and all joinder agreements thereto, within 5 (five) Business Days after the Agent has executed any such instruments.

NINETEEN. Assignments.

(a)	The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns under this Agreement, provided that the Borrower, the Joint and Several Obligor, BVG, and Murano PV may not assign their rights or delegate their obligations under this Agreement, or any of the Loan Documents, except with the prior written consent of the Creditors.

(b)	Each Creditor is entitled to sell, transfer, assign, or otherwise negotiate, even before the maturity of this Agreement or any Promissory Note, its share of the corresponding Loan (and the rights deriving therefrom according to the Loan Documents), by giving prior written notice to the Borrower and the Agent, of the sale, transfer, or assignment to be made. The foregoing on the understanding that (i) the right of the Creditors set forth in this subsection will only apply if the beneficiary or assignee is a Mexican or foreign financial institution, and provided that such assignment or participation does not result in an increase in costs for the Borrower or an increase in the amounts that the Borrower must pay under this Agreement; and (ii) in the event of a Cause for Acceleration, the Creditors may sell, transfer, assign, or otherwise negotiate, even before the maturity of this Agreement or of any Promissory Note, their portion of the corresponding Loan to any Person and without the obligation to notify the Borrower. Likewise, in the event that any of the Creditors discounts, negotiates, or in any other way transfers, or assigns this Agreement, in the part corresponding to its Commitment, the Borrower hereby expressly waives that the interest referred to in the second paragraph of Article 299 of the LGTOC be delivered or paid to it. The foregoing is expressly agreed by the Joint and Several Obligor.

(c)	The Borrower and the Joint and Several Obligor (and Elías Sacal Cababie in the event that his capacity as guarantor continues in force) agree, at the request of the Agent or the corresponding Creditor, to substitute any Promissory Note issued pursuant to this Agreement, in the event that such Agent or Creditor so requires due to assignments made pursuant to this Clause. The Borrower shall make such substitution, delivering the new Promissory Note to the Agent who shall substitute against delivery of the original Promissory Note to be substituted duly cancelled, on the understanding that the subscription of new Promissory Notes and their delivery to the Agent, shall not imply payment as loan, nor of the Loan, or of its ancillary amounts, nor the assumption of new obligations different from those derived from the Loan and its respective provisions covered by the original Promissory Notes, since the substitution would only be carried out to document the substitution provided in this subsection.

(d)	Such assignments will not constitute any novation of the Loan granted under this Agreement. Upon any such assignment or negotiation, the assignee shall be deemed to be a “Creditor” for purposes of this Agreement and the Loan Documents.

(e)	The expenses and costs of any assignment by the Creditors will be borne by the assigning Creditor or assignee, as agreed between them.

(f)	Any assignee or participant of all or part of the Loan shall execute an assignment and joinder agreement in the form attached hereto as Exhibit “L”, accepting the terms and conditions set forth in this Loan Agreement for the Creditors. A copy of such assignment and joinder agreement must be delivered to the Agent, and the assignments will be subject to the payment of a commission in favor of the Agent by the assignee equal to USD$3,500 (Three thousand five hundred and 00/100 Dollars) in its equivalent in Pesos at the exchange rate of the day of payment.

TWENTY. Information. (a) In order to comply with the provisions of the Law to Regulate Credit Information Companies (Ley para Regular las Sociedades de Información Crediticia), the Borrower hereby authorizes the Agent and the Creditors to make periodic inquiries to credit information companies regarding the Borrower's credit history, and to provide such credit information companies with information about the Borrower.

(b)          The Borrower hereby authorizes the Agent and each of the Creditors to process information relating to this Agreement through its central data processing systems generally used by the Agent's and the Creditors' domestic and international Affiliates, subsidiaries and other Persons providing data processing services to the Agent and each of the Creditors, and authorizes the Agent and each of the Creditors, upon execution of appropriate confidentiality agreements, to grant access to such Affiliates, subsidiaries, and other Persons to such data processing services, and authorizes the Agent and each of the Creditors, upon execution of the corresponding confidentiality agreements, to grant access to such Affiliates, subsidiaries, or Persons, to the information processed in connection with this Agreement. Likewise, the Borrower authorizes the Agent and each of the Creditors to provide, in addition to the persons referred to in Articles 93 and 97 of the Credit Institutions Law, to such Affiliates, subsidiaries, or persons, information about the transaction contemplated in this Agreement, being the Agent and each Creditor responsible for the use of the information by their respective Affiliates, subsidiaries, or such persons, who shall at all times be subject to the provisions of the aforementioned articles of the Credit Institutions Law.

(c)          The Parties agree that all the information will be confidential, therefore none of the Parties may disclose it, in whole or in part, except as established in subsections (a) and (b) above, or by requirement of any competent Governmental Authority, and as provided in the last paragraph of this subsection (c).

“Confidential Information” means any oral, written, graphic, and/or electromagnetic information in any form provided by either Party, including, but not limited to, data, information, technical documents, procedures, trade secrets, patents, formulations, strategies, systems development, technical, financial and business information, lists of current or potential customers or partners, business proposals, investment projects, plans, reports, marketing projects, or any other proprietary information, construction agreements, operating agreements, and any consideration or payments agreed to pursuant to the Project Documents.

The term Confidential Information does not include information that: (1) was available between the Parties on a non-confidential basis; (2) is independently developed or acquired by the Parties without breach of this Agreement or prior to the execution of this Agreement; (3) becomes available on a non-confidential basis from a third party, provided that such third party is not bound by a confidentiality agreement with either Party; (4) is explicitly approved for disclosure to the other Party by written authorization; (5) is generally available to the public unless it is the result of a disclosure between the Parties in violation of this Agreement; and (6) in the case of the Borrower, information that is required to be disclosed to any Governmental Authorities, stock exchanges, or any other third party, whether in their ordinary supervisory or auditing functions. Any disclosure of Confidential Information required of the Agent or any Creditor by the regulatory authorities in Mexico, including, without limitation, the National Banking and Securities Commission, the Ministry of Finance and Public Credit, and the Mexican Central Bank, will not constitute a breach by the Agent, the Borrower, or any Creditor of the obligation referred to in the first paragraph of this subsection (c), and therefore the Agent, the Borrower and any Creditor will not be bound to notify the Borrower in this respect.

TWENTY-ONE. Amount of payments: Taxes and expenses .

(a) Any and all Taxes (including, without limitation, the withholding of any income tax, value added tax, and property tax), contributions, dues, fees, levies, and benefits, of any kind, determined, must be paid by the Borrower, provided that the Creditors will have no obligation and will not be liable for any Taxes.

(b) All payments to be made by the Borrower to the Creditors under this Agreement or under any of the other Loan Documents shall be made free and net of any deduction or withholding, including Taxes, unless the Borrower is legally required to make such deduction or withholding on account of Taxes, in which case, subject as hereinafter provided, the amount payable by the Borrower shall be increased to the extent necessary to ensure that, after making such deduction or withholding, the Creditors receive and retain (free and clear of any liability in respect of the deduction or withholding made by the Borrower), a net amount equal to the amount they would have received and retained if the deduction or withholding had not been, or should not have been, made (“Additional Amounts”); provided, however, that the Additional Amounts payable by the Borrower will in no event exceed those payable in respect of withholdings or deductions of Taxes attributable to interest or fees payable to a foreign financial institution that is (i) a foreigner, (ii) the beneficial owner of the interest or commissions paid or payable, (iii) a resident of a country with which Mexico has a double taxation avoidance treaty in force, and (iv) a Person who furnishes all information regarding a country of tax residence reasonably required by the Borrower (“Applicable Limit”).

Notwithstanding the foregoing, the Borrower expressly acknowledges that, in accordance with the legal provisions in force on the execution date of this Agreement, the amount of interest to be paid by the Borrower to CaixaBank under this Agreement will be subject to a withholding equivalent to 4.9% (four point nine percent) of such amounts, and agrees that, notwithstanding such withholding, CaixaBank shall receive all amounts under this Agreement free, net, and in full, so that CaixaBank shall receive the same amounts that would correspond to it if such withholding did not exist. Additionally, the Applicable Limit shall not affect CaixaBank in the event that the conditions currently applicable to it are modified in the future, and CaixaBank shall in any event receive the amounts due under this Agreement free, net and in full, with the receipt of such Additional Amounts as may be necessary for such purposes; provided that, for purposes of clarity, the Parties hereby acknowledge that such exception will only apply to CaixaBank and that, with respect to any future assignee or participant, the following will apply: in the case of assignments to Persons not resident in Mexico (including any affiliates of the Creditors), the assignment shall not entail a higher cost or greater tax obligations for the Borrower. The foregoing will be deemed complied when, as of the effective date of the assignment, the assignee agrees to apply the content of the double tax treaty with Mexico that was then applicable to the assignor, particularly with respect to the Applicable Limit.

(c) Similarly, if the Creditors are required to make any payment on account of Taxes (excluding Taxes of a personal nature imposed on income, profits, and/or gains which are levied on the Creditors in Mexico or, as applicable, in the jurisdiction where they have their residence for tax purposes, except with respect to amounts purported to have been received under this Agreement or any other Loan Document but not actually received) in connection with any amounts received or to be received under this Agreement or any other Loan Document (including amounts that would or should have been deducted or withheld in accordance with this Clause), the Borrower, upon demand of the Creditors, shall promptly indemnify the Creditors for such payment, and for any interest, penalties, or expenses arising or payable in connection therewith (unless such interest, penalties, or expenses are documented, substantiated and at market price due to circumstances directly and exclusively attributable to the Creditors) in any event up to the Applicable Limit in the case of foreign Creditors. All liabilities or claims, including all kinds of interest, penalties, and surcharges that may arise from the nonpayment or delay in the payment of the Additional Amounts referred to in this Clause, and for the documented, justified, and market price expenses arising or to be paid in connection therewith, will be borne by the Borrower.

(d) All liabilities or claims, including all kinds of interest, penalties, and surcharges that may arise from the nonpayment or delay in the payment of the amounts referred to in this Clause, and for the documented, justified, and market price expenses arising or to be paid in connection therewith, will be borne by the Borrower (unless the payment of such amounts is caused by a circumstance directly and exclusively attributable to the Creditors).

(e) In the event that, subsequent to a payment made by the Borrower under this Clause, the Creditors reasonably determine that they have effectively recovered the amount withheld, deducted, or credited on account that would have motivated such payment, such amount shall correspond to the Borrower and shall be paid by the Creditors with the value of the same day in which its effective recovery takes place, provided that the Creditors conclude that such refund does not imply a detriment of their tax condition.

(f) For purposes of subsection (b) above and in connection with the application of any Tax exemption or reduced tax rate in Mexico, upon request of the Borrower and within 15 (fifteen) Business Days, the Creditors shall provide the Borrower with a valid certificate of tax residency issued by the corresponding tax authorities evidencing that the Creditors have their tax residence in such jurisdiction.

(g) In the event that, pursuant to the Value Added Tax Law, the Borrower must pay such tax on the interest agreed in this Agreement, the Borrower agrees to pay such tax together with the interest accrued hereunder. In this case, the Creditors, through the Agent, shall issue and deliver to the Borrower in a timely manner the respective receipts in the form required by the applicable tax laws.

(h) Tax Payment Letters.

(1)	If at any time the Borrower is required by law to make any deduction or withholding in respect of any amount due under this Agreement or any of the other Loan Documents, including but not limited to the payment of income tax credited pursuant to any income tax double taxation avoidance treaty which may apply (or if thereafter there are any changes in the rates or way in which such deductions or withholdings are to be calculated), the Borrower shall promptly notify the Agent, who shall so notify the Creditors within 2 (two) Business Days thereafter.

(2)	If the Borrower makes any payment under this Agreement or under any of the other Loan Documents in respect of which it is required to make any deduction or withholding, including without limitation the payment of income tax credited pursuant to any applicable double taxation income tax treaty, it shall pay to the tax authority or other authority with jurisdiction the full amount required to be deducted or withheld within the time allowed for such payment under applicable law and the amount payable by the Borrower to the Creditors will be increased to the extent necessary to ensure that, after making such deduction or withholding, the Creditors receive and retain (free from any liability in respect of the deduction or withholding made by the Borrower), a net sum equal to that which it would have received and retained if the deduction or withholding had not been, or should not have been, made, and shall deliver it to the Agent, within 30 (thirty) Days after such payment has been made to the competent authority, the original letter of payment (or a certified copy thereof) issued by such authority evidencing payment to such authority of all sums required to be deducted or withheld in respect of the Creditors' share of such payment.

TWENTY-TWO. Notices. Unless otherwise provided in this Agreement, the notices contemplated herein must be in writing and sent by email, or delivered to each Party to this Agreement at the address set forth below, or to such other address as any Party may designate by written notice given to the other Parties to this Agreement. All notices delivered at the address of the corresponding Party must be effective on the date of delivery thereof, and those sent by email, when the server of the addressee thereof issues an acknowledgement of receipt acknowledging receipt of the corresponding communication or notice. Lastly, notices may also be sent through a notary public under the terms and conditions established by the law applicable to the place where the address of the person to be notified is located. For the purposes related to this Agreement, including any summons or judicial notification, the Parties indicate the following addresses:

The Borrower:

Av. Cordillera de los Andes No. 265, piso 2

Colonia Lomas de Chapultepec, Primera Sección

Alcaldía de Miguel Hidalgo

C. P. 11000, Mexico City, Mexico

Attention: Trust Officer of Trust CIB/3001

Email: instruccionesmexico@cibanco.com

With a copy to: Juan Pablo Baigts Lastiri and Gerardo Ibarrola Samaniego

Email: jbaigts@cibanco.com and gibarrola@cibanco.com

The Joint and Several Obligor:

Attention: Elias Sacal Cababie

Email: elias@bvg.com.mx

Av. Paseo de las Palmas No. 1270,

Colonia Lomas de Chapultepec V Secc.,

Alcaldía: Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico

The Agent (as Agent and Creditor):

Miguel de Cervantes Saavedra 193, piso 15

Colonia Granada

Delegación Miguel Hidalgo

C.P. 11520, Mexico City, Mexico

Attention: Martha Patricia Velázquez Hernández

Email: VELAZQUEZMA@bancosabadell.mx

With a copy to: Gabriel Vázquez Celis / Bruno Gerardo González Terán

Email: VAZQUEZGA@bancosabadell.mx / GONZALEZBR@bancosabadell.mx

Creditor

Banco Nacional de Comercio Exterior, S.N.C., I.B.D.

Periférico Sur 4333

Colonia Jardines de la Montaña, 14210

Delegación Tlalpan

Mexico City, Mexico

Attention: Julio César Román Pedraza and/or Yvette Valenzuela Becerra

Email: jroman@bancomext.gob.mx / yvalenzu@bancomext.gob.mx

Creditor

Caixabank, S.A.

Av. República Argentina, 31 B, 2ª planta

41011, Sevilla, España

Attention: Javier Calvo

Email: soporte.ffee@caixabank.com / seguimiento.contratos.ffee@caixabank.com

BVG:

Av. Paseo de las Palmas No. 1270,

Colonia Lomas de Chapultepec V Secc,

Alcaldía: Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico.

Attention:Marcos Sacal Cohen

Tel.: +52 52-92-01-00 ext.200

Email: marcos@bvg.com.mx

Murano PV:

Av. Paseo de las Palmas No. 1270,

Colonia Lomas de Chapultepec V Secc.,

Alcaldía: Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico.

Attention: Marcos Sacal Cohen

Tel.: +52 52-92-01-00 ext. 100

Email: marcos@bvg.com.mx

Elías Sacal Cababie:

Av. Paseo de las Palmas No. 1270,

Colonia Lomas de Chapultepec V Secc,

Alcaldía: Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico.

Attention: Elias Sacal Cababie

Tel.: +52 52-92-01-00 ext. 100

Email:elias@bvg.com.mx

(b)       As long as a change of address or contact information is not notified in writing, any notices, communications, and other judicial and extrajudicial proceedings made at the addresses and to the contact information indicated, will be fully effective.

TWENTY-THREE. Costs; Expenses. The Borrower shall pay to the Agent and the Creditors any reasonable, documented, independent counsel, legal, or insurance fees and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement, or any other agreement or document entered into pursuant to or in connection with this Agreement.

Additionally, the Borrower shall pay, if any, to the Agent and the Creditors, upon demand by the Agent and the Creditors, any reasonable, documented, independent counsel, legal, or insurance fees and expenses incurred in connection with any amendment to this Agreement or any other agreement or document entered into hereunder, and any costs or expenses, if any, in connection with the management of the Loan and the Borrowings, the performance, or enforcement of this Agreement.

If the Borrower fails to comply with the obligation set forth in this Clause, the Borrower authorizes the Creditors to pay, through the Agent, the amount of such expenses and fees, and reimburse them within 3 (three) Business Days following the date on which the Creditors have paid such amounts. In the event of default with the foregoing, the Borrower shall pay default interest at a rate equal to 25% (twenty-five percent) per annum on the amount not reimbursed to the Creditors. The Creditors shall send to the Borrower, through the Agent, the receipts of the above disbursements.

TWENTY-FOUR. Indemnification. The Borrower agrees to indemnify and hold the Agent and the Creditors harmless from and against any damages or liabilities (including reasonable and documented related costs and expenses) resulting from the breach by the Borrower of its obligations under this Agreement, except to the extent such liabilities are the result of the negligence, bad faith, gross negligence or willful misconduct of any of the Agent or the Creditors.

TWENTY-FIVE. Money Laundering. The Borrower represents under oath that (i) the funds granted to it by reason of the execution of this Agreement will be used for a lawful purpose, and at no time will they be used to carry out or encourage any unlawful activity, and (ii) it is acting in accordance with the purposes of the Borrower Trust and in conformity with the instructions it receives in this respect, i.e., that the benefits derived from this Agreement and from each transaction related to it are not made and will not be made for and on behalf of a third party other than the Borrower receiving the funds of this Agreement.

TWENTY-SIX. Headings. The headings of the clauses and sections in this Agreement are used for convenience purposes only and have no other purpose and will not affect the interpretation of this Agreement.

TWENTY-SEVEN. Exhibits. The Parties agree that the Exhibits and documents that are added to the appendix of this instrument form an integral part of this Agreement as if they had been included herein, and that this Agreement will be interpreted taking into account the content of such Exhibits and the appendix of this instrument.

TWENTY-EIGHT. Counsel; Mutual Negotiation. The Parties hereby state that each of them has been represented by legal counsel of its choice, and that they had the opportunity to participate, and in fact did participate, in the drafting of each Clause of this Agreement. Accordingly, this Agreement is deemed to be the product of negotiation between the Parties and their legal counsel, and will be reasonably and fairly construed in accordance with its terms without favoring either Party.

TWENTY-NINE. Severability. If for any reason one or more of the provisions of this Agreement is declared null and void, in whole or in part, such circumstance will not affect the validity of the other Clauses, which shall remain in force.

THIRTY. Governing Law. This Agreement will be governed by and construed in accordance with the federal laws of Mexico.

THIRTY-ONE. Jurisdiction. For all matters relating to the interpretation and performance of the obligations arising from this Agreement, the Parties expressly submit to the jurisdiction of the federal courts of Mexico City, irrevocably waiving any other venue to which they may be entitled by reason of their current or future address.

THIRTY-TWO. Final Provisions.

(1)    No Provision made by the Creditors shall constitute a waiver of any conditions of the obligation of the Creditors to grant future Borrowings, and, in the event that the Borrower is unable to satisfy any such condition, no such Borrowing will have the effect of preventing the Agent from declaring such inability as a Cause for Acceleration in the future.

(2)    No modification or waiver of any right under this Agreement and no consent to any deviation by the Borrower from its obligations under this Agreement will be effective unless made in writing and signed by the Agent and the Borrower, in which case such modification, consent, or waiver will be effective only with respect to the specific purpose for which it is given.

(3)    No failure or delay on the part of the Agent in exercising any of its rights, powers, or remedies under this Agreement will be deemed a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law.

(4)    This Agreement will not be construed to make the Agent and/or Creditors liable to material suppliers, contractors, specialized workers, employees, and others for goods and services furnished by them on the Project, or for indebtedness to, or claims of, such parties against the Borrower or any contractor or subcontractor, and, it is expressly deemed and agreed that no contractual relationship, either express or implied, exists between the Agent and/or the Creditors and any material suppliers, contractors, specialized workers, employees, and other Persons providing labor, services, or materials.

(5)    In the event of any conflict or inconsistency between the terms of the Promissory Notes, the Collateral Documents, or the Loan Documents and this Agreement, the terms of this Agreement will prevail. Notwithstanding the foregoing, the Parties expressly agree that nothing contained in this Agreement will be construed to limit or restrict the powers and obligations of Borrower's counterparties under the Project Documents, and Borrower's counterparties will be free to exercise and perform such powers and obligations and, the exercise of such powers or the performance of such obligations, if inconsistent with any provision of this Agreement, will not be deemed a Cause for Acceleration hereunder. In the event that the Agent deems any provision of the Project Documents or any authority granted to the counterparties of the Borrower thereunder to be inconsistent with the terms hereof, it shall promptly notify the Borrower and the counterparties of the Borrower in writing of such circumstance in order to determine in good faith and jointly, and always taking into account the best operation of the Project, the course of action to be taken.

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CI Banco, S.A., Institución de Banca Múltiple, Grupo Financiero, acting as trustee of trust CIB/3001 as Borrower.

By:
Name: Itzel Crisóstomo Guzmán
Title: Trust Officer

By:
Name: Juan Pablo Baigts Lastiri
Title: Trust Officer

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.

Operadora Hotelera G.I., S.A. de C.V., as Jointly and Severally Obligor

By:
Name: Elías Sacal Cababie
Title: Attorney-in-Fact

By:
Name: Marcos Sacal Cohen
Title: Attorney-in-Fact

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.

Banco Sabadell, S.A., Institución de Banca Múltiple as Creditor and Agent

By:
Name: Gabriel Vázquez Celis
Title: Attorney-in-Fact

By:
Name: Mauricio Jiménez Moya
Title: Attorney-in-Fact

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.

Banco Nacional De Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, as Creditor.

By:
Name: José Luis Lizárraga Fraga
Title: Attorney-in-Fact

By:
Name: Julio César Román Pedraza
Title: Attorney-in-Fact

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.

Caixabank S.A., as Creditor.

By:
Name: Miguel Torres Ruíz
Title: Attorney-in-Fact

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.

With the appearance, exclusively for the purposes of Clauses Ten and Eleven of the Agreement, of

BVG World, S.A. de C.V.

By:
Name: Marcos Sacal Cohen
Title: Attorney-in-Fact

Murano PV, S.A. de C.V.

By:
Name: Marcos Sacal Cohen
Title: Attorney-in-Fact

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.

With the appearance, exclusively for purposes of Clauses Two Bis, Three, and Nineteen of the Agreement, of

Elías Sacal Cababie

On his own behalf

SIGNATURE PAGE OF THE LOAN AGREEMENT WITH MORTGAGE GUARANTEE DATED OCTOBER 4, 2019 ENTERED INTO BY AND BETWEEN (I) CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, ACTING AS TRUSTEE OF TRUST CIB/3001, DENOMINATED BY THE PARTIES THERETO AS “MURANO 2000 TRUST”, AS BORROWER; (II) OPERADORA HOTELERA G.I., S.A. DE C.V., AS JOINT AND SEVERAL OBLIGOR; (III) BANCO SABADELL, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS CREDITOR, AND ADMINISTRATIVE AND COLLATERAL AGENT; (IV) EACH OF THE CREDITORS LISTED IN EXHIBIT “E”; AND (V) WITH THE APPEARANCE OF BVG WORLD, S.A. DE C.V. AND MURANO PV, S.A. DE C.V. EXCLUSIVELY FOR THE PURPOSES OF THE PROVISIONS OF CLAUSES TEN AND ELEVEN OF THE AGREEMENT AND ELÍAS SACAL CABABIE FOR PURPOSES OF THE PROVISIONS OF CLAUSES TWO BIS, THREE, AND NINETEEN OF THE AGREEMENT.